Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORD CREDIT AUTO RECEIVABLES TWO L.P.
(Originator of the Trust)
(Exact name as specified in its charter)
Primary Standard Industrial Classification Code Number 6189
IRS Employer No. 38-3295857
One American Road, Dearborn, Michigan 48121
(313) 594-7765

R.P. CONRAD, ESQ. Ford Motor Credit Company One American Road, Dearborn, Michigan 48121 (313) 594-7765 (Name and Address of Agent for Service for each of the above named entries)	Copy To: SUSAN M. CURTIS, ESQ. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square, New York, New York 10036-6522 (212) 735-3000

      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

		Proposed
	Amount	Maximum	Proposed Maximum	Amount of
Title of Securities	Being	Offering Price	Aggregate Offering	Registration
Being Registered	Registered	Per Unit (1)	Price (1)	Fee

Class A-1 Asset Backed Notes	$125,000	100%	$125,000	$33.00

Class A-2 Asset Backed Notes	$125,000	100%	$125,000	$33.00

Class A-3 Asset Backed Notes	$125,000	100%	$125,000	$33.00

Class A-4 Asset Backed Notes	$125,000	100%	$125,000	$33.00

Class A-5 Asset Backed Notes	$125,000	100%	$125,000	$33.00

Class B Asset Backed Notes	$125,000	100%	$125,000	$33.00

Class C Asset Backed Certificates	$125,000	100%	$125,000	$33.00

TOTAL	$875,000	$875,000	$875,000	$231.00

(1)	Estimated solely for the purpose of calculating the registration fee.

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus relates to an effective registration statement under the Securities Act of 1933 and is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, dated     , 2000
Preliminary Prospectus Dated     , 2000

U.S.$
Ford Credit Auto Owner Trust 2000-

Ford Credit Auto Receivables Two L.P. Seller	Ford Motor Credit Company Servicer

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page 18 of this prospectus.

These securities are as set backed securities issued by a trust. The securities are not obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

Ford Credit Auto Owner Trust 2000- will issue the following securities:

Final
	Principal		Targeted Final	Scheduled
	Amount	Interest Rate	Distribution Date	Distribution Date

Class A-1 Notes	U.S.$	one-month LIBOR
plus %

Class A-2 Notes	U.S.$	one-month LIBOR
plus %

Class A-3 Notes	U.S.$	one-month LIBOR
plus %

Class A-4 Notes	U.S.$	one-month LIBOR
plus %

Class A-5 Notes	U.S.$	one-month LIBOR
plus %

Variable Pay	N/A	one-month LIBOR	N/A
Term Notes		plus a spread not to
exceed %

Class B Notes	U.S.$	%	N/A

Class C
Certificates	U.S.$	%	N/A

Class D
Certificates	U.S.$	%	N/A

•	The Variable Pay Term Notes and the Class D Certificates are not being offered hereby.

•	The Variable Pay Term Notes may be issued, provided conditions specified herein are satisfied, on the targeted scheduled distribution date for each subclass of Class A Notes in a principal amount generally equal to the amount required to pay such subclass of Class A Notes in full.

•	The interest rate of each Variable Pay Term Note will equal one-month LIBOR plus a spread that shall note exceed %.

•	The Class D Certificates will initially be retained by the seller.

•	The trust will pay interest on the securities on the 15th day of each month (or if the 15th is not a business day, the next business day). The first payment date on which interest will be paid will be , 2000.

•	The trust expects to pay principal on each subclass of Class A Notes on its targeted scheduled distribution date subject to the provisions described in this prospectus. No principal will be paid during an initial 24 month revolving period unless an early amortization event occurs and the revolving period terminates early. Principal payments on the Class B Notes will be paid after the Class A Notes and the Variable Pay Term Notes have been paid in full, and principal payments on the Class C Certificates will be paid after the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full.

The underwriters are offering the following securities by this prospectus:

	Initial Public	Underwriting	Proceeds
	Offering Price	Discount	to the Seller

Per Class A-1 Note	%	%	%

Per Class A-2 Note	%	%	%

Per Class A-3 Note	%	%	%

Per Class A-4 Note	%	%	%

Per Class A-5 Note	%	%	%

Per Class B Note	%	%	%

Per Class C Certificate	%	%	%

Total	U.S.$	U.S.$	U.S.$

•	The price to the public and the proceeds to the issuer will also include interest accrued on the offered securities, if any, from , 2000.

•	Some of the proceeds to the issuer will be used to reimburse expenses payable by the seller estimated to be U.S.$ .

      Application will be made to list the Class A Notes and Class B Notes on the Luxembourg Stock Exchange. There can be no assurance that such listing will be obtained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

[____________________]

[____________________]

[____________________]

The date of this prospectus is     , 2000

WHERE TO FIND INFORMATION IN THIS DOCUMENT
SUMMARY OF TERMS OF THE SECURITIES
Investor Restrictions
STRUCTURAL SUMMARY
RISK FACTORS
THE TRUST
Limited Purpose and Limited Assets
Capitalization of the Trust
The Owner Trustee and the Delaware Trustee
THE SELLER AND THE GENERAL PARTNER
FORD MOTOR CREDIT COMPANY
PRIMUS
THE RECEIVABLES POOL
General Information Concerning the Receivables
Criteria Applicable to Selection of the Initial Receivables
Characteristics of the Initial Receivables
Criteria Applicable to Selection of Additional Receivables
Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES OR CERTIFICATES
Notes
Certificates
The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and Certificates
MATURITY AND PREPAYMENT CONSIDERATIONS
DESCRIPTION OF THE NOTES
Form of Registration
The Revolving Period
Payments of Interest on Class A Notes and Variable Pay Term Notes
Payments of Principal of Class A Notes and Variable Pay Term Notes
Interest Rate Swap
Payments of Interest on Class B Notes
Payments of Principal of Class B Notes
Events of Default
Optional Redemption
DESCRIPTION OF THE CERTIFICATES
Distributions of Interest Income on Class C Certificates
Distributions of Principal Payments on Class C Certificates
Optional Redemption
DISTRIBUTIONS ON THE SECURITIES
Distributions
Application of Funds to Maintain Overcollateralization
Optional Redemption
Accumulation Account
VPTN Proceeds Account
Reserve Account
Reports to Securityholders
Certain Covenants of the Trust Under the Indenture
The Indenture Trustee
SALE AND SERVICING OF RECEIVABLES
Sale and Assignment of Receivables
Accounts Established by the Servicer
Servicing of Receivables
Other Provisions of the Receivables Transfer and Servicing Agreements
The Administration Agreement
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
Security Interests in Vehicles
Repossession
Notice of Sale; Cure Rights
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Other Limitations
Transfers of Vehicles
FEDERAL INCOME TAX MATTERS
Scope of the Tax Opinions
Tax Characterization of the Trust
Tax Consequences to Holders of the Class A Notes and Class B Notes
Tax Consequences to Holders of Class C Certificates
Certain U.S. Federal Income Tax Documentation Requirements
STATE TAX MATTERS
Michigan Tax Consequences
Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes
Michigan Tax Consequences With Respect to the Class C Certificates
ERISA CONSIDERATIONS
The Class A and B Notes
The Class C Certificates
Special Considerations Applicable to Insurance Company General Accounts
UNDERWRITING
Settlement
LISTING AND GENERAL INFORMATION
Luxembourg Listing
LEGAL OPINIONS
GLOSSARY OF TERMS FOR THE PROSPECTUS
ANNEX I
FORM OF INVESTMENT LETTER — CLASS C CERTIFICATES

WHERE TO FIND INFORMATION IN

THIS DOCUMENT	iv

SUMMARY OF TERMS OF THE SECURITIES	1

STRUCTURAL SUMMARY	7

RISK FACTORS	18

THE TRUST	36

Limited Purpose and Limited Assets	36

Capitalization of the Trust	36

The Owner Trustee and the Delaware Trustee	37

THE SELLER AND THE GENERAL

PARTNER	37

FORD MOTOR CREDIT COMPANY	37

PRIMUS	38

THE RECEIVABLES POOL	38

General Information Concerning the Receivables	39

Criteria Applicable to Selection of the Initial Receivables	41

Characteristics of the Initial Receivables	42

Criteria Applicable to Selection of Additional Receivables	46

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios	47

HOW YOU CAN COMPUTE YOUR PORTION

OF THE AMOUNT OUTSTANDING ON THE

NOTES OR CERTIFICATES	48

Notes	48

Certificates	48

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and Certificates	48

MATURITY AND PREPAYMENT

CONSIDERATIONS	49

DESCRIPTION OF THE NOTES	52

Form of Registration	52

The Revolving Period	55

Payments of Interest on Class A

Notes and Variable Pay Term Notes	56

Payments of Principal of Class A

Notes and Variable Pay Term Notes	58

Variable Pay Term Notes	60

Interest Rate Swap	61

Payments of Interest on Class B Notes	62

Payments of Principal of Class B Notes	63

Events of Default	64

Optional Redemption	67

DESCRIPTION OF THE CERTIFICATES	67

Distributions of Interest Income on Class C Certificates	68

Distributions of Principal Payments on Class C Certificates	69

Optional Redemption	69

DISTRIBUTIONS ON THE SECURITIES	69

Distributions	70

Application of Funds to Maintain Overcollateralization	78

Optional Redemption	79

Accumulation Account	80

VPTN Proceeds Account	80

Reserve Account	80

Reports to Securityholders	82

Certain Covenants of the Trust Under the Indenture	84

The Indenture Trustee	85

SALE AND SERVICING OF RECEIVABLES	85

Sale and Assignment of Receivables	85

Accounts Established by the Servicer	86

Servicing of Receivables	87

Other Provisions of the Receivables Transfer and Servicing Agreements	92

The Administration Agreement	92

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	93

Security Interests in Vehicles	93

Repossession	95

Notice of Sale; Cure Rights	95

Deficiency Judgments and Excess Proceeds	95

Consumer Protection Laws	96

Other Limitations	97

i

Transfers of Vehicles	97

FEDERAL INCOME TAX MATTERS	97

Scope of the Tax Opinions	99

Tax Characterization of the Trust	99

Tax Consequences to Holders of the Class A Notes and Class B Notes	100

Tax Consequences to Holders of Class C Certificates	105

Certain U.S. Federal Income Tax Documentation Requirements	111

STATE TAX MATTERS	112

Michigan Tax Consequences	113

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes	113

Michigan Tax Consequences With Respect to the Class C Certificates	113

ERISA CONSIDERATIONS	114

The Class A and B Notes	114

The Class C Certificates	114

Special Considerations Applicable to Insurance Company General Accounts	115

UNDERWRITING	116

Settlement	118

LISTING AND GENERAL INFORMATION	118

Luxembourg Listing	118

LEGAL OPINIONS	120

GLOSSARY OF TERMS FOR THE

PROSPECTUS	121

ANNEX I	140

FORM OF INVESTMENT

LETTER — CLASS C

CERTIFICATES	140

ii

WHERE TO FIND INFORMATION IN THIS DOCUMENT

This prospectus provides information about the trust, Ford Credit Auto Owner Trust 2000- , including terms and conditions that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained herein. You should rely only on information on the notes and certificates provided herein. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information herein as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each class of securities

•	Structural Summary — gives a brief introduction to the key structural features of the trust

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities

Cross references are contained in the introductory sections which will direct you elsewhere in this prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

All references to “U.S.$”, “$”, “U.S. dollars” and “dollars” are to United States dollars.

iii

SUMMARY OF TERMS OF THE SECURITIES

The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read this prospectus in its entirety.

Issuer

Ford Credit Auto Owner Trust 2000- , a Delaware business trust, will purchase from Ford Credit receivables consisting of motor vehicle retail installment sale contracts (1) on the closing date, with proceeds from the issuance and sale of the securities and (2) during the revolving period, from amounts otherwise allocable to payments of principal on the securities. Ford Motor Credit Company acquired the receivables directly, or indirectly through PRIMUS. Ford Credit will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Offered Securities

The following securities are being offered by this prospectus:

Aggregate
Principal
Class	Amount	Interest Rate

A-1 Notes	$	one month

LIBOR + %

A-2 Notes	$	one month

LIBOR + %

A-3 Notes	$	one month

LIBOR + %

A-4 Notes	$	one month

LIBOR + %

A-5 Notes	$	one month

LIBOR + %

B Notes	$	• %

C Certificates	$	• %

Other Securities

On the closing date, the trust is also issuing Class D Certificates in an aggregate principal amount of $ . The trust expects to issue Variable Pay Term Notes, which are described be low, on the targeted scheduled distribution date for each subclass of the Class A Notes. If issued, the proceeds from the Variable Pay Term Notes will be applied to principal payments on the subclass or subclasses of Class A Notes targeted for payment on that date. The Class D Certificates will initially be retained by the seller. The Class D Certificates and the Variable Pay Term Notes are not being offered by this prospectus.

The Class A Notes, the Class B Notes and the Variable Pay Term Notes are collectively referred to as the “notes” herein and the Class C Certificates and the Class D Certificates are collectively referred to as the “certificates”. The notes and the certificates are together referred to as the “securities”.

Trustees

Notes	The indenture trustee for the notes will be The Chase Manhattan Bank, a New York corporation.

Certificates	The trustees for the certificates will be The Bank of New York, a New York banking corporation, as owner trustee, and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee.

Closing Date

The trust expects to issue the Class A Notes, the Class B Notes, the Class C Certificates and the Class D Certificates on     , 2000.

Interest and Principal Distribution Dates

The trust will pay interest and, after the revolving period, principal on the securities on the 15th day of each month (or if the 15th day is not a business day, on the next business day). These payment dates are referred to as “distribution dates” herein.

First Scheduled Distribution Date

The first scheduled distribution date will be     , 2000.

Record Dates

On each distribution date, the trust will pay interest and principal, as applicable, to the holders of the securities as of the related record date. The record date for the securities will be as follows:

Notes	The day immediately preceding the distribution date.

Certificates	The last day of the month immediately preceding the month of the distribution date.

Targeted Scheduled Distribution Dates

The targeted scheduled distribution date for each subclass of Class A Notes is listed on the cover page hereof, or if such day is not a business day, the next succeeding business day. The trust expects that no payments of principal will be made on any subclass of Class A Notes until its targeted scheduled distribution date. The trust expects that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date from the proceeds of issuance of a Variable Pay Term Note and other funds available. Failure to pay a subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default under the indenture and in such event such subclass will receive monthly allocations of principal until paid in full.

Final Scheduled Distribution Dates

The final scheduled distribution date of each class and subclass of notes and certificates is listed on the cover page hereof, or if such day is not a business day, the next succeeding business day. The trust is required to pay the outstanding principal amount of each class of notes and certificates, to the extent not previously paid, in full on its final scheduled distribution date.

Interest Rates

•	The trust will pay interest on each class and subclass of securities at the rates specified on the cover of this prospectus.

•	The interest rates on the Variable Pay Term Notes to be issued on targeted scheduled distribution dates will be determined at the time of issuance, but will not exceed one-month LIBOR plus %

•	The Class A Notes and the Variable Pay Term Notes will accrue interest on an “actual/360” basis from distribution date to distribution date. This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on the Class A Notes and the Variable Pay Term Notes on each distribution date will be the product of:

1.	the outstanding principal balance;

2.	the interest rate; and

3.	the actual number of days since the previous distribution date divided by 360 (except for the first distribution date, which shall be days divided by 360).

•	The Class B Notes and the Class C Certificates will accrue interest on a “30/360” basis from the 15th day of the previous month to the 15th day of the current month. This means that, if there are no outstanding short-falls in the payment of interest, the interest due on each distribution date will be the product of:

1.	the outstanding principal balance;

2.	the interest rate; and

3.	30 divided by 360 (except for the first distribution date, which shall be days divided by 360).

For a more detailed description of the payment of interest, you should refer to “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes”, “ — Payments of Interest on Class B Notes” and “Description of the Certificates — Distributions of Interest Income on Class C Certificates”.

Revolving Period

No principal payments will be made on the notes or the certificates during the revolving period consisting of the first twenty-four collection periods unless the revolving period terminates earlier due to the occurrence of an early amortization event. During this revolving period, funds otherwise available to pay principal on the securities will be used to purchase additional receivables from the seller. For further discussion of the revolving period, see “Description of the Notes — Revolving Period”.

Sequential Principal Payments After the Revolving Period

After the revolving period, so long as no subclass of Class A Notes has reached or passed its targeted scheduled distribution date and has not been paid in full, the trust will allocate all payments of principal to the Variable Pay Term Notes until the earlier of payment in full and the next targeted scheduled distribution date. As a result, the trust will pay principal sequentially to the Variable Pay Term Notes until paid in full and then sequentially to the Class B Notes, Class C Certificates and Class D Certificates until each such class is paid in full.

The trust expects to issue a Variable Pay Term Note on each targeted scheduled distribution date in an amount sufficient to pay the related subclass of Class A Notes in full. If this occurs, the trust will pay principal sequentially to the Variable Pay Term Notes until paid in full and then sequentially to the Class B Notes, Class C Certificates and Class D Certificates until each such class is paid in full.

For a more detailed description of the payment of principal, you should refer to “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” and to “Distributions on the Securities — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates”.

Optional Redemption

The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the last day of the revolving period. The price will be equal to the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at the time this redemption option becomes available to the servicer only the certificates, the Class B Notes and either Variable Pay Term Notes or the Class A-5 Notes will be outstanding.

For further discussion of optional redemption, you should refer to “Description of the Notes — Optional Redemption” and “Description of the Certificates — Optional Prepayment” .

Ratings

It is a condition to the issuance of the securities on the closing date that:

•	the Class A Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

•	the Class B Notes be rated “A” or its equivalent by at least two nationally recognized rating agencies;

•	the Class C Certificates be rated “BBB” or its equivalent by at least two nationally recognized rating agencies; and

•	the Variable Pay Term Note issued on the closing date be rated “AAA” by S&P and “Aaa” by Moody’s.

It is a condition to the issuance of any Variable Pay Term Note that such Variable Pay Term Note also be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

A rating is not a recommendation to purchase, hold or sell the Class A Notes, Class B Notes or Class C Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Notes, Class B Notes and Class C Certificates address the likelihood of the payment of principal and interest on such securities according to their terms. A rating agency rating the Class A Notes, Class B Notes or Class C Certificates may lower or withdraw its rating in the future, in its discretion.

Minimum Denominations

Class A Notes and Class B Notes	$1,000 and integral multiples thereof.

Class C Certificates	$20,000 and integral multiples of $1,000 in excess thereof.

Registration, Clearance and Settlement

Class A Notes and Class B Notes	DTC/Clearstream/ Euroclear

Class C Certificates	Issued in fully registered, certificated form

Tax Status

Based on assumptions generally described in “Material Federal Income Tax Matters,” for federal income tax purposes:

•	the Class A Notes will be characterized as debt;

•	the Class B Notes should be treated as debt, although the issue is not free from doubt; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Based on assumptions generally described in “Material State Income Tax Matters,” for Michigan state tax purposes:

•	the Class A Notes will be characterized as debt;

•	the Class B Notes should be treated as debt, although the issue is not free from doubt; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

Offered Notes	If you purchase the Class A Notes or Class B Notes, you

agree by your purchase that you will treat such notes as indebtedness.

Class C Certificates	If you purchase the Class C Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.

Investor Restrictions

The Class C Certificates may not be purchased by persons who are not U.S. persons.

If you are considering purchasing the Class C Certificates, you should refer to “Federal Income Tax Matters — Tax Consequences to Holders of Class C Certificates”.

ERISA Considerations

Class A Notes and Class B Notes	The Class A Notes and Class B Notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations — The Notes”.

Class C Certificates	The Class C Certificates may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class C Certificates subject to the considerations discussed under “ERISA Considerations — The Class C Certificates” herein.

Required Representations from Purchasers
of the Class C Certificates

To purchase Class C Certificates, you (and any one to whom you assign or sell the Class C Certificates) must:

(1)	represent and certify under penalties of perjury that you are a United States person; and

(2)	represent and certify that you

(a)	are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing Class C Certificates on behalf of such a plan or arrangement; or

(b)	are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the Class C Certificates will have to sign in Annex I to this prospectus.

Investor Information — Mailing Address, Telephone Number and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two L.P. is One American Road, Dearborn, Michigan 48126, attention of the Secretary. The servicer’s telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP, ISIN Numbers and Common Codes

Class A-1 Notes:

Class A-2 Notes:

Class A-3 Notes:

Class A-4 Notes:

Class A-5 Notes:

Class B Notes:

Class C Certificates:

Listing and Trading

Application will be made to list the Class A Notes and the Class B Notes on the Luxembourg Stock Exchange, but there is no assurance that this listing will be obtained. See “Listing and General Information.” There is currently no market for any of the notes or certificates, and there can be no assurance that such a market will develop. See “Risk Factors — The absence of a secondary market could limit your ability to resell your Notes or Certificates.”

STRUCTURAL SUMMARY

This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read this prospectus in its entirety.

Transfer of Receivables and Application of Proceeds

On the closing date, Ford Credit Auto Receivables Two L.P., the seller, will purchase certain eligible motor vehicle retail installment sale contracts originated by Ford Credit and PRIMUS with an aggregate principal balance of $     as of the opening of business on     , 2000, which constitute the initial receivables, and then will immediately sell the receivables to Ford Credit Auto Owner Trust 2000-         . On each distribution date during the revolving period, the seller will purchase from Ford Credit additional receivables meeting the eligibility criteria and sell them to the trust. The initial receivables and the additional receivables are referred to herein from time to time as the “receivables.”

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by the dealers that originated the receivables;

•	other rights under documents relating to the receivables; and

•	rights under an interest rate swap.

Composition of the Initial Receivables

The composition of the initial receivables as of , 2000 is as follows:

•	Aggregate Principal
	Balance	$

•	Number of Receivables

•	Average Principal Balance	$
	(Range)	$

•	Average Original Amount

	Financed	$
	(Range)	$

•	Weighted Average APR	%
	(Range)	%to%

•	Weighted Average Original Term	months
	(Range)	months to months

•	Weighted Average Remaining Term	months
	(Range)	month to months

•	The initial receivables will include receivables with APRs below the interest rates on the securities. It is expected that additional receivables purchased by the trust during the revolving period will also include receivables with APRs below the interest rates on the securities.

Servicer of the Receivables

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each distribution date equal to 1/12 of 1.00% of the principal balance of the receivables at the beginning of the related collection period. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses col-

lected during the related collection period and , except for investment earnings on amounts deposited into the accumulation account, any reinvestment earnings on any payments received on the receivables.

Issuance of Variable Pay Term Notes

•	On each targeted scheduled distribution date, the trust will issue and sell Variable Pay Term Notes if all of the conditions to issuance are met and a purchaser agrees to purchase such Variable Pay Term Notes.

•	Ford Credit, as the administrator of the trust, will use reasonable efforts to locate a purchaser for each Variable Pay Term Note if all the conditions to issuance have been met.

•	FCAR Owner Trust, a commercial paper conduit administered by Ford Credit, may purchase any Variable Pay Term Note issued by the trust; however, neither FCAR Owner Trust, Ford Credit nor any other person is obligated to purchase a Variable Pay Term Note.

•	The conditions to issuance will include, among other things, that the interest rate swap with a notional amount equal to the aggregate amount of the Class A Notes outstanding and the Variable Pay Term Notes be in effect, the interest rate on the Variable Pay Term Note not exceed one-month LIBOR plus %, the Variable Pay Term Note be issued at par, no event of default or event of servicing termination shall have occurred and be continuing and the Variable Pay Term Note be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

•	The trust will use the proceeds from the issuance of Variable Pay Term Notes on targeted scheduled distribution dates, along with other amounts, if any, described herein, to pay in full, if such amounts are sufficient, the principal balance of each subclass of Class A Notes on its targeted scheduled distribution date.

•	So long as no subclass of Class A Notes has reached or passed its targeted scheduled distribution date and has not been paid in full, on each distribution date after a targeted scheduled distribution date, all amounts received which are allocable to principal on the securities will be paid to the outstanding Variable Pay Term Notes in reduction of principal until the earlier of the next succeeding targeted scheduled distribution date or the date such Variable Pay Term Notes are paid in full.

•	If, at any time, more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before principal is paid to any later issued Variable Pay Term Note.

For further discussion of the Variable Pay Term Notes, see “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes,” “— Payments of Principal of Class A Notes and Variable Pay Term Notes” and “— Variable Pay Term Notes”.

Interest Rate Swap

•	On the closing date, the trust will enter into an interest rate swap with as the swap counterparty which will have a notional amount equal to the principal amount of the Class A Notes on the closing date. The notional amount will decrease by any principal payments on the Class A Notes not made with the proceeds of issuance a Variable Pay Term Note and by principal payments on the Variable Pay Term Notes.

•	Under the interest rate swap, on each distribution date, the trust will be obligated to pay to the swap counterparty a fixed monthly payment on a notional amount equal to the aggregate outstanding balance of the Class A Notes and Variable Pay Term Notes, and the swap counterparty will be obligated to pay floating rate monthly payments to the trust on the same notional amount.

•	The net amount owed by the trust to the swap counterparty on a distribution date, if any, is the “swap payment,” and the net amount owed by the swap counterparty to the trust, if any, is the “swap receipt.”

•	The obligations of the trust under the interest rate swap agreement are secured under the indenture and the obligations of the swap counterparty are unsecured.

•	In the event that the swap counterparty’s long-term senior unsecured debt ceases to be rated at a level acceptable to S&P, Moody’s and Fitch, the swap counterparty will be obligated to post collateral or establish other arrangements satisfactory to the rating agencies to secure its obligations under the interest rate swap agreement or arrange for an eligible substitute swap counterparty satisfactory to the trust.

For further discussion of the interest rate swap, see “Description of the Notes — Interest Rate Swap”.

The Revolving Period

During the revolving period — scheduled to be the first twenty-four collection periods — after payment of the servicing fee, the swap payment, if any, and interest on the notes and certificates, generally, amounts otherwise allocable to principal payments on the securities will be used to purchase additional receivables provided that no early amortization event occurs. Consequently, during the revolving period no principal will be payable on the notes and certificates.

Upon the occurrence of an early amortization event, the revolving period will be terminated and the trust will be prohibited from purchasing any additional receivables. Generally, an early amortization event will occur upon the occurrence of any of the following: (i) the average delinquency ratio exceeds   %, (ii) the average realized loss ratio exceeds   %, (iii) the amount on deposit in the reserve account is less than the specified reserve account balance for consecutive months, (iv) amounts in the accumulation account exceeds   % of the outstanding principal balance of the receivables, (v) an event of servicing termination or (vi) an event of default under the indenture. Upon termination of the revolving period, the amortization period will begin and amounts received by the trust allocable to principal will be applied to the payment of principal of the notes and certificates as further described herein.

During the revolving period, each pool of additional receivables purchased on a distribution date will be required to have substantially similar characteristics as the pool of receivables purchased on the closing date, including a similar distribution of APRs and remaining terms to maturity, unless the rating agencies confirm that the purchase of a pool with characteristics that are not substantially similar will not result in a reduction, suspension or withdrawal of their then-current ratings on the notes or certificates. The trust will purchase the additional receivables at a price of   % of par, which is the same discount to par applied as the purchase price of the initial receivables purchased on the closing date.

Principal Payments on Class A Notes and Variable Pay Term Notes

During the amortization period, the Class A Notes and the Variable Pay Term Notes will be entitled to receive principal payments as described below.

Expected Payment of Principal of Class A Notes on
Targeted Scheduled Distribution Dates

•	In general, the trust will make no payments of principal on any subclass of Class A Notes until its targeted scheduled distribution date.

•	It is expected that on each targeted scheduled distribution date, if the trust is able to issue a Variable Pay Term Note, starting with the targeted scheduled distribution date for the Class A-1 Notes, the related subclass of Class A Notes will be paid its outstanding principal balance in full. Such payments will be made from the proceeds of issuance of a Variable Pay Term Note, from amounts on deposit in the principal distribution account allocable to the Class A Notes and from amounts on deposit in the accumulation account, if any.

•	If a subclass of Class A Notes is not paid in full on its targeted scheduled distribution date, on such distribution date and each distribution date thereafter until the next targeted scheduled distribution date or until such subclass of Class A Notes has been paid in full, amounts on deposit in the principal distribution account will be allocated between any outstanding Variable Pay Term Notes and such subclass of Class A Notes, pro rata, based on the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding.

•	If on any distribution date after a targeted scheduled distribution date on which a subclass of Class A Notes is not paid in full, the trust can successfully issue a Variable Pay Term Note, such Variable Pay Term Note will be issued in an amount generally equal to the amount required to pay in full the subclass or subclasses of outstanding Class A Notes which have reached or passed their targeted scheduled distribution dates. On each distribution date thereafter until the next targeted scheduled distribution date, amounts available to make principal payments will be applied sequentially to payments of principal on the outstanding Variable Pay Term Notes.

•	Failure to pay any subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default. Failure to pay any subclass of Class A Notes in full on its final scheduled distribution date will constitute an event of default.

For further discussion of payment of principal on the Class A Notes, see “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes”.

Principal of Class A Notes and Variable Pay
Term Notes Will be Paid Sequentially

•	All of the subclasses of Class A Notes will be paid sequentially, so that no principal payments will be made on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. Similarly, all of the Variable Pay Term Notes will be paid sequentially, so that no principal payments will be paid on any Variable Pay Term Note until the principal of all Variable Pay Term Notes issued on an earlier date have been paid in full.

Accumulation Account

•	On behalf of the trust, the servicer will use principal collections that are received during each collection period during the revolving period to purchase additional receivables on the related distribution date. Principal collections that are not used to purchase additional receivables will be deposited in the accumulation account. During the revolving period, up to % of the princi-

pal balance of the pool (calculated as if all amounts were invested in receivables and not including any reinvestment income) may be held in the accumulation account without triggering an early amortization event.

•	If, on any distribution date after the revolving period, all previously issued Variable Pay Term Notes are or have been paid in full and Class A Notes are outstanding but none of the outstanding Class A Notes have reached their targeted scheduled distribution dates, amounts allocable to payment of principal will be deposited in the accumulation account.

•	No funds will be deposited in the accumulation account (1) on any distribution date after the notes have been accelerated following the occurrence of an event of default, unless the event of default has been cured or waived, (2) on any distribution date after the Class A Notes and Variable Pay Term Notes have been paid in full, (3) on any distribution date on which any variable pay term note are outstanding or (4) on any distribution date on which principal is payable on any subclass or subclasses of Class A Notes.

•	Amounts deposited in the accumulation account generally will be distributed on the next targeted scheduled distribution date to pay principal of the related subclass of Class A Notes.

•	Amounts on deposit in the accumulation account will be invested in permitted investments.

Principal Payments on the Class B Notes

The Class B Notes will be entitled to receive principal payments on each distribution date only after all of the Class A Notes and Variable Pay Term Notes have been paid in full.

For a further discussion of payment of principal on the Class B Notes, see “Description of the Notes — Payments of Principal of Class B Notes”.

Principal Payments on the Class C Certificates

The Class C Certificates will be entitled to receive principal payments on each distribution date only after all of the Class A Notes, Variable Pay Term Notes and Class B Notes have been paid in full.

For a further discussion of payment of principal on the Class C Certificates, see “Description of the Certificates — Distributions of Principal Payments on Class C Certificates”.

Priority of Distributions

Distributions from the Collection Account, the Reserve Account and the Payahead Account; Swap Payments

From collections on the receivables during the prior collection period, amounts withdrawn from the reserve account and payahead account, any swap receipt and any swap termination payment paid by the swap counterparty, unless certain events of default have occurred which will result in a change in the priority of distributions as further described herein, the trust will pay the following amounts on each distribution date in the following order of priority, after reimbursement of any advances made in prior months by the servicer for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Swap Payment — any swap payment payable to the swap counterparty;

(3)	Class A Note and Variable Pay Term Note Interest and Swap Termination Pay-

ments — interest due on the Class A Notes, interest due on the Variable Pay Term Notes and any swap termination payment owed by the trust to the swap counterparty pro rata based on the principal balance of the Class A Notes, the principal balance of the Variable Pay Term Notes and the amount of any swap termination payment, with any amounts allocable to the Class A Notes or Variable Pay Term Notes which are not needed to pay interest due on such notes applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4)	First Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes and Variable Pay Term Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount;

(5)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(6)	Second Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes, Variable Pay Term Notes and Class B Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (4) above;

(7)	Class C Certificate Interest — interest due on the Class C Certificates to the holders of the Class C Certificates;

(8)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;

(9)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to reinstate the specified reserve account balance (calculated after giving effect to all amounts, including amounts pursuant to clause (10) below, deposited to the principal distribution account and then transferred to the accumulation account on such date);

(10)	Regular Principal Distribution Amount — to the principal distribution account, an amount equal to the excess of (x) the sum of the aggregate principal balances of the notes and certificates less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the sum of (A) the specified overcollateralization amount, and (B) the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clauses (4) and (6) above; and

(11)	any amounts remaining after the above distributions shall be paid to the seller.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Distributions on the Securities — Distributions”.

Priority in Which Principal Payments Are
Made on the Notes and Certificates

During the revolving period, the indenture trustee will pay to the seller, on each distribution date, amounts on deposit in the principal distribution account in consideration for the additional receivables sold to the trust. Amounts which are not so used on any distribution date will be deposited into the accumulation account until the next distribution date.

During the amortization period, on each distribution date, from amounts on deposit in the principal distribution account, and, with respect to the Class A Notes on a targeted scheduled distribution date, from amounts on deposit in the VPTN proceeds account and in the accumulation account, the indenture trustee will make payments to the holders of the notes and certificates in the following order of priority:

(1)	to the Class A Notes and Variable Pay Term Notes as follows:

•	if the distribution date is a targeted scheduled distribution date, then

— first, from amounts on deposit in the principal distribution account, to the Class A Notes and any Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding, with payments allocable to the Class A Notes applied to the subclass or subclasses of Class A Notes which have reached or passed their targeted scheduled distribution date until paid in full;

— second, from amounts in the accumulation account, if any, to such subclass of Class A Notes which has reached its targeted scheduled distribution date until paid in full;

— third, from amounts on deposit in the VPTN proceeds account, to such subclass or subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates until paid in full; and

— fourth, from any remaining amounts on deposit in the principal distribution account, to the Variable Pay Term Notes until paid in full and then any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding which have not reached or passed their targeted scheduled distribution date;

•	if such distribution date is not a targeted scheduled distribution date and the trust has paid in full each subclass of Class A Notes which has reached or passed its scheduled distribution date, then

— first, from amounts on deposit in the principal distribution account, to the Variable Pay Term Notes, if any, until paid in full; and

— second, any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if the distribution date is not a targeted scheduled distribution date and the trust has failed to pay in full each subclass of Class A Notes which has reached or passed its targeted scheduled distribution date, then

— from amounts on deposit in the principal distribution account, to the Class A Notes and the Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding until the Class A Notes and the Variable Pay Term Notes are paid in full;

(2) to the Class B Notes until they are paid in full;

(3) to the Class C Certificates until they are paid in full;

(4) to the Class D Certificates until they are paid in full; and

(5) to the seller, any funds remaining.

All of the subclasses of Class A Notes will be paid sequentially, so that no principal payments will be paid on any subclass of Class A Notes until all sub classes of Class A Notes with a lower numerical designation have been paid in full. If, at any time, more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before principal is paid to any later issued Variable Pay Term Note.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Distributions on the Securities — Distributions”.

Change of Priority of Distributions Upon Certain Events of Default and Insolvency Events

Following the occurrence of one of the events of default listed below:

•	a default in the payment of principal which has resulted in an acceleration of the notes;

•	a default for five days or more in the payment of interest on a class or subclass of notes which has resulted in an acceleration of the notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes;

the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes and any swap termination payments owed by the trust to the swap counterparty, no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes and no distributions of principal or interest on the Class D Certificates until payment in full of principal and interest on the Class C Certificates.

Following the occurrence of any other event of default which has resulted in an acceleration of the notes, no change will be made in the priority of payment of interest on the notes on each distribution date until a liquidation, if any, of the property of the trust. However, the trust will pay the notes in full and any swap termination payments owed by the trust to the swap counterparty before paying any principal or interest on the certificates upon a liquidation.

For a more detailed description of events of default and rights of investors in such circumstances, you should refer to “Description of the Certificates — Distributions of Interest Income on Class C Certificates — Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes” and “Description of the Notes — The Indenture”.

Credit Enhancement

Credit enhancement for the notes and certificates will be provided by

•	the reserve account,

•	overcollateralization and

•	the subordinated class or classes of notes and certificates (the Class D Certificates will not have the benefit of any subordinated class of securities).

Reserve Account

•	On the closing date, the seller will deposit $ into the reserve account. On each distribution date, the trust will deposit into the reserve account, to the extent necessary to reinstate the re-

quired balance of the reserve account, any collections on the receivables remaining after the first eight items listed in “Priority of Distributions” above are satisfied.

•	The balance required to be on deposit in the reserve account will be the lesser of (a) $ and (b) the outstanding principal balance of the notes and certificates. In addition, if amounts are on deposit in the accumulation account, the balance required to be on deposit in the reserve account will be increased to compensate for any “negative carry” that may occur if the average interest rates on the permitted investments in the accumulation account are lower than the weighted average interest rate of the outstanding securities.

•	To the extent that funds are not sufficient on any distribution date to pay the servicing fee, the swap payment, any swap termination payments, interest payments on all classes of notes and certificates and any first priority or second priority principal distribution amounts, the indenture trustee will withdraw cash from the reserve account for those purposes.

•	On and after the final scheduled distribution date for any class of securities, if such class has not been paid in full, amounts on deposit in the reserve account will be withdrawn to repay such class in full.

•	Amounts on deposit in the reserve account will not be used to pay principal on any subclass of Class A Notes on its targeted scheduled distribution date solely for the purpose of paying such subclass on that targeted scheduled distribution date.

•	On any distribution date, after the trust pays the servicing fee, the swap payment, any swap termination payment, interest payments on all classes of notes and certificates, and all principal distribution amounts, amounts in excess of the required reserve account balance will be released to the seller.

For a further discussion of the reserve account, refer to “Distributions on the Securities — Reserve Account”.

Overcollateralization

•	It is anticipated that on the closing date the principal balance of the receivables will exceed the principal balance of the notes and certificates by %, which is less than the targeted level of overcollateralization.

•	On each distribution date during the revolving period, collections from the receivables otherwise allocable to the payment of principal on the securities will be used to purchase additional pools of receivables. These pools will be purchased by the trust on each distribution date during the revolving period at the same discounted purchase price as that of the initial pool of receivables on the closing date.

•	It is expected that through the purchase of additional receivables at the discounted purchase price from collections of principal and interest from the receivables, the overcollateralization amount will increase and the targeted level of overcollateralization will be reached during the revolving period. Once the targeted overcollateralization amount has been reached, amounts in excess of such targeted overcollateralization amount will be released to the seller.

•	For each distribution date, the targeted overcollateralization amount will be the sum of the specified credit enhancement amount and the yield supplement overcollateralization amount.

•	The specified credit enhancement amount will equal, with respect to any distribution date, the greatest of (1) $ , (2) 1.00% of the receivables pool balance at the end of the related collection period, and (3) the aggregate principal balance of the receivables that are delinquent 91 days or more and were not liquidated receivables at the end of the related collection period.

•	The yield supplement overcollateralization amounts are used to compensate for receivables with interest rates below %. On the closing date, the yield supplement overcollateralization amounts for each distribution date will be calculated for the initial receivables sold to the trust on the closing date and, using the assumptions described below, for the additional receivables to be sold to the trust during the revolving period. Because the specific receivables that will comprise the additional pools are not known when these amounts are calculated on the closing date, the calculation methods are different for the initial receivables and for the additional pools.

•	For the initial receivables, the yield supplement overcollateralization amounts for each distribution date will be calculated as the aggregate of the excess, if any, for each receivable, of the present value of all future scheduled payments discounted at the receivable’s APR over the present value of all such payments discounted at a rate of %, assuming no prepayments, defaults or delinquencies. The percentage of the initial pool balance that these amounts represent for each collection period after the closing date will also be calculated because these percentages will be used to calculate the yield supplement overcollateralization amounts for each distribution date for the additional pools to be purchased.

•	Each additional pool is expected to require similar proportions of yield supplement overcollateralization amounts over its lifetime as was calculated for the initial pool of receivables on the closing date. This is because, according to the eligibility criteria, each additional pool must have substantially the same proportions of receivables grouped by APRs and remaining terms to maturity.

•	Solely for the purpose of projecting the size of the additional pools, the amortization schedules of the receivables will be calculated by applying a prepayment rate to the initial pool of receivables that is faster than the prepayment rate that the servicer anticipates. The faster prepayment assumption is used to ensure that under reasonably expected conditions the yield supplement overcollateralization amounts for the additional receivables will be at least equal to the amounts that would be applicable if the yield supplement overcollateralization amount had been recalculated on the basis of the formula applied to the initial receivables.

•	The yield supplement overcollateralization amounts for each projected pool will be calculated based on the percentages that were derived from the calculations for the initial pool. The percentages will be applied for each monthly period over the life of each additional pool, with the first percentage applied on the date of purchase equal to the percentage that was calculated for the initial pool on the closing date.

•	The yield supplement overcollateralization amounts as of the closing date will therefore be the sum of the receivable-by-receivable amounts calculated for the initial pool on the clos-

•	ing date and the amounts calculated using the projected principal balances of the additional pools and the percentages that were derived from the calculations on the initial pool.

•	You can find the yield supplement overcollateralization amounts listed in the glossary at the end of this prospectus under the definition of “Yield Supplement Overcollateralization Amount”.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to “Distributions on the Securities — Distributions — Priority of Payments”.

Subordination

As long as the Class A Notes, any Variable Pay Term Notes or the interest rate swap remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the Class A Notes and Variable Pay Term Notes and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes and Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

As long as the Class A Notes, Variable Pay Term Notes, the interest rate swap or Class B Notes remain outstanding, (1) payments of interest on the Class C Certificates will be subordinated to payments of interest on the Class A Notes, Variable Pay Term Notes and Class B Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the Class A Notes, Variable Pay Term Notes and Class B Notes and (2) payments of principal on the Class C Certificates will be subordinated to payments of interest and principal on the Class A Notes, Variable Pay Term Notes and Class B Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

As long as the notes, the interest rate swap or Class C Certificates remain outstanding, (1) payments of interest on the Class D Certificates will be subordinated to payments of interest on the notes and Class C Certificates and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the notes and Class C Certificates and (2) payments of principal on the Class D Certificates will be subordinated to payments of interest and principal on the notes and Class C Certificates and payments (including termination payments) due to the swap counterparty under the interest rate swap.

For further discussion on the subordination of the Class B Notes, Class C Certificates and Class D Certificates, refer to “Distributions on the Securities —  Distributions”.

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase any of the notes and certificates.

The absence of a secondary market could limit your ability to resell your notes or certificates

The absence of a secondary market for the notes and certificates could limit your ability to resell them. This means that if in the future you want to sell any of your notes or certificates before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes or certificates. There currently is no secondary market for the notes and certificates. The underwriters expect to make a market for the offered securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes or certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

You may experience losses due to limited assets of the trust

The only source of funds for payments on the notes and certificates will be the assets of the trust. You may suffer a loss on your notes or certificates if the assets of the trust are insufficient to pay fully the principal amount of the securities. The securities are obligations solely of the trust and will not be insured or guaranteed by Ford Credit, including in its capacity as servicer or originator of the receivables, or by the indenture trustee, the owner trustee or any other person or entity. Consequently, you must rely for payment of your securities upon payments on the receivables and under the interest rate swap, and, to the extent available, funds on deposit in the reserve account.

The amount required to be on deposit in the reserve account will be limited in amount. After the amounts in the reserve account are depleted, the trust will depend solely on collections on the receivables to make payments on your securities.

The balance in the reserve account will decrease as:

•      the outstanding balance of the receivables decreases; and

•      amounts are paid out to cover shortfalls in distributions of principal and interest on the securities.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes, subject to the conditions set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In such a circumstance, the principal amount of the notes and the principal balance of the certificates may not be paid in full.

You may experience reinvestment risk because of prepayments and may suffer opportunity costs because targeted scheduled distribution dates are not assured

It is expected that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date through the issuance of a Variable Pay Term Note. Between targeted scheduled distribution dates, payments allocable to principal, including prepayments from any receivables, will be applied to any outstanding Variable Pay Term Notes or if none are outstanding, deposited to the accumulation account as long as any Class A Notes are outstanding and the Class A Notes are not entitled to receive monthly payments of principal. As a result, the Class A Notes will generally not be subject to prepayment risk. It is possible, however, that the Class A Notes could receive their principal payments either sooner or later than their targeted scheduled distribution dates.

If an early amortization event occurs, the revolving period will end earlier than scheduled, no Variable Pay Term Notes will be issued, no deposits will be held in the accumulation account and amounts avail able to make principal payments will be applied each month to pay each subclass of Class A Notes sequen-

tially according to their lowest numerical designation. In such event, the rate of principal payments on the Class A Notes will depend on the amount of payments, prepayments and defaults occurring on the receivables.

If any subclass or subclasses of Class A Notes are not paid in full on its targeted scheduled distribution date (either because the trust failed to satisfy the required conditions for issuance of a Variable Pay Term Note or was unable to sell a Variable Pay Term Note in the required amount), on that distribution date and each distribution date thereafter until such subclass or subclasses of Class A Notes is paid in full, amounts on deposit in the principal distribution account will be applied to such subclass or subclasses of Class A Notes and any outstanding Variable Pay Term Notes, pro rata. If this occurs, investors in such subclass or subclasses of Class A Notes will receive repayment of principal later than the targeted scheduled distribution date and may lose the opportunity to reinvest the principal at rates that may be more favorable than the rate of return that the subclass of Class A Notes is providing. On the following targeted scheduled distribution date, if the trust is able to issue a Variable Pay Term Note, then the remaining principal of such subclass or subclasses will be paid on that date.

The Class B Notes and the Class C Certificates do not have targeted scheduled distribution dates, and the timing of principal payments on the Class B Notes and Class C Certificates will vary according to the level of payments, prepayments and defaults within the pool of receivables. It is expected that holders of Class B Notes and Class C Certificates will receive principal distributions prior to their final scheduled distribution dates. Such investors may not be able to reinvest such principal at rates equal to or greater than the rates they will earn on the Class B Notes or Class C Certificates.

As a general matter, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receiv-

able from the trust, if Ford Credit breached its representations and warranties with respect to the receivable in the purchase agreement with the seller. Ford Credit, in its capacity as servicer, will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the closing date. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and any corresponding acceleration of payments on the securities.

The final payment of each class of notes and certificates is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class or subclass of notes in full on its final scheduled distribution date, an event of default will occur and final payment of such class or subclass of notes may occur later than such date or may not occur at all.

For more information regarding the timing of repayments of the notes and the certificates, see “Maturity and Prepayment Considerations” .

Amounts in the reserve account may not be liquid

Funds in the reserve account may be invested in permitted investments that will not mature prior to the next distribution date if each rating agency confirms that doing so will not affect the ratings on the notes or certificates. These investments will not be sold to cover any shortfalls that occur on a distribution date.

This could delay payments to you because these funds would not be available on a particular distribution date.

Calculation of the yield supplement overcollateralization amounts may be insufficient to adequately compensate for receivables with low APRs

The yield supplement overcollateralization amounts are designed to cause the cash flow from the receivables to be greater than the amount needed to pay principal and interest on the securities and provide credit enhancement. This overcollateralization is necessary to compensate for receivables bearing interest at rates lower than those of the notes and certificates or lower than the interest rate paid on the Interest Rate Swap. The yield supplement overcollateralization amounts will be calculated on the closing date for the initial receivables sold on the closing date and the additional receivables to be sold to the trust during the revolving period.

Although the principal balance of the additional receivables to be sold on each distribution date during the revolving period will not be known as of the closing date, such amounts will be projected by applying a faster than expected prepayment speed to the initial pool of receivables. The application of a faster prepayment speed will produce a larger amount of additional receivables and thus higher yield supplement overcollateralization requirements than would be the case under expected prepayment speeds. However, prepayments on the additional receivables could be greater than the applied prepayment speed and such accelerated prepayments would result in the trust purchasing more additional receivables than expected during the revolving period than had been projected. If this were to occur, the yield supplement overcollateralization amount as calculated on the closing date may be insufficient to compensate for the additional receivables that were purchased.

In addition, when additional receivables are purchased by the trust, it will be a requirement that each pool of additional receivables meet certain eligibility criteria by which each pool of additional receivables will have substantially the same proportions of receivables by APRs and remaining terms to maturity as the initial pool of receivables on the closing date. The eligibility criteria do not, however, ensure that each pool of additional receivables will share the same exact characteristics as the initial receivables. To the extent the characteristics of the additional pools of receivables differ from those of the initial pool of receivables at closing, the amounts calculated on the closing date to compensate for yield may be less than actually needed. Accordingly, this would increase the risk that you may incur losses on your notes and certificates.

The Class B Notes and Class C Certificates are subject to greater risk because of subordination of those classes

The Class C Certificates bear greater risk of non-repayment than the Class A Notes and Class B Notes because payments of interest and principal on the Class C Certificates are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes, Variable Pay Term Notes and Class B Notes. The Class B Notes bear greater risk of non-repayment than the Class A Notes and the Variable Pay Term Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

Interest payments on the Class B Notes on each distribution date will be subordinated to servicing fees due to the servicer, swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Term Notes and an allocation of principal payments to the Class A Notes and the Variable Pay Term Notes to the extent that the sum of the principal balances of the Class A Notes and the Variable Pay Term Notes exceeds the sum of the receivables balance and amounts in the accumulation account, less the yield supplement overcollateralization amount. Interest payments on the Class C Certificates on each payment date will be subordinated to servicing fees due to the servicer, swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Notes and the Variable Pay Term Notes, interest payments on the Class B Notes and an allocation of principal payments to the Class A Notes, the Variable Pay Term Notes and Class B Notes to the extent the sum of the principal balances of the Class A Notes, the Variable Pay Term Notes and the Class B Notes exceeds the sum of the receivables balance and amounts in the accumulation account, less the yield supplement overcollateralization amount (after giving effect to the allocation described in the preceding sentence).

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes and the Variable Pay Term Notes. No principal will be paid on the Class B Notes until interest and principal of the Class A Notes and the Variable Pay Term Notes have been paid in full. Principal payments on the Class C Certificates will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Certificates until the interest and principal of the Class B Notes have been paid in full.

For a more detailed description of principal payment distributions, see “Distributions on the Securities — Distributions — Priority of Payments”. You should note that the payment sequence changes, however, following certain events of default.

Ford Credit’s ability to originate additional receivables determines whether the Revolving Period will continue as scheduled

During the revolving period no principal will be paid to the noteholders or certificateholders, but instead will be used to purchase additional receivables. Amounts allocable to the principal payments on the notes and certificates that are not so used shall be deposited to the accumulation account. If, however, additional receivables meeting the eligibility criteria are not available for sale of the trust such that the unreinvested principal amounts held in the accumulation account during the revolving exceed       % of the

aggregate principal balance of the pool (calculated as if all amounts had been reinvested), then an early amortization event will occur. If that happens, the revolving period will terminate and the amortization period will commence. Ford Credit does not, as of the date of this offering, expect that any shortage in availability will arise during the revolving period, and has agreed to sell to the trust a sufficient amount of additional receivables. However, if Ford Credit is unable to originate additional receivables as expected, there is a risk that the noteholders and certificateholders may receive payments of principal earlier than expected.

You may suffer losses due to receivables with low APRs

The receivables include receivables which have APRs that are lower than the interest rates on the notes or certificates. Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the notes or certificates and additional overcollateralization is created. Excessive prepayments on the higher coupon receivables may adversely impact your notes or certificates by reducing such interest payments available.

The target level of overcollateralization takes into account the mix of receivables by APR and potential changes in that mix, but there is no assurance that the target overcollateralization will be achieved or will be sufficient to pay all notes and certificates in full.

The issuance of the variable pay term notes may reduce the amount of funds available for distribution to other notes and certificates

The Variable Pay Term Notes which are issued on targeted scheduled distribution dates will bear interest at floating rates with spreads to LIBOR which will be

determined at the time of issuance. Although such spreads cannot exceed     % and an interest rate swap with a notional amount equal to the principal balance of such outstanding Variable Pay Term Notes must be in effect, the issuance of Variable Pay Term Notes at all-in rates (after giving effect to the fixed rate payable by the trust under the interest rate swap) higher than the interest rates of the related subclasses of Class A Notes which are being repaid will increase the amount of interest payable by the trust. Since interest payments on the Variable Pay Term Notes are paid pro rata with interest payments on the Class A Notes and are senior to payments of interest and principal on the Class B Notes and Class C Certificates, the issuance of such Variable Pay Term Notes would reduce the amount of funds available for distribution to the other notes and certificates. This could result in a delay in or loss of payments on your notes or certificates or in a reduction of their ratings.

Risks associated with the interest rate swap

The trust will enter into an interest rate swap because the receivables owned by the trust bear interest at a fixed rate while the Class A Notes and the Variable Pay Term Notes will bear interest at a floating rate based on one-month LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes and the certificates.

During those periods in which the floating LIBOR- based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes and the certificates without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes and in the interest payments and distributions with respect to the Certificate Balance on your certificates.

On the other hand, during those periods in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes and the certificates and for termination payments will be pro rata with interest on the Class A Notes and Variable Pay Term Notes. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes and certificates.

The interest rate swap generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or a default due to failure of the counterparty to post collateral, assign to an eligible counterparty or take other remedial action if the counterparty’s debt ratings drop below the levels acceptable to S&P, Moody’s and Fitch. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. Any such payment due to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and the certificates and would be paid from available funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes. If the

counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement swap and to the extent the interest rates on the Class A Notes and the Variable Pay Term Notes exceed the fixed rate the trust had been required to pay the counterparty under the swap, the amount available to pay principal of and interest on the notes and certificates will be reduced. If the swap is terminated and no replacement is entered into, you may experience delays and/or reductions in interest and principal payments on your notes and certificates.

Geographic concentration may result in more risk to you

As of     , 2000, Ford Credit’s records indicate that the highest state concentrations of obligors of the initial receivables based on the billing addresses of the obligors were recorded as being in the following states (Receivables from Alabama and Pennsylvania are not included in the receivables pool for administrative reasons):

Percentage of Aggregate Principal Balance

Texas	%

California	%

Florida	%

Illinois	%

No other state, by billing addresses, constituted more than 5% of the balance of the initial receivables pool as of                 , 2000. Economic conditions or other factors affecting states with high concentrations of obligors could adversely affect the delinquency, credit loss or repossession experience of the pool of receivables.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer

If Ford Credit were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which in turn could delay payments to securityholders. Ford Credit can be removed as servicer if it defaults on its servicing obligations as described in “Sale and Servicing — Events of Servicing Termination” herein.

You may suffer losses on your securities because the servicer will hold collections and commingle them with its own funds

Ford Credit, as servicer, will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the repurchase price amounts for receivables required to be repurchased from the trust until the next date distributions are due to be made on the securities. During this time, the servicer may invest collections and repurchase price amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

The Controlling Class controls removal of the servicer upon a default on its servicing obligations

The indenture trustee or the holders of a majority of the outstanding balance of the Controlling Class of notes (which will be the combined Class A Notes and Variable Pay Term Notes for so long as any Class A Notes and Variable Pay Term Notes are outstanding) or, if no Notes are outstanding, the Owner Trustee or a majority of the Certificate Balance of the Controlling Class of Certificates, can remove the servicer if the servicer:

•	does not deliver to the indenture trustee the available funds for application to a required payment after a grace period after notice or discovery;
•	defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice; or
•	becomes the subject of certain insolvency proceedings.

A majority of the Controlling Class of notes (or, if no Notes are outstanding, the Controlling Class of certificates) may also waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes. See “Sale and Servicing — Rights Upon Event of Servicing Termination and "— Waiver of Past Events of Servicing Termination.”

Interests of other persons in the receivables could reduce the funds available to make payments on the securities

If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Ford Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

• the automatic stay provision of the U.S. Bankruptcy Code which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and other provisions that permit substitution of collateral in certain circumstances;

• certain tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that are senior to payments on your securities; and

• the trust not having a perfected security interest in (1) one or more of the vehicles securing the re-

ceivables or (2) any collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a “true sale.”

In a 1993 case, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts transferred by a seller to a buyer should be included in the bankruptcy estate of the seller even if the transfer was a true sale. The reasoning appears to be inconsistent with other cases and of expert commentators to the Uniform Commercial Code, including comments made after the 1993 decision, and we are not aware of any subsequent cases that have been similarly decided. However, if Ford Credit enters a bankruptcy proceeding and the court in the bankruptcy proceeding applies the reasoning of the court in that case, you could experience losses or delays in payments on your securities.

An event of default under the indenture may cause prepayments, potential losses and change of priority of payment of principal

An event of default under the indenture may result in payments on the notes being accelerated. As a result:

• you may suffer losses on your notes or certificates if the assets of the trust are   insufficient to pay the amounts owed on the notes or certificates;

• payments on your notes or certificates may be delayed until more senior classes or subclasses of notes are repaid; and

• your notes or certificates may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return.

Interest payable on Class B Notes and certificates may be delayed upon certain events of default under the

The priority of interest and principal payments will change following:

• an event of default under the indenture relating to the payment of interest on the Controlling Class of notes or to the payment of principal on any Note which has resulted in an acceleration of the notes; or

• an event of default under the indenture relating to certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes.

In such an event, the trust will not make any distributions of principal or interest on the Class B Notes or the certificates until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes. This may result in a delay or default in paying interest on the Class B Notes or certificates.

The indenture trustee may sell receivables upon an event of default under the indenture which could result in losses to you

If the maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee, under certain circumstances, may sell the receivables and prepay the notes, and after the notes are paid in full, redeem the certificates. Upon a sale of the receivables following an event of default:

• no amounts will be distributed to the holders of the Class B Notes until the interest and principal due on the
  Class A Notes and the Variable Pay Term Notes has been paid in full and all amounts (including any termination payments) payable by the trust under the interest rate swap has been paid in full; and

• no amounts will be distributed to the holders of the Class C Certificates until all interest and principal due on the
  Class B Notes have been paid in full.

So long as the Class A Notes and the Variable Pay Term Notes are the Controlling Class of notes, the holders of the Class B Notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

So long as the Class B Notes are the Controlling Class of notes, the holders of the Class C Certificates will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and certificates. In certain circumstances, this could result in losses to the holders of the notes and certificates.

See “Description of the Notes — The Indenture”.

Class B Notes and certificates have limited control over actions of the trust and conflicts between classes of notes may occur

Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the specified percentage of the Controlling Class of notes (which will be the Class A Notes and Variable Pay Term Notes for so long as any Class A Notes and Variable Pay Term Notes are outstanding) will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. Furthermore, the holders of a majority of the Class A Notes and Variable Pay Term Notes, or the indenture trustee acting on behalf of the holders of Class A Notes and Variable Pay Term Notes, under certain circumstances, have the right to waive events of servicing termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the holders of Class B

Notes, Class C Certificates or the Class D Certificates. The holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes and Variable Pay Term Notes have been paid in full. Similarly, the holders of Class C Certificates will not have the ability to waive any such events or to remove the servicer until the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full.

See “Description of the Notes — The Indenture” and “Sale and Servicing — Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination”.

THE TRUST

Limited Purpose and Limited Assets

      Ford Credit Auto Owner Trust 2000- is a business trust formed under the laws of the State of Delaware by a trust agreement to be dated as of     , 2000 among Ford Credit Auto Receivables Two L.P., the owner trustee and the Delaware trustee. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

      The trust will be capitalized by the issuance of the notes and certificates. The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors. The proceeds from the sale of the Class A Notes, the Class B Notes and certificates on the Closing Date will be used by the seller (1) to purchase the receivables from Ford Credit under a purchase agreement to be dated as of     , 2000 between Ford Credit and the seller, and (2) to fund the initial deposit to the Reserve Account. The proceeds from the issuance of any Variable Pay Term Notes on targeted scheduled distribution dates will be used to make principal payments on the related Subclass or Subclasses of Class A Notes.

      The assets of the trust are limited to the receivables, including the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables, its rights under the Interest Rate Swap, the Reserve Account and the proceeds of the issuance of any Variable Pay Term Notes. Various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the holders of the notes and certificates. See “Distributions on the Securities — Distributions” and “— Reserve Account” and “Risk Factors — Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes and Certificates” and “Some Important Legal Issues Relating to the Receivables”.

Capitalization of the Trust

      The following table illustrates the capitalization of the trust as of the Closing Date:

Class A-1 Notes	$

Class A-2 Notes	$

Class A-3 Notes	$

Class A-4 Notes	$

Class A-5 Notes	$

Class B Notes	$

Class C Certificates	$

Class D Certificates	$

Total	$

The Owner Trustee and the Delaware Trustee

      The Bank of New York is the owner trustee under the trust agreement. The Bank of New York is a New York banking corporation and its principal offices are located at One Wall Street, New York, New York.

      The Bank of New York (Delaware) is the Delaware trustee under the trust agreement. The Bank of New York (Delaware) is a Delaware banking corporation and its principal offices are located at White Clay Center, Route 273, Newark, Delaware. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee, the Delaware trustee, their parents and their affiliates.

THE SELLER AND THE GENERAL PARTNER

      The seller was organized as a Delaware limited partnership in February 1996. The General Partner of the seller is Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit. The limited partnership interests in the seller are owned by Ford Credit. The seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the seller are located at One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322-3000. The General Partner is located at One American Road, Dearborn, Michigan 48126.

FORD MOTOR CREDIT COMPANY

      Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford Motor Company.

      Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford dealers and associated non-Ford dealers throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, Ford Credit provides these financing services in the United States, Europe, Canada and Australia to non-Ford dealers. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford Motor Company. In the United States, Ford Credit (exclusive of PRIMUS) purchases automotive retail contracts from about 7,100 Ford dealers and associated non-Ford dealers through approximately 140 automotive financing branches.

      Ford Credit and PRIMUS also provide retail financing for used vehicles built by Ford Motor Company and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Motor Company and finances certain receivables of Ford Motor Company and its subsidiaries.

Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries in the United States and Canada. American Road’s business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment. The mailing address of Ford Credit’s executive offices is One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322- 3000.

PRIMUS

      Primus Automotive Financial Services, Inc., a New York corporation, was formed in October 1991 and is the successor corporation to Marine Midland Automotive Financial Corporation, which was purchased by Ford Credit in 1990. Approximately 1,800 Ford Credit employees conduct PRIMUS’ operations in the United States through 29 branch offices and its headquarters located in suburban Nashville, Tennessee.

      Commencing in 1991, and until August 1999, PRIMUS conducted its business as a wholly owned subsidiary of Ford Credit. Until August 1999, PRIMUS assigned receivables it generated, together with the related financing documents, security interests in the related vehicles and any other property securing the receivables, to Ford Credit immediately after being acquired by PRIMUS. Commencing in August 1999, PRIMUS Automotive Financial Services, Inc. ceased its business operations, and Ford Credit began conducting the business using the d/b/a Primus Financial Services.

      PRIMUS offers a full array of automotive financing products, including indirect retail and lease programs, wholesale lines of credit, mortgages, capital loans and revolving lines of credit, all designed for non-Ford dealers and their retail customers. These non-Ford dealers include those selling vehicles manufactured by DaimlerChrysler, General Motors, Honda, Jaguar, Mazda, Nissan, Saturn, Subaru, Suzuki, Toyota and Volkswagen. In addition to offering financing under the PRIMUS name, PRIMUS offers private-label financial services to Subaru of America, Inc., Jaguar Cars, Inc., Mazda North American Operations, American Suzuki Motor Company and Kia Motors America, Inc. PRIMUS also is the source of choice for The Hertz Corporation and Aston Martin. In addition, PRIMUS purchases receivables from other finance sources.

      The retail installment sale contracts purchased by PRIMUS are usually purchased without recourse to the dealer or the seller, subject to exceptions for certain breaches of representations and warranties and delivery to PRIMUS of a valid, enforceable and correctly issued lien on the related vehicle. PRIMUS services the receivables it originates in accordance with substantially the same servicing guidelines and criteria as Ford Credit.

THE RECEIVABLES POOL

      The trust will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The Receivables Pool will initially consist of the receivables which the seller transfers to the trust on the Closing Date. During the Revolving Period, the seller will transfer Additional Receivables each month. The receivables will include payments on the receivables which are made on or after the Cut-off Date and on or after any subsequent cut-off date with respect to Additional Receivables purchased during the Revolving Period.

General Information Concerning the Receivables

      Origination of the Receivables. The receivables in the trust consist of retail installment sale contracts secured by new and used automobiles and light trucks. The receivables have been or will be purchased by Ford Credit or by PRIMUS in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the principal balance of the receivable. A portion of the obligor’s finance charge usually is paid or credited to the dealer. Generally, no more than 100% of the negotiated purchase price of a vehicle, plus related amounts such as taxes and insurance is financed, which amount generally is less than or equal to the MSRP of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

      Underwriting of the Receivables. Ford Credit and PRIMUS utilize common underwriting standards and credit evaluation criteria which emphasize the obligor’s ability to pay and creditworthiness, as well as the asset value of the vehicle being financed. Each applicant for a contract completes a credit application with the dealer. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Statistically-based retail credit risk rating guidelines are used to determine the creditworthiness of applicants.

      These guidelines are used as internal measuring devices to indicate the degree of risk associated with offered contracts and are not the sole method used to decide whether to extend credit. The final credit decision also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy is based on a principle of offering the dealer or seller a minimum rate that reflects the level of risk associated with the customer’s credit evaluation. The dealer establishes the retail rate with the obligor. Each obligor is required on each related receivable to obtain or agree to obtain physical damage insurance.

      Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked by Ford Credit or PRIMUS for accuracy and regulatory compliance. The dealer is required to perfect the security interest of either Ford Credit or PRIMUS, as applicable, in the vehicles.

      Types of Receivables. The receivables owned may consist of either Simple Interest Receivables or Actuarial Receivables.

      A. Simple Interest Receivables. If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment. The servicer, however, is required to make a non-reimbursable advance to the trust of interest which would have accrued to the next scheduled due date of the receivable.

      B. Actuarial Receivables. Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, Actuarial Receivables require that any rebate be calculated on the basis of a constant interest rate.

      Subvention of Interest Rates. Subvention programs are marketing tools of vehicle manufacturers under which the manufacturer will offer a reduced financing rate to retail customers as an incentive to purchase an automobile or light truck. Subvention programs, if any, require the manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. The subvention compensation payments will not be property of the trust. However, the maintenance of the Yield Supplement Overcollateralization Amount, as further describedunder “Distribution of Funds — Application of Funds to Maintain Overcollateralization” herein, is intended to offset any subvention of the receivables.

      Servicing and Collections. Ford Credit and PRIMUS separately service their respective accounts, but utilize common servicing practices and procedures. Ford Credit services over 4.2 million retail accounts. On June 15, 1999, Ford Credit announced that it intended to restructure its servicing operations and move them into seven regional service centers in the U.S. PRIMUS services over 0.5 million retail accounts in the United States from its service center in Franklin, Tennessee. Servicing personnel do not know if a receivable that they are servicing has been sold to a third party.

      Obligors are instructed to send their monthly payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Accounts are rated by behavior evaluation and collection assignments are initiated after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

      A customer collection representative will attempt to contact a delinquent obligor to determine the reason for a delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, extensions and rewrites are the primary options used to adjust a delinquent account. A rewrite is a refinancing of the obligor’s outstanding balance with a different contract term, while an extension defers remaining payments for one or more months. A fee or additional interest, as appropriate, is usually collected on extensions and rewrites to cover the costs associated with revised terms. Periodic management reports which include information such as (delinquencies, extensions and rewrites) and operating audits are the primary methods used to maintain control over the use of collection actions. For a more detailed discussion of the servicing procedures of the servicer, see “Sale and Servicing — Servicing of Receivables”.

      Repossession and Write-off Policies of the Servicer. Reasonable efforts will be made to collect on delinquent accounts and keep obligors’ accounts current. Repossession is considered as a last resort when:

•	the obligor has demonstrated the inability or intention not to pay;

•	the security interest in the vehicle is impaired; and/or

•	the customer has not complied with specific contract provisions.

      Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford’s Vehicle Remarketing Department manages the disposal of repossessed vehicles and seeks to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning and transportation.

      All collection activities for accounts that have been written off by Ford Credit are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. These collection efforts have recovered an average of 20% of the remaining balances (after application of repossession proceeds). The collection activities for accounts written off by PRIMUS have been performed by PRIMUS employees and by outside collection agencies, but were recently consolidated and are now performed by Ford Credit. Collection activities are continued until an account is paid or settled in full, or is deemed to be legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

Criteria Applicable to Selection of the Initial Receivables

      Ford Credit purchased   % of the initial receivables sold to the trust (by principal balance) in the ordinary course of its business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased   % of the initial receivables sold to the trust (by principal balance) in the ordinary course of its business in accordance with PRIMUS’ underwriting standards which are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a part of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit immediately after their purchase.

      The initial receivables were selected from Ford Credit’s and PRIMUS’s portfolio for inclusion in the Receivables Pool by several criteria. These criteria include the requirement that each receivable:

•	is secured by a new or used vehicle;

•	was originated in the U. S.;

•	provides for level monthly payments (except for the last payment, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity;

•	is an Actuarial Receivable or a Simple Interest Receivable;

•	provides for level monthly payments which provide interest at an APR of not less than % and not greater than %;

•	will fully amortize the amount financed over an original term no greater than 60 months;

•	is not more than 30 days past due as of the Cut-off Date and has never been extended; and

•	was originated on or after , 1998.

      The initial receivables were selected at random from Ford Credit’s and PRIMUS’s portfolio of retail installment sale contracts for new and used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the holders of notes or holders of certificates were utilized in selecting the initial receivables. No initial receivable has a scheduled maturity later than    .

      With respect to the expected prepayment experience of the Receivables Pool, Ford Credit believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used vehicles ranges between 60% and 70% of their scheduled weighted average life. See “Maturity and Prepayment Considerations”.

Characteristics of the Initial Receivables

      The following tables describe the characteristics of the initial receivables, as of the Cut-off Date, that are sold to the trust on the Closing Date. It is important to understand that the composition of the pool of receivables will change as Additional Receivables are sold to the trust on each Distribution Date during the Revolving Period. Investors should understand that the characteristics of the receivables at the end of the Revolving Period could be substantially different than those as of the Cut-off Date.

      The geographical distribution and distribution by average APR of the Receivables Pool as of the Cut-off Date are set forth in the following tables.

Geographic Distribution of the Receivables Pool as of the Cut-off Date

Percentage of Aggregate
State(1)	Principal Balance(2)

Alabama(3)%

Alaska	%

Arizona	%

Arkansas	%

California	%

Colorado	%

Connecticut	%

Delaware	%

District of Columbia	%

Florida	%

Georgia	%

Hawaii	%

Idaho	%

Illinois	%

Indiana	%

Iowa	%

Kansas	%

Kentucky	%

Louisiana	%

Maine	%

Maryland	%

Massachusetts	%

Michigan	%

Minnesota	%

Mississippi	%

Missouri	%

Montana	%

Nebraska	%

Nevada	%

New Hampshire	%

New Jersey	%

New Mexico	%

New York	%

North Carolina	%

North Dakota	%

Ohio	%

Oklahoma	%

Oregon	%

Pennsylvania(3)%

Percentage of Aggregate
State(1)	Principal Balance(2)

Rhode Island	%

South Carolina	%

South Dakota	%

Tennessee	%

Texas	%

Utah	%

Vermont	%

Virginia	%

Washington	%

West Virginia	%

Wisconsin	%

Wyoming	%

(1)     Based on the billing addresses of the obligors on the receivables as of the Cut-off Date.
(2)     May not add to 100% due to rounding.
(3)     Alabama and Pennsylvania excluded for administrative reasons.

Distribution by APR of the Receivables Pool
as of the Cut-off Date

	Number of	Aggregate	Percentage of Aggregate
APR Range	Receivables	Principal Balance	Principal Balance(1)

to 1.99%

2.00 to 2.49

2.50 to 2.99

3.00 to 3.49

3.50 to 3.99

4.00 to 4.49

4.50 to 4.99

5.00 to 5.49

5.50 to 5.99

6.00 to 6.49

6.50 to 6.99

7.00 to 7.49

7.50 to 7.99

8.00 to 8.49

8.50 to 8.99

9.00 to 9.49

9.50 to 9.99

10.00 to 10.49

10.50 to 10.99

11.00 to 11.49

11.50 to 11.99

12.00 to 12.49

12.50 to 12.99

	Number of	Aggregate	Percentage of Aggregate
APR Range	Receivables	Principal Balance	Principal Balance(1)

13.00 to 13.49

13.50 to 13.99

14.00 to 14.49

14.50 to 14.99

15.00 to 15.49

15.50 to 15.99

16.00 to 16.49

16.50 to 16.99

17.00 to 17.49

17.50 to 17.99

18.00 to 18.49

18.50 to 18.99

19.00 to 19.49

19.50 to 19.99

20.00			%

Totals		$	%

(1)	May not add to 100.00% due to rounding.

The initial receivables have the characteristics indicated below.

Percentage
by Aggregate
Characteristic	Principal Balance

Purchased by Ford Credit	%

Purchased by PRIMUS	%

Simple Interest Receivables	%

Actuarial Receivables	%

Vehicles financed at new vehicle rates by principal balance	%

Percentage by
Aggregate Number
of Receivables

Number of vehicles financed at new vehicle rates	%

Criteria Applicable to Selection of Additional Receivables

      The Additional Receivables purchased during the Revolving Period will be selected from Ford Credit’s and PRIMUS’s portfolio for inclusion in the Receivables Pool by several criteria. These criteria include the requirement that each Additional Receivable:

•	is secured by a new or used vehicle;

•	was originated in the U. S.;

•	provides for level monthly payments (except for the last payment, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity;

•	is an Actuarial Receivable or a Simple Interest Receivable;

•	bears interest at an APR of not less than % and not greater than %;

•	has an original term no greater than 60 months;

•	is not more than 30 days past due as of the Cut-off Date and has never been extended; and

•	was originated on or after , 1998.

•	has a final maturity date no later than 6 months prior to the Final Scheduled Distribution Date of the Class D Certificates; and

•	has a remaining term to maturity not exceeding 60 months;

      In addition to the above criteria in respect of each Additional Receivable added to the trust, it will be required that the aggregate Additional Receivables sold to the trust on any Distribution Date comply with the following:

•	the principal balance of Additional Receivables in each APR range, as a percentage of the aggregate principal balance of Additional Receivables added on such Distribution Date, is within percentage points of the percentage of the initial receivables in such range; and

•	the principal balance of Additional Receivables in each weighted average remaining term range, as a percentage of the aggregate balance of Additional Receivables added on such Distribution Date, is within percentage points of the initial receivables in such range.

      The Additional Receivables will be selected at random from Ford Credit’s and PRIMUS’s portfolio of retail installment sale contracts for new and used vehicles, in each case meeting the criteria described above. It is intended that no selection procedures adverse to the noteholders or the certificateholders will be utilized in selecting the Additional Receivables.

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios

      Set forth below is certain information concerning Ford Credit’s experience with its portfolios of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service). There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to Ford Credit’s experience shown in the following tables or that the general downward trend in losses commencing in 1998 and continuing during 1999 and the first six months of 2000 will continue in the future.

Delinquency Experience(1)

	Six Months Ended

	June 30,					Year Ended December 31,

	2000		1999		1999	1998	1997	1996	1995

Average Number of
Contracts Outstanding
During the Period					5,053,471	4,359,281	4,000,754	3,917,263	3,655,309

Average Daily
Delinquencies as a
Percent of Average
Contracts Outstanding
31-60 Days(2)		%		%	2.38%	2.53%	2.80%	2.49%	2.17%

61-90 Days(2)		%		%	0.32%	0.32%	0.32%	0.28%	0.23%

Over 90 Days(3)		%		%	0.14%	0.14%	0.14%	0.09%	0.05%

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.
(2)	Delinquencies represent the daily average number of contracts delinquent.
(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

	Six Months Ended

	June 30,					Year Ended December 31,

	2000		1999		1999	1998	1997	1996	1995

Average Portfolio Outstanding During the Period (Millions)
Gross	$		$		$66,928	$54,106	$46,020	$43,760	$38,028

Net	$		$		$59,242	$47,075	$39,288	$36,862	$32,134

Repossessions as a Percent of Average
Number of Contracts Outstanding		%		%	2.25%	2.65%	3.08%	3.07%	2.37%

Net Losses as a Percent of Gross Liquidations(2)		%		%	1.91%	2.27%	2.61%	2.31%	1.45%

Net Losses as a Percent of Average Gross Portfolio Outstanding (2)		%		%	0.95%	1.16%	1.44%	1.31%	0.83%

Net Losses as a Percent of Average

Net Portfolio Outstanding(2)		%		%	1.07%	1.34%	1.69%	1.56%	0.98%

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES OR CERTIFICATES

      The servicer will provide in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates. We have described these factors separately for the notes and certificates below.

Notes

      How the Servicer Computes the Factor For Your Notes. The servicer will compute a factor for each Subclass of the Class A Notes and for the Class B Notes. The factor will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class or Subclass of notes indicating the remaining outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes.

      Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion is the product of:

•	the original denomination of your note; and

•	the factor relating to the applicable Subclass of Class A Notes or the Class B Notes computed by the servicer in the manner described above.

Certificates

      How the Servicer Computes the Factor For Your Class C Certificates. The servicer will compute a factor for each class of certificates. The factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the Class C Certificates indicating the remaining Certificate Balance of such class of certificates, as of the applicable Distribution Date. The factor for either class of certificates will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial Certificate Balance of such class of certificates.

      Your Portion Of the Outstanding Amount of the Class C Certificates. For each certificate you own, your portion of that certificates is the product of:

•	the original denomination of your certificate and

•	the factor relating to the Class C Certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and
Certificates

      Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in —

•	the outstanding principal amount of the applicable class or Subclass of notes; or

•	the outstanding principal amount of the applicable class of certificates.

      These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

      The weighted average life of the Class A Notes will be dependent on whether an Early Amortization Event occurs and whether the trust is able to issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date in a sufficient amount to pay the related Subclass of Class A Notes in full. The weighted average life of the Class B Notes and the Class C Certificates (and the Class A Notes if the trust is not able to issue a Variable Pay Term Note on any Targeted Scheduled Distribution Date) will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments.

      Prepayments for these purposes include the following circumstances:

•	Prepayments in full — All of the receivables are prepayable at any time without penalty to the obligor.

•	Repurchases of the receivables by the seller — The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

•	Repurchases of the receivables by the servicer — The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Distribution Date.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from physical damage, credit life and disability insurance policies.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Class B Notes or the Class C Certificates on each Distribution Date, as applicable, or on the Class A Notes if the Class A Notes are entitled to monthly payments of principal since such amount will depend, in part, on the amount of principal collected on the Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne by the holders of the Class A Notes to the extent such holders are entitled to monthly payments of principal, and by the holders of the Variable Pay Term Notes, the Class B Notes and the Class C Certificates. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

      Holders of notes and Class C Certificates should consider:

•	in the case of notes or Class C Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes or Class C Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

      For further discussion of the effect of prepayments of receivables on principal payments on the Class A Notes, the Class B Notes and Class C Certificates, see “Risk Factors — You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured” and “Risk Factors — You may have to reinvest your principal at a lower rate of return because of prepayments on the securities”.

      If an Early Amortization Event occurs, the Revolving Period will end, no additional receivables will be purchased and it is unlikely that any Variable Pay Term Notes will be issued and sold. Thus, on the Distribution Date following the occurrence of an Early Amortization Event, amounts deposited to the Principal Distribution Account will be applied to make principal payments on the Class A Notes sequentially, beginning with the Class A-1 Notes.

      No principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture:

•	of the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	of the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	of the Class A-4 Notes until the Class A-3 Notes have been paid in full;

•	of the Class A-5 Notes until the Class A-4 Notes have been paid in full; or

•	of the Class B Notes until the Class A-5 Notes and Variable Pay Term Notes have been paid in full.

      No distributions of principal of the certificates will be made until all the notes have been paid in full. In addition, no distributions of principal of the Class D Certificates will be made until the Certificate Balance of the Class C Certificates has been reduced to zero.

      As the rate of payment of principal of the Class B Notes and the Class C Certificates and the Class A Notes, if such notes are entitled to monthly payments of principal, depends on the rate of payment (including prepayments) of the principal balance of the receivables, final distribution in respect of the notes and Class C Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates.

      See “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes”, "— Payments of Principal of Class B Notes” and “Description of the Certificates — Distributions of Principal Payments on Class C Certificates”.

      The Notes and Class C Certificates May Not Be Repaid on their Final Scheduled Distribution Dates. It is expected that final distribution on the notes and certificates will occur on or prior to their respective Final Scheduled Distribution Dates. Failure to make final payment of the notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the indenture. See “Description of the Notes — The Indenture — Rights upon Event of Default” and “Description of the Notes — The Indenture — Events of Default” and “— Rights upon Event of Default” . However, no assurance can be given that sufficient funds will be available to pay the notes or Class C Certificates in full on or prior to their respective Final Scheduled Distribution Dates. If sufficient funds are not available, final distribution on the notes and Class C Certificates could occur later than such dates.

DESCRIPTION OF THE NOTES

      The trust will issue the notes under an indenture to be dated as of     , 2000, between the trust and The Chase Manhattan Bank, as indenture trustee. A copy of the indenture will be available at the corporate offices of the indenture trustee. The following summary describes certain terms of the notes and the indenture. The summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions.

      The trust will issue on the Closing Date $     aggregate initial principal amount of Class A-1 Floating Rate Asset Backed Notes (the “Class A-1 Notes”), $     aggregate initial principal amount of Class A-2 Floating Rate Asset Backed Notes (the “Class A-2 Notes”), $     aggregate initial principal amount of Class A-3 Floating Rate Asset Backed Notes (the “Class A-3 Notes”), $     aggregate initial principal amount of Class A-4 Floating Rate Asset Backed Notes (the “Class A-4 Notes”), $     aggregate initial principal amount of Class A-5 Floating Rate Asset Backed Notes (the “Class A-5 Notes” and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”) and $     aggregate initial principal amount of Class B   % Asset Backed Notes (the “Class B Notes”) pursuant to an indenture, dated as of     , 2000 (the “indenture”), between the trust and The Chase Manhattan Bank, as indenture trustee (the “indenture trustee”). The trust also will issue on the Closing Date $     aggregate initial principal balance of Class C   % Asset Backed Certificates (the “Class C Certificates”) and $     aggregate initial principal balance of Class D   % Asset Backed Certificates (the “Class D Certificates” and together with the Class C Certificates, the “certificates”). As provided herein, the trust may also issue, from time to time, Variable Pay Term Notes (the “Variable Pay Term Notes” and, together with the Class A Notes and the Class B Notes, the “notes”) pursuant to the indenture. The notes and the certificates are sometimes referred to herein as the “securities.” The Variable Pay Term Notes and the Class D Certificates are not being offered hereby.

      The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission (the “Commission”). A copy of the indenture will be filed with the Commission following the issuance of the securities. The following summary describes certain terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture, which are hereby incorporated by reference.

Form of Registration

      The Class A Notes and Class B Notes will be available in book-entry form only through the facilities of The Depository Trust Company and through Clearstream and the Euroclear System, and investors in the Class A Notes and Class B Notes will not be entitled to receive physical delivery of definitive notes except in limited circumstances. The Class A Notes and the Class B Notes are not issuable in bearer form. The Class A Notes and Class B Notes will be available in minimum denominations of $1,000 and in integral multiples thereof.

      Book Entry Procedures. Upon the issuance of the Class A Notes and Class B Notes (collectively, the “Global Notes”), DTC or its custodian will credit, on its internal system, the respective stated initial principal balance of the individual beneficial interests represented by such Global Notes to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

      The registered owner of the relevant Global Note will be the only person entitled to receive payments in respect of such notes represented by such Global Note, and the trust will be discharged by payment to, or to the order of, the registered owner of such Global Note in respect of each amount so paid. No person other than the registered owner of the relevant Global Note shall have any claim against the trust in respect of any payment due on that Global Note. Account holders or participants in Euroclear and Clearstream shall have no rights under the indenture with respect to such Global Notes held on their behalf by the Registrar as custodian for DTC, and DTC may be treated by the trust, the indenture trustee and any agent of the trust or the indenture trustee as the holder of such Global Notes for all purposes whatsoever.

      Except in the limited circumstances described in the next sentence, owners of beneficial interests in the Global Notes will not be entitled to have Global Notes registered in their names, will not receive or be entitled to receive a physical note and will not be considered “holders” of notes under the indenture. If DTC notifies the trust that it is unwilling or unable to continue as depositary for the Global Notes or DTC, Euroclear or Clearstream ceases to be a “Clearing Agency” registered under the Exchange Act, and a successor depositary or clearing agency is not appointed by the indenture trustee within 90 days after receiving such notice, the trust will direct the Registrar to issue or cause to be issued securities in the form of physical notes in exchange for the applicable Global Notes to the beneficial owners of such Global Notes in the manner set forth in the indenture.

      Payments of the principal of and interest on the Global Notes will be made to DTC or its nominee, as the registered owner thereof. Neither the trust, the indenture trustee, the Registrar nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for any notice permitted or required to be given to holders of notes or any consent given or actions taken by DTC or its nominee as holder of the Global Notes. The trust expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of such Global Notes as shown on the records of DTC or its nominee. The trust also expects that payments by participants to owners of interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some jurisdictions require that certain persons take physical delivery of securities in physical form. Consequently, the ability to transfer beneficial interests in Global Notes to these persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in Global Notes to pledge the interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical note of the interest. Transfers between account holders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the Global Notes described above, cross-market transfers between DTC participants not holding for Euroclear or Clearstream, on the one hand, and, direct or indirect Euroclear or Clearstream account holders, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for a same-day funds settlement applicable to DTC. Clearstream and Euroclear account holders may not deliver instructions directly to the depositaries for Clearstream or Euroclear.

      Because of time zone differences, the securities account of a Euroclear participant or Clearstream customer purchasing an interest in a Global Note from another DTC participant will be credited during the securities settlement processing day (which must be a Business Day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date and the credit of any transactions in interests in a Global Note settled during the processing day will be reported to the relevant Euroclear or Clearstream participant or customer on that day. Cash received in Euroclear or Clearstream participant or customer accounts as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant or customer to a DTC participant will be received on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day following settlement in DTC.

      DTC has advised the trust that it will take any action permitted to be taken by a holder of the Global Notes (including the presentation of the applicable notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in a Global Note are credited and only in respect of that portion of the aggregate principal balance of such notes as to which the participant or participants has or have given direction.

      The giving of notices and other communications by DTC to participants, by participants to persons who hold accounts with them and by such persons to holders of beneficial interests in a Global Note will be governed by arrangements between them, subject to any statutory or regulatory requirements as may exist from time to time.

      DTC has advised the trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants or customers of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and the procedures may be discontinued at any time. Neither the trust nor the indenture trustee will have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants, customers or indirect participants of their respective obligations under the rules and procedures governing their operations.

      Payment of Funds. Except as described below, all payments will be made to the persons in whose names the Class A Notes and Class B Notes are registered at the close of business on the applicable Record Date. As to each holder of a Class A Note or Class B Note, such distributions will be made by the indenture trustee on behalf of the trust by wire transfer in immediately available funds to the account specified by such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided the indenture trustee with wiring instructions not later than five Business Days prior to the related Distribution Date, or otherwise by check mailed to such holder. All payments made on a class of Class A Notes or Class B Notes will be allocated pro rata among the outstanding notes of such class based on their respective percentage interests in such class. “Cede & Co.” will be the registered holder of the Global Notes until physical notes are issued in respect thereof. The final distribution on any Class A Note or Class B Note will be made only upon presentation and surrender of such note at the location that will be specified in a notice of the pendency of such final distribution.

The Revolving Period

      Amounts received during each Collection Period from the Closing Date until the Amortization Date (the “Revolving Period”) which would otherwise be used to pay principal on the securities will be payable to the seller in consideration of Additional Receivables sold to the trust by the seller. During the Revolving Period, holders of the notes and certificates will receive payments of interest only.

      During the Revolving Period, after payment of the Servicing Fee, the Swap Payment, any termination payment relating to the Interest Rate Swap and interest on the notes and certificates, generally, amounts allocable to principal payments will be used to purchase Additional Receivables meeting the eligibility requirements described herein on each Distribution Date. Amounts which are not reinvested on a Distribution Date during the Revolving Period shall be deposited to the Accumulation Account. Amounts can be held in the Accumulation Account during the Revolving Period without triggering an Early Amortization Event as long as such amounts are less than or equal to   % of the Pool Balance (calculated as though all amounts were reinvested in receivables and not including any reinvestment income).

      Each pool of Additional Receivables purchased on each Distribution Date during the Revolving Period will be purchased at the same discounted from par ( %) as the initial pool of Receivables on the Closing Date.

      The Revolving Period terminates on the Amortization Date and thereafter the trust will be prohibited from purchasing Additional Receivables. During the Amortization Period, holders of the notes and certificates will be entitled to receive payments of principal in accordance with the priorities set forth in,“—Priority of Distribution of Funds”below. The Amortization Date will occur upon the earlier of (i) the Scheduled Amortization Date and (ii) the last day of the Collection Period in which an Early Amortization Event occurs. An “Early Amortization Event”will occur upon any of the following:

•	the Average Delinquency Ratio exceeds %;

•	the Average Realized Loss Ratio exceeds %;

•	the amount on deposit in the Reserve Account shall be less than the Specified Reserve Account Balance for consecutive months;

•	the Specified Overcollateralization Amount is greater than the difference of (A) sum of (i) the aggregate principal balance of the receivables, (ii) amounts in the Accumulation Account (excluding any reinvestment income) and (iii) the amount on deposit in the Reserve Account and (B) the aggregate principal amount of the outstanding notes and certificates, minus the Yield Supplement Overcollateralization Amount;

•	after application of funds to the seller in consideration of additional receivables on any Distribution Date during the Revolving Period, the amount of unreinvested principal collections deposited to the Accumulation Account exceeds % of the aggregate principal balance of the receivables (calculated as though all amounts were fully reinvested);

•	the occurrence of an Event of Servicing Termination; and

•	the occurrence of an Event of Default.

The occurrence of an Early Amortization Event is not an Event of Default.

Payments of Interest on Class A Notes and Variable Pay Term Notes

      General. The“Interest Rate,” the“Targeted Scheduled Distribution Date”and the“Final Scheduled Distribution Date”for each Subclass of the Class A Notes are set forth on the cover page hereof. The Variable Pay Term Notes that are issued will bear interest at a floating rate equal to one-month LIBOR plus a spread determined at the time of issuance not to exceed   %.

      Interest payments on all Class A Notes and Variable Pay Term Notes and termination payments under the Interest Rate Swap are pari passu and will be paid ratably based on the principal amount of the Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payment. Interest payments on the Class A Notes and Variable Pay Term Notes are senior to interest payments on the Class B Notes, Class C Certificates and Class D Certificates, and no interest on the Class B Notes, Class C Certificates or Class D Certificates will be paid on any Distribution Date until interest due the Class A Notes and the Variable Pay Term Notes and any payments due and payable to the swap counterparty on such Distribution Date have been paid in full.

      The Calculation Agent will determine LIBOR and the Interest Rates for the Class A Notes and the Variable Pay Term Notes on each LIBOR Determination Date. As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the LIBOR Business Day immediately following each LIBOR Determination Date, the Calculation Agent will cause the Interest Rates for the next Interest Period and the amount of interest for such Interest Period payable in respect of each $100,000 principal amount of each Subclass of the Class A Notes (the “Class A Note Interest Amounts”) and each Variable Pay Term Note (the “Variable Pay Term Note Interest Amounts”) (in each case, rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date to be communicated to the indenture trustee, DTC, Euroclear, Clearstream, any Paying Agent and, if required, the Luxembourg Stock Exchange.

      As long as the rules of the Luxembourg Stock Exchange require, such information shall be published by the Calculation Agent in a daily newspaper of general circulation in Luxembourg (or if publication is not practical in Luxembourg, in Europe) (the “Authorized Newspaper”) as soon as possible after its determination. Such publication is expected to be made in the Luxemburger Wort. The determination of the Class A Note Interest Rates, the Variable Pay Term Note Interest Rates, the Class A Note Interest Amounts and the Variable Pay Term Note Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

      The Calculation Agent will also specify to the indenture trustee the quotations upon which the Class A Note Interest Rates and Variable Pay Term Note Interest Rates are based, and in any event the Calculation Agent shall notify the indenture trustee before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Class A Note Interest Rates, the Variable Pay Term Note Interest Rates, the Class A Note interest amounts and the Variable Pay Term Note interest amounts or (ii) it has not determined and is not in the process of determining such rate and amount, together with its reasons therefor.

      The Calculation Agent may be removed by the indenture trustee at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the indenture trustee, or if the Calculation Agent fails to determine the Class A Note Interest Rates, the Variable Pay Term Note Interest Rates, the Class A Note interest amounts or the Variable Pay Term Note interest amounts for any Interest Period, the indenture trustee will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the seller or its affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

      The trust will make interest payments on the Class A Notes and the Variable Pay Term Notes along with any termination payment on the Interest Rate Swap on any Distribution Date from the collections on the receivables deposited into the Collection Account during the preceding Collection Period after payment to the servicer of any unreimbursed advances and from the Reserve Account and the Payahead Account, after the payment of the Servicing Fee and Swap Payment.

      Calculation of Interest. Interest on each Subclass of Class A Notes will accrue during each Interest Period at the applicable interest rate set forth on the cover page hereof and will be payable on each Distribution Date on the outstanding principal balance of each Subclass of Class A Notes as of the preceding Distribution Date, or with respect to the first Distribution Date, on the outstanding balance as of the Closing Date, until such notes are paid in full. Interest will be calculated on the basis of the actual number of days elapsed during the applicable Interest Period and a 360-day year.

      Interest on the Variable Pay Term Notes will accrue during each Interest Period at the interest rate determined at the time of issuance, and will be payable monthly on each Distribution Date based on their principal balances as of the preceding Distribution Date, or with respect to the first Distribution Date following the date of issuance, from the date set forth in the note. Interest will be calculated on the basis of the actual number of days elapsed during the applicable Interest Period and a 360-day year.

      The Trust Will Pay Pro Rata Interest on the Class A Notes, the Variable Pay Term Notes and any Swap Termination Payment if it Does Not Have Enough Funds Available to Pay All such Amounts. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date. In that event, holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes based on the remaining principal amount of each Subclass; the holders of the Variable Pay Term Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Variable Pay Term Notes based on the remaining principal balance of each Variable Pay Term Note; and the Swap Counterparty will receive its ratable share of the aggregate amount available to be distributed based on the amount of the swap termination payment, if any. See “Distributions on the Securities — Distributions”.

Payments of Principal of Class A Notes and Variable Pay Term Notes

      During the Revolving Period, amounts allocable to principal payments on the notes and certificates will be applied to purchase Additional Receivables and no payments of principal on the Class A Notes during the Revolving Period. In addition, no Variable Pay Term Notes will be issued during the Revolving Period. Upon the occurrence and an Early Amortization Event, the Revolving Period will terminate and the Class A Notes will be entitled to receive monthly payments of principal in accordance with the priorities set forth herein. For further discussion of the application of principal during the Revolving Period and the Amortization Period, see “— The Revolving Period” above.

      General. Payments of principal of the Class A Notes and Variable Pay Term Notes will be senior to payments of principal of the Class B Notes and certificates. Payments allocable to principal between the Class A Notes and the Variable Pay Term Notes will be made pursuant to the priority of payments described herein. No principal payments will be made on a Subclass of Class A Notes at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture, until all Subclasses of Class A Notes having a lower numerical designation have been paid in full.

      On each Distribution Date during the Amortization Period, the trust will make principal payments on the Variable Pay Term Notes from amounts on deposit in the Principal Distribution Account allocable to the Variable Pay Term Notes. On each Distribution Date which is a Targeted Scheduled Distribution Date, the trust will make principal payments on the Class A Notes from any proceeds of issuance of Variable Pay Term Notes, any amounts on deposit in the Accumulation Account and any amounts on deposit in the Principal Distribution Account allocable to such Class A Notes. On each Distribution Date upon which principal is payable on the Class A Notes the trust will make principal payments on the Class A Notes along with principal payments on any Variable Pay Term Notes pro rata (based on the principal balances of all the outstanding Class A Notes and all the outstanding Variable Pay Term Notes) from amounts on deposit in the Principal Distribution Account. If, on any Distribution Date, none of the outstanding Class A Notes have reached or passed their Targeted Scheduled Distribution Date and no Variable Pay Term Notes are outstanding, amounts otherwise allocable to principal payments on that Distribution Date will be deposited into the Accumulation Account. For further discussion of the application of principal, see “Distributions on the Securities — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates” and “Description of the Notes — The Indenture — Events of Default”.

      Funds in the Reserve Account will not be used to make any payments of principal on a Targeted Scheduled Distribution Date solely for the purpose of paying the principal payment of a Class A Note on its Targeted Scheduled Distribution Date. No payments of principal will be made on the Class B Notes, Class C Certificates or Class D Certificates until the Class A Notes and Variable Pay Term Notes are paid in full.

      Failure to Pay Principal in Full on the Targeted Scheduled Distribution Dates. If any Subclass or Subclasses of Class A Notes are not paid in full on their Targeted Scheduled Distribution Date (as described under “—Variable Pay Term Notes” below), on the Targeted Scheduled Distribution Date and each Distribution Date thereafter, until the earlier of the date such Subclass or Subclasses of Class A Notes is paid in full or the next Targeted Scheduled Distribution Date, amounts on deposit in the Principal Distribution Account will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata, on the basis of the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding, and the portion allocated to the Class A Notes will be applied to such Subclass. If on the next Targeted Scheduled Distribution Date such Subclass or Subclasses of Class A Notes have not been paid in full and the trust is able to issue a Variable Pay Term Note, such Variable Pay Term Note will be issued in an amount sufficient to pay in full all outstanding Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates. If such Subclasses of Class A Notes are paid in full on such Targeted Scheduled Distribution Date, on each Distribution Date thereafter, until the next Targeted Scheduled Distribution Date, amounts available to make principal payments will be applied to make payments of principal on the outstanding Variable Pay Term Notes.

      Payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any Subclass of Class A Notes until all Subclasses of Class A Notes with a lower numerical designation have been paid in full. Principal payments to be made on the Variable Pay Term Notes will be applied to the Variable Pay Term Notes in the order in which they were issued, such that the earliest issued Variable Pay Term Notes will be paid in full before any principal payments are made on any later issued Variable Pay Term Notes.

      It is unlikely that there will be sufficient funds to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date if the trust is not able to issue a Variable Pay Term Note on that Targeted Scheduled Distribution Date. See “— Variable Pay Term Notes” below.

      Although failure to pay the full principal amount of a Subclass of Class A Notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date will not result in an Event of Default.

      Final Scheduled Distribution Dates. The outstanding principal balance of each Subclass of Class A Notes and each Variable Pay Term Note will be due and payable in full on its Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of any Subclass of Class A Notes in full may be earlier or later than the applicable Final Scheduled Distribution Date.

Variable Pay Term Notes

      The Variable Pay Term Notes are not being offered by this prospectus. All Variable Pay Term Notes will be privately placed and will bear interest at one-month LIBOR plus a spread which shall not exceed   %. No Variable Pay Term Note will be issued during the Revolving Period or after the occurrence of an Early Amortization Event.

      The trust will issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date and use the proceeds to make payments of principal on the Subclass or Subclasses of Class A Notes that have been targeted for payment on or before that date provided the conditions specified in the paragraph below are satisfied. If these conditions are met, the trust will issue a Variable Pay Term Note in an amount not to exceed the difference between (i) the outstanding principal balance of the Subclass of the Class A Notes targeted for payment and the outstanding principal balance of any other Subclass of Class A Notes which was not paid on its Targeted Scheduled Distribution Date and (ii) the amounts (exclusive of investment earnings) that remain on deposit in the Accumulation Account and Principal Distribution Account, if any, which are allocable to such Subclass or Subclasses of Class A Notes.

      The conditions which must be satisfied for the issuance of a Variable Pay Term Note are:

•	both before and after giving effect to the issuance of the Variable Pay Term Note and to the application of such proceeds and any amounts on deposit in the Accumulation Account and in the Principal Distribution Account, the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount must be equal to or greater than the aggregate outstanding balance of the Class A Notes, Variable Pay Term Notes, Class B Notes and Class C Certificates;

•	the Variable Pay Term Note must be rated “AAA” and “Aaa” by S&P and Moody’s, respectively;

•	the interest rate swap agreement must be in full force and effect with a notional amount equal to the sum of the principal balances of the outstanding Class A Notes and such Variable Pay Term Note and any other outstanding Variable Pay Term Notes;

•	no event of servicing termination shall have occurred and be continuing;

•	no event of default under the indenture shall have occurred and be continuing;

•	the purchase price of the Variable Pay Term Note must be equal to par; and

•	the interest rate on the Variable Pay Term Note must be equal to one-month LIBOR plus a spread not greater than %.

      Ford Credit, as administrator, has agreed to use reasonable efforts to locate a purchaser for each Variable Pay Term Note if the above conditions are met. If the conditions are met and a purchaser has agreed to purchase the Variable Pay Term Note, the trust will issue a Variable Pay Term Note on the targeted scheduled distribution date. No person or entity, however, is obligated to purchase any Variable Pay Term Notes or any interest therein. As a result, there can be no assurance that any Variable Pay Term Notes will be sold on any Targeted Scheduled Distribution Date or that the proceeds from any sale of any such Variable Pay Term Notes will be sufficient to pay a Subclass of Class A Notes in full on its Targeted Scheduled Distribution Date. See “Risk Factors — Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates”.

      If, on a Targeted Scheduled Distribution Date for any Subclass of Class A Notes, the seller has a binding agreement with a purchaser for the purchase of a Variable Pay Term Note but the servicer determines that the proceeds from that sale will not be received in time to make payment on the Class A Notes targeted for payment on that Targeted Scheduled Distribution Date, the servicer may, in its sole discretion, make a liquidity advance (a “Servicer Liquidity Advance”) to the trust in an amount equal to such proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser of the Variable Pay Term Note to the effect that the full amount of the proceeds will be delivered to the trust within two business days of that targeted scheduled distribution date. Servicer Liquidity Advances shall be deposited into the VPTN Proceeds Account. If the servicer makes a Servicer Liquidity Advance, it will be reimbursed for such amount upon receipt by the trust of the purchase price of the Variable Pay Term Note, and will be deemed to be the holder of the Variable Pay Term Note and will be entitled to all payments allocable to the Variable Pay Term Note, including interest, until the purchase price for the interest in the Variable Pay Term Note is received from the purchaser and paid to the servicer. See “Distributions on the Securities — Distributions”.

Interest Rate Swap

On the Closing Date, the trust will enter into an interest rate swap (the “Interest Rate Swap”) with     , as swap counterparty with an initial notional amount equal to the principal amount of the Class A Notes issued at closing, to hedge the floating rate interest that will accrue on the Class A Notes. The notional amount will decrease by any principal payments on the Class A Notes not made with the proceeds of issuance of a Variable Pay Term Note and by principal payments on the Variable Pay Term Notes. For further discussion of conditions to issuance of the Variable Pay Term Notes, see “— Variable Pay Term Notes” above.

      The information in the next paragraph has been provided by the swap counterparty for use in this prospectus. Except for the next paragraph, the swap counterparty has not prepared and does not accept responsibility for this prospectus. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of such information.

      The trust will not be permitted to issue a Variable Pay Term Note unless the trust has an interest rate swap in place with a notional amount equal to the principal balance of the Class A Notes and such Variable Pay Term Note and any outstanding Variable Pay Term Notes.

      Under the Interest Rate Swap the trust will be obligated to pay to the swap counterparty a rate of % on a notional amount equal to the aggregate outstanding balance of the Class A Notes and Variable Pay Term Notes. The swap counterparty will be obligated to pay to the trust one-month LIBOR on the same notional amount. The net amount owed by the trust to the swap counterparty is the “Swap Payment,”and the net amount owed by the swap counterparty to the trust is the “Swap Receipt.”

      The obligations of the trust under the Interest Rate Swap are secured under the indenture. The obligations of the swap counterparty under the Interest Rate Swap are unsecured. However, in the event the swap counterparty’s long-term senior unsecured debt ceases to be rated at a level acceptable to the Rating Agencies, the swap counterparty will be obligated, within 30 calendar days of the date on which the swap counterparty’s ratings fall below the required ratings or are withdrawn or suspended, either to (a) post collateral, (b) arrange for a substitute swap counterparty acceptable to the trust to assume the rights and obligations of the swap counterparty under the Interest Rate Swap, or (c) establish other arrangements necessary, if any, to secure its obligations under the Interest Rate Swap, in any case so that the Rating Agencies confirm the ratings of the Class A Notes and Variable Pay Term Notes that were in effect immediately prior to the change in the rating of the swap counterparty.

      Upon the occurrence of any event of default specified in the Interest Rate Swap, the non-defaulting party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under the Interest Rate Swap, the occurrence of certain bankruptcy and insolvency events and the failure of the counterparty to post collateral, assign the Interest Rate Swap to an eligible counterparty or take other remedial action if the counterparty’s ratings fall below the ratings acceptable to the Rating Agencies. Under the terms of the Interest Rate Swap, the non-defaulting party is not obligated to make a termination payment to the defaulting party.

      A termination payment may be payable by the trust or by the swap counterparty upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the notes resulting from a payment default under the indenture, (3) an acceleration of the notes following a covenant default under the indenture and the consent by the Controlling Class of notes to a sale by the indenture trustee for the trust’s assets or (4) the making of an amendment to the Receivables Transfer and Servicing Agreements or to the indenture that affects the Interest Rate Swap without the consent of the swap counterparty, which consent will not be unreasonably withheld.

      In the event the Interest Rate Swap is terminated due to a termination event, a termination payment may be due (1) to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the Interest Rate Swap in each case, in accordance with the procedures set forth in the Interest Rate Swap agreement. Any such termination payment could, if market interest rates or other conditions have changed materially, be substantial. For further discussion of termination payments under the Interest Rate Swap see “Risk Factors — Risks Associated with the Interest Rate Swap”.

Payments of Interest on Class B Notes

      Calculation of Interest. Interest on the Class B Notes will accrue for each Interest Period at

      % per annum on the outstanding principal balance as of the preceding Distribution Date, or with respect to the first Distribution Date, as of the Closing Date until such Class B Notes are paid in full. Interest on the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For so long as the Class A Notes and Variable Pay Term Notes are the Controlling Class of notes, interest distributions due the Class B Notes for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date plus interest on such amount at the rate of interest on the Class B Notes (to the extent permissible under the various State’s usury laws). If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Distribution Date, each of the holders of the Class B Notes will receive their ratable share (based upon the total amount of interest due to such holders of the Class B Notes) of the aggregate amount available to be distributed in respect of interest on the Class B Notes.

      Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes and Variable Pay Term Notes. Generally, interest on the Class B Notes will not be paid on any Distribution Date until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payments and interest due on the Class A Notes and the Variable Pay Term Notes have been paid in full. The payment of interest on the Class B Notes will be further subordinated if on any Distribution Date the sum of the Pool Balance and any amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes. In such case, interest on the Class B Notes will not be paid until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payment, interest on the Class A Notes and Variable Pay Term Notes and the First Priority Principal Distribution Amount have been paid in full. In addition, as further described under “Distributions on the Securities — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture” herein, interest on the Class B Notes may become further subordinated upon the occurrence of certain Events of Default. For further discussion on the payment of interest on the Class B Notes, see “Risk Factors — The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes”.

Payments of Principal of Class B Notes

      Payments of principal on the Class B Notes will not be made during the Revolving Period and will be made only during the Amortization Period. Upon the occurrence and an Early Amortization Event, the Revolving Period will terminate and the Class B Notes will be entitled to receive monthly payments of principal in accordance with the priorities set forth herein. For further discussion of the application of principal during the Revolving Period and the Amortization Period, see “Distribution of Funds — The Revolving Period” herein.

      General. Payments of principal of the Class B Notes are subordinate to payments of principal of the Class A Notes and Variable Pay Term Notes, and senior to distributions of principal payments on the Class C Certificates and Class D Certificates.

      Holders of the Class B Notes will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which the Class A Notes and Variable Pay Term Notes have been paid in full. The trust will make principal payments on the Class B Notes from amounts transferred to the Principal Distribution Account from the Collection Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account and from amounts in the

Accumulation Account to the extent funds are available after payment in full of the Class A Notes and Variable Pay Term Notes.

      Final Scheduled Distribution Date. The outstanding principal balance of the Class B Notes will be due and payable in full on the applicable Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class B Notes may be earlier or later than the applicable Final Scheduled Distribution Date, based on a variety of factors, including those described under“Maturity and Prepayment Considerations” herein.

Events of Default

      Events of Default. An“Event of Default”. shall constitute the occurrence of any of the following events: (i) a default for five days or more in the payment of any interest on notes of the Controlling Class of notes; (ii) a default in the payment of the principal of or any installment of the principal of any Note on its Final Scheduled Distribution Date; (iii) a default in the observance or performance of any material covenant or agreement of the trust other than those dealt with specifically elsewhere as an Event of Default and the continuation of any such default for a period of 60 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes; (iv) any representation or warranty made by the trust having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property.

      Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of the Controlling Class of notes may declare the principal of such notes to be immediately due and payable, except that such acceleration shall occur automatically in the case of clause (v) of Events of Default. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class of notes then outstanding if both of the following occur, (i) the trust has paid or deposited with the indenture trustee enough money to pay (1) all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and (2) all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel and (ii) all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

      Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

      If an Event of Default has occurred with respect to the notes, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an Event of Default relating to the payment of principal of or a default for five days or more in the payment of interest of any note, in each case resulting in acceleration of the notes, the indenture trustee may sell the related receivables without obtaining the consent of the securityholders or may elect to have the trust maintain possession of such receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following any other Event of Default, unless (i) the holders of 100% of the Controlling Class of notes consent to such sale (excluding notes held by the seller, the servicer or their affiliates), (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or (iii) the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes. For further discussion of the sale of receivables by the indenture trustee upon an Event of Default, see “Risk Factors — Indenture trustee may sell receivables upon an event of default which could result in losses to you”.

      In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement or breach of representation or warranty by the trust (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates.

      In the event of a sale of the receivables by the indenture trustee following an Event of Default, the noteholders and certificateholders will receive notice and an opportunity to submit a bid in the sale of the receivables.

      If the notes are accelerated due to a default in the payment of principal, a default in the payment of interest on any class of notes for five days or more, or certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property, the trust will change the priority of distributions and will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes, no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes and no distributions of principal or interest on the Class D Certificates until payment in full of principal and interest on the Class C Certificates. Following the occurrence of any other Event of Default which results in an acceleration of the notes, no change will be made in the priority of distributions until a liquidation, if any, of the property of the trust, provided, however, the trust will pay the notes in full before paying any principal or interest on the certificates.

      Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Variable Pay Term Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or more of the Class A Notes, Variable Pay Term Notes and Class B Notes in order that there be separate trustees for each of the Class A Notes, Variable Pay Term Notes and Class B Notes. In general, so long as any amounts remain unpaid with respect to the Class A Notes and Variable Pay Term Notes:

      •      only the indenture trustee for the Controlling Class of notes will have the right to exercise remedies under              the indenture; and

•	only the holders of the Controlling Class of notes will have the right to direct or consent to any action to be taken, including sale of the receivables.

      In any case, holders of the Class B Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes and Variable Pay Term Notes as described herein. When the Class A Notes and Variable Pay Term Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes.

      If the indenture trustee relating to any Class of notes resigns, its resignation will become effective only after a successor indenture trustee for that Class of notes is appointed and the successor accepts the appointment.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the trust. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

      No holder of a note will have the right to institute any proceeding with respect to the indenture, unless: (i) such holder previously has given to the indenture trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% in principal amount of the Controlling Class of notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee; (iii) such holder or holders have offered the indenture trustee reasonable indemnity; (iv) the indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class of notes.

      The indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the obligations of the trust contained in the indenture.

Optional Redemption

      General. All outstanding notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance has declined to 10% or less of the aggregate principal balance of the receivables as of the last day of the Revolving Period. The redemption price for the notes outstanding will be equal to —

•           the unpaid principal amount of such notes plus accrued and unpaid interest at the rate of interest on those notes; plus

•           interest on any past due interest at the rate of interest on those notes (to the extent permissible under the various State's usury laws).

      Redemption Procedures. Notice of an optional redemption will be given by first-class mail, postage prepaid, mailed not less than 15 Business Days prior to the applicable optional redemption date, to each holder of outstanding notes at such holder’s address in the register maintained by the respective registrar under the indenture. The trust expects that each of Euroclear, Clearstream and DTC, upon receipt of any notice of optional redemption, will provide prompt notice of such optional redemption to its participants or customers who own an interest in a book-entry note representing any notes to be redeemed in accordance with its customary procedures. The trust expects that any such participants or customers in Euroclear, Clearstream or DTC will provide prompt notice of such optional redemption to owners of an interest in a book-entry note representing any notes to be redeemed through such partici pants or customers in accordance with the customary procedures of such participants or customers.

      In the event Definitive Notes are issued and called for redemption, the Definitive Notes must be surrendered at the office of any paying agent appointed for the notes under the indenture in order to receive the redemption price.

Amendments

      The indenture may be amended under the circumstances described in“Description of the Notes — The Indenture — Modification of Indenture” herein except that the consent of the swap counterparty is also required for any amendment which affects the Interest Rate Swap, which consent shall not be unreasonably withheld.

DESCRIPTION OF THE CERTIFICATES

      The certificates will be issued in fully registered, certificated form pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. Only the Class C Certificates are offered hereby. The certificates will not be available in bearer form. The Class C Certificates will be available in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof. A copy of the Trust Agreement will be filed with the Securities and Exchange Commission following the issuance of the securities. The following summary describes certain terms of the certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth under the headings“Description of the Certificates” and “Distributions on the Securities”.

      General Application of Funds. Except as described below, all payments allocable to the Class C Certificates will be made to the persons in whose names the Class C Certificates are registered at the close of business on the applicable Record Date. As to each holder of a Class C Certificate such distributions will be made by the owner trustee on behalf of the trust by wire transfer in immediately available funds to the account specified by such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided the owner trustee with wiring instructions not later than five Business Days prior to the related Distribution Date, or otherwise by check mailed to such holder. All payments made on the Class C Certificates will be allocated pro rata among the outstanding Class C Certificates based on its percentage interests. The final distribution on any Class C Certificate will be made only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution.

Distributions of Interest Income on Class C Certificates

      Calculation of Interest. Interest on the Class C Certificates will accrue for each Interest Period at % per annum on the Certificate Balance as of the preceding Distribution Date, or with respect to the first Distribution Date, as of the Closing Date until such certificates are paid in full. The Class C Certificates will constituted Fixed Rate Securities, as such term is defined under“Certain Information Regarding the Securities — Fixed Rate Securities”. Interest on the Class C Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Until the Class C Certificates are paid in full, interest distributions due the Class C Certificates for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the rate of interest on the Class C Certificates (to the extent permissible under the various State’s usury laws). If the amount available for interest payments on the Class C Certificates is less than the amount of interest payable to the Class C Certificates on any Distribution Date, each of the holders of the Class C Certificates will receive their ratable share (based upon the total amount of interest due to such holders) of the aggregate amount available to be distributed in respect of interest on the Class C Certificates.

      Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes. Generally, interest on the Class C Certificates will not be paid on any Distribution Date until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payment and the interest due on the Class A Notes, the Variable Pay Term Notes and the Class B Notes has been paid in full. The payment of Class C Certificate interest will be further subordinated if on any Distribution Date the sum of the Pool Balance and the amounts in the Accumula tion Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes. In such case, interest on the Class C Certificates will not be paid until any unreimbursed advances, the Servicing Fee, the Swap Payment, any swap termination payment, interest due on the Class A Notes, Variable Pay Term Notes and Class B Notes and the First Priority Principal Distribution Amount have been paid. If the sum of the Pool Balance and the amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes, the Variable Pay Term Notes and the Class B Notes, then interest on the Class C Certificates will not be paid until the Servicing Fee, the Swap Payment, any swap termination payment, interest due on the Class A Notes, Variable Pay Term Notes and Class B Notes and the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount have been paid in full. In addition, interest on the Class C Certificates may become further subordinated upon the occur rence of an Event of Default under certain circumstances. For further discussion of payment of interest on the Class C Certificates, see “Risk Factors — The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes” and “Distributions on the Securities — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture”.

Distributions of Principal Payments on Class C Certificates

      Holders of the Class C Certificates will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which all of the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full, in an amount generally equal to the Regular Principal Distribution Amount, after giving effect to any portion of that amount payable to holders of the Class A Notes, the Variable Pay Term Notes and the Class B Notes. The trust will make distributions of principal to the holders of the Class C Certificates from amounts transferred to the Certificate Principal Distribution Account from the Principal Distribution Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account.

      Final Scheduled Distribution Date. The outstanding principal balance of the Class C Certificates will be due and payable in full on their Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class C Certificates may be earlier or later than their Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” herein.

Optional Redemption

      If the servicer exercises its option to purchase the receivables when the Pool Balance declines to 10% or less of the Pool Balance on the last day of the Revolving Period, you will receive an amount in respect of your Class C Certificates equal to the sum of:

•	the outstanding Certificate Balance of your class of certificates together with accrued interest at the rate of interest on that class of certificates; and

•	interest on any past due interest at the rate of interest on your certificates, to the extent permissible under the various State’s usury laws.

That distribution will cause the early retirement of your certificates.

DISTRIBUTIONS ON THE SECURITIES

      We have summarized below some of the important terms of the Receivables Transfer and Servicing Agreements with respect to the distribution of funds on the securities. We have filed forms of the Receivables Transfer and Servicing Agreements as exhibits to the registration statement. We will file copies of the actual Receivables Transfer and Servicing Agreements with the Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of the Receivables Transfer and Servicing Agreements. It is subject to all of the provisions of the Receivables Transfer and Servicing Agreements. You can find more information about the transfer of the receivables from the seller to the trust on the Closing Date under the sale and servicing agreement under“Sale and Servicing — Sale and Assignment of Receivables”.

Distributions

      Deposits to the Collection Account and Determination of Available Collections. On or before each Distribution Date, the servicer will cause all collections on the receivables, Actuarial Advances, Simple Interest Advances and other amounts constituting the Available Funds to be deposited into the Collection Account. On or before each Distribution Date, the servicer will instruct the indenture trustee to make the following deposits to the Collection Account on such Distribution Date:

      (1)        the amount, if any, to be withdrawn from the Reserve Account and deposited in the
                  Collection Account for payment of the Servicing Fee, any Swap Payments, any swap termination payments, any shortfalls in interest payments, any First Priority Principal
                   Distribution Amount or Second Priority Distribution Amount, and any shortfalls in principal amounts on Final Scheduled Distribution Dates, as described below;

      (2)         the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account; and

      (3)         the amount, if any, to be withdrawn from the Payahead Account and deposited in the
                   Collection Account representing current payments for the related Collection Period;

      The amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account as specified in clause (1) above, will be an amount equal to the lesser of:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Distribution Date).

      If such Distribution Date is the Final Scheduled Distribution Date for any class or Subclass of notes or certificates, the servicer will instruct the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

•	the excess, if any, of (1) the amount required to pay such class or Subclass of notes or certificates in full over (2) the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account for the amount of the Total Required Payment which exceeds the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount and the amount by which the Total Required Payment exceeds the Available Funds for such Distribution Date).

      Priority of Payments. On each Distribution Date, provided no Event of Default has occurred and is continuing, the servicer will allocate amounts on deposit in the Collection Account and will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account relating to the Collection Period preceding such Distribution Date (including the Swap Receipt, any Advances made by the Servicer and funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority after payment to the servicer for reimbursement of any Advances:

      (1)       to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

      (2)       any Swap Payment payable under the Interest Rate Swap;

      (3)       with the same priority and ratably in accordance with the principal balance of the Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payment due and payable by the trust to the swap counterparty;

(i) to the indenture trustee for the holders of the Class A Notes an amount equal to the sum of:

(a) the aggregate amount of interest accrued for the related Interest Period on all
                  Subclasses of Class A Notes on the principal outstanding as of the previous Distribution
                  Date after giving effect to all payments of principal to the holders of the Class A Notes on the preceding Distribution Date; and

(b) any shortfall in the amount of interest payable to the holders of the Class A Notes on prior Distribution Dates which has not been paid, plus interest at the applicable Subclass
                  Interest Rate on any such shortfall to the extent permissible under the various State’s usury laws;

(ii) to the indenture trustee for the holders of the Variable Pay Term Notes an amount equal to the sum of:

(a) the aggregate amount of interest accrued for the related Interest Period on all outstanding
                 Variable Pay Term Notes on the principal outstanding as of the previous Distribution Date giving after effect to all payments of principal to the holders of the Variable Pay Term
Notes on the preceding Distribution Date; and

(b) any shortfall in the amount of interest payable to the holders of the Variable Pay Term Notes on prior Distribution Dates which has not been paid, plus interest at the applicable Variable Pay Term Note Interest
                                                        Rates on any such shortfall to the extent permissible under the various
                                                        State’s usury laws; and

(iii) to the swap counterparty, the amount of any swap termination payment;

provided, that if any amounts allocable to the Class A Notes or Variable Pay Term Notes are not needed to pay interest due on such notes as of such Distribution Date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(5) to the indenture trustee for the holders of the Class B Notes:

(a) the aggregate amount of interest accrued for the related Interest Period on each of the Class B
                 Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class B Notes on the preceding
Distribution Date; and

(b) any shortfall in the amount of interest payable to the holders of the Class B Notes on prior
                 Distribution Dates which remains unpaid, plus interest on any such shortfall at the Class B
Note Interest Rate to the extent permissible under the various State’s usury laws;

(6) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

(7) to the Certificate Interest Distribution Account for the holders of the Class C Certificates:

(a) the aggregate amount of interest accrued for the related Interest Period on each of the Class C
                 Certificates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class C Certificates on the preceding
Distribution Date; and

(b) any shortfall in the amount of interest payable to the holders of the Class C Certificates on prior
                 Distribution Dates which remains unpaid, plus interest at the Class C Certificate Interest
Rate on any such shortfall to the extent permissible under the various State’s usury laws;

(8) to the Certificate Interest Distribution Account for the holders of the Class D Certificates:

(a) the aggregate amount of interest accrued for the related Interest Period on the Certificate
                 Balance of the Class D Certificates as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class D Certificates on the preceding Distribution
Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class D Certificates on prior Distribution Dates which remains unpaid, plus interest at the Class D Certificate Interest Rate on any such shortfall to the extent permissible under the various State’s usury laws;

(9)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance (calculated after giving effect to all amounts, including pursuant to clause (10) below, deposited to the Principal Distribution Account and then transferred to the Accumulation Account on such date);

(10)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(11)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

            Priority in Which the Trust Makes Principal Payments on the Notes and Certificates. On each Distribution Date, the servicer shall instruct the indenture trustee to withdraw the funds on deposit in the Principal Distribution Account and, if such Distribution Date is a Targeted Scheduled Distribution Date, any funds on deposit in the Accumulation Account and in the VPTN Proceeds Account and make distributions and payments from those accounts as described below and in the following order of priority:

(1)	FIRST, to the holders of the Class A Notes and Variable Pay Term Notes in reduction of principal until the principal amounts of the outstanding Class A Notes and Variable Pay Term Notes have been paid in full, in accordance with the following:

(A)	On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes,

(i)	first,

(a) from amounts on deposit in the Principal Distribution Account tothe holders of the outstanding Variable Pay Term Notes, if any, the Variable Pay Term Note Percentage of such amounts until all outstanding Variable Pay Term Notes are paid in full; and

(b)	from amounts on deposit in the Principal Distribution Account to the holders of the Subclass of Class A Notes, the Class A Per centage of such amounts until the principal amount of the Sub class or Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Date have been paid in full;

(ii)	second, from amounts on deposit in the Accumulation Account, if any, to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

(iii)	third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Date until paid in full; and

(iv) fourth, from any remaining amounts on deposit in the Principal Distribu tion Account to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the accumula tion account if any Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Date;

            (B)        On each Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and as of which the Trust has paid in full each
                         Subclass of Class A Notes which has reached or passed its Targeted Scheduled
                         Distribution Date,

(i) first, to the holders of the outstanding Variable Pay Term Notes, if any, until all outstanding Variable Pay Term Notes have been paid in full; and

(ii) second, if any Class A Notes remain outstanding, the remainder, if any, to the Accumulation Account;

            (C)         On each Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes on which a Subclass of Class A Notes which has reached and passed its Targeted Scheduled Distribution Date remains outstanding,

(i) from amounts on deposit in the Principal Distribution Account to the holders of all of the outstanding Subclasses of Class A Notes the Class A
                     Percentage of all amounts on deposit in the Principal Distribution Account until the principal amount of all of such outstanding Subclasses of Class A
Notes have been paid in full, in the following order of priority:

(a) to the Class A-1 Notes until paid in full;

(b) to the Class A-2 Notes until paid in full;

(c) to the Class A-3 Notes until paid in full;

(d) to the Class A-4 Notes until paid in full; and

(e) to the Class A-5 Notes until paid in full;

(ii) from amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes, if any, the Variable Pay Term Note
                     Percentage of such amounts until all outstanding Variable Pay Term Notes have been paid in full;

             (2)         SECOND, to the holders of the Class B Notes until the principal amount of the outstanding Class B Notes has been paid in full;

             (3)         THIRD, to the Certificate Principal Distribution Account, until the Certificate
                          Balance of the Class C Certificates has been paid in full;

             (4)         FOURTH, to the Certificate Principal Distribution Account, until the Certificate
                          Balance of the Class D Certificates has been paid in full; and

             (5)         FIFTH, to the seller, any funds remaining on deposit in the Principal Distribution
                          Account;

provided, in each case, that in the event there are not sufficient funds to pay the principal amount of all notes or certificates within a Subclass or Class having the same priority, principal payments shall be made to each holder within such Subclass or Class on a pro rata basis, and provided, further, all of the Subclasses of Class A Notes will be paid sequentially, so that no principal payments will be made on any Subclass of Class A Notes until all Subclasses of Class A Notes with a lower numerical designation have been paid in full; and provided further if at any time more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before any principal is paid to any Variable Pay Term Note with a later issuance date.

      Priority of Payments May Change Upon an Event of Default Under the Indenture. Upon the occurrence and continuation of any Event of Default described under “Description of the Notes — The Indenture — Events of Default,” the indenture trustee or the holders of a majority of the Controlling Class of notes may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

      Defaults in Payment of Interest and Principal Resulting in Acceleration and Certain Insolvency Events. Following the occurrence and during the continuation of an Event of Default relating to:

(a) a default in the payment of principal on any note which has resulted in acceleration of the notes;

(b) a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes; or

(c) an Insolvency Event or dissolution with respect to the trust which has resulted in an acceleration of the notes;

the priority of payments changes and the holders of the Class A Notes and the Variable Pay Term Notes must be paid in full and all amounts due to the Swap Counterparty paid in full before any distributions of interest or principal may be made on the Class B Notes and the certificates; the holders of the Class B Notes must be paid in full before any distributions of interest or principal may be made on the certifi cates; and the holders of the Class C Certificates must be paid in full before any distributions of interest or principal on the Class D Certificates. In such an Event of Default, the Class A Notes and the Variable Pay Term Notes will be paid principal pro rata.

      Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the Class A Notes, the Variable Pay Term Notes and the Class B Notes on each Distribution Date in the manner set forth in “— Priority of Payments,” above, until a liquidation, if any, of the receivables.

      Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. Following the occurrence of any Event of Default which has resulted in an acceleration of the notes, the priority of payments changes and the holders of the notes will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “— Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default” below and “Description of the Certificates — Distributions of Interest Income on Class C Certificates — Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes.

      Interest and Principal Paid in Order of Seniority of Classes Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the indenture trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth under “Description of the Notes — The Indenture — Rights upon Event of Default.” Irrespective of the type of Event of Default, upon such a liquidation of receivables (1) interest payments allocable to the Class A Notes and Variable Pay Term Notes and swap termination payments will continue to be paid pro rata based on the principal amount of the Class A Notes and Variable Pay Term Notes and the amount of the swap termination payment but principal payments will be paid to the Class A Notes and Variable Pay Term Notes pro rata, (2) no amounts will be distributed to the holders of the Class B Notes until all interest and principal due on the Class A Notes and the Variable Pay Term Notes and payments due to the Swap Counterparty have been paid in full, (3) no amounts will be distributed to the holders of the Class C Certificates or Class D Certificates until all interest and principal due on the Class B Notes has been paid in full and (4) no amounts will be distributed to the holders of the Class D Certificates until all interest and principal due on the Class C Certificates has been paid in full.

      Servicer will Provide Information to Indenture Trustee. On each Determination Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Determination Date, including:

•	the amount of aggregate collections on the receivables;

•	the aggregate amount of Liquidated Receivables;

•	the aggregate Advances to be made by the servicer;

•	the amount of Servicer Liquidity Advances, if any; and

•	the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

      Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Distribution Dates May Delay Interest and Principal on Subordinate Classes of Notes or Certificates. The principal balances of the notes and certificates are generally expected to be repaid prior to their applicable Final Scheduled Distribution Date. However, if the principal amount of any Subclass of Class A Notes, the Class B Notes or the Class C Certificates is not fully repaid on or prior to its Final Scheduled Distribution Date, any remaining principal balance of that Subclass or Class, as the case may be, will be immediately due on that date, and will be payable before any payments of principal or interest are made to any other Subclass or Class of securities subordinate to such Subclass or Class. Any such failure to pay the principal balance of any Subclass of Class A Notes on its Final Scheduled Distribution Date or to pay the principal balance of the Variable Pay Term Notes in full on their Final Scheduled Distribution Date will result in a delay of interest and principal payments on the Class B Notes and certificates. Any such failure to pay the principal balance of the Class B Notes on their Final Scheduled Distribution Date will result in a delay of interest and principal payments on the certificates.

      A substantial amount payable on a Final Scheduled Distribution Date would generally occur as a result of slower-than-expected payments on the receivables, including:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

      Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes or Certificates. The trust will pay principal on the Class A Notes and Variable Pay Term Notes prior to the payment of interest on the Class B Notes or certificates in cases where the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance of the notes and the Yield Supplement Overcollateralization Amount.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes, Variable Pay Term Notes and Class B Notes and the Yield Supplement Overcollateralization Amount, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C Certificates and Class D Certificates.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes and Variable Pay Term Notes and the Yield Supplement Overcollateralization Amounts, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes, the Class C Certificates and the Class D Certificates.

      Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate Classes of notes or certificates on a timely basis:

•	substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal and which exceed the Specified Overcollateralization Amount; or

•	delayed collections on the receivables resulting from either:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

Application of Funds to Maintain Overcollateralization

      Credit support for payment on the securities will be provided by overcollateralization. Overcollateralization means the excess of principal payments on the receivables over the principal payable on the notes and certificates which will be available to cover prepayments, losses or defaults on the receivables. The targeted overcollateralization amount will be the sum of the Specified Credit Enhancement Amount and the Yield Supplement Overcollateralization Amount. These amounts are the amounts that overcollateralization amounts which constitute credit support for the notes and certificates. The “Specified Credit Enhancement Amount” will equal, with respect to any Distribution Date, the greatest of (1) $             , (2) 1.00% of the Pool Balance at the end of the related Collection Period, and (3) the aggregate principal balance of the receivables that are delinquent 91 days or more and were not liquidated receivables at the end of the related Collection Period. The Yield Supplement Overcollateralization Amounts for each Distribution Amounts are listed under the definition “Yield Supplement Overcollateralization Amount” in the Glossary of Terms of the Prospectus beginning on page 121. Once the targeted levels of overcollateralization are reached, any excess amounts received will be released to the seller on the next Distribution Date. There is no assurance that the targeted levels of overcollateralization will be sufficient and holders of the securities may lose their investment if prepayments, losses and defaults exceed expectation.

      On the Closing Date the principal balance of the receivables will exceed the principal balance of the notes and certificates by   %, which is less than the targeted level of overcollateralization. It is expected that during the Revolving Period, the targeted level of overcollateralization will be reached through the purchase of Additional Receivables at a discount from par, to the extent such receivables are available from the seller. The Additional Receivables will be purchased by the trust with amounts that would otherwise be paid as principal to holders of the notes and certificates. For a further discussion of the purchase of Additional Receivables during the Revolving Period, see “Description of Notes — The Revolving Period”. By purchasing Additional Receivables at a discount, the principal balance of the receivables will increase and the principal balance of the notes and certificates will remain constant, thereby increasing overcollateralization. It is expected that the targeted level of overcollateralization will be achieved during the Revolving Period, although there can be no assurances.

      During the Amortization Period, the targeted level of overcollateralization will be maintained by application of principal payments on the securities. If overcollateralization is below the targeted level, additional funds will be applied to payments of principal on the securities. This will result in the principal on the securities paying down at a faster rate than principal on the receivables and, thereby, re-establishing the targeted level of overcollateralization. Under most circumstances, the amount of principal paid on the securities will be equal to the Regular Principal Distribution Amount. The Regular Principal

Distribution Amount will vary depending on the deficiency of overcollateralization — the greater the deficiency, the greater the Regular Principal Distribution Amount will be. In periods where there are substantial prepayments, late payments on Simple Interest Receivables or Realized Losses, a Second Priority Principal Distribution Amount may be payable to the extent that the aggregate outstanding principal balance of the notes exceeds the remaining Pool Balance or, to the extent the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes exceeds the remaining Pool Balance, a First Priority Principal Distribution Amount may be payable. In each case, the notes would be paid down faster than expected to attempt to re-establish target levels of overcollateralization. See “— Changes in Priority of Distribution of Funds — Losses and Prepayments on the Receivables Will Change Priority of Distribution”.

      The amount of overcollateralization calculated to compensate for receivables with interest rates below   % is represented by the Yield Supplement Overcollateralization Amount. The Yield Supplement Overcollateralization Amount will be calculated on the Closing Date for the initial receivables sold to the trust on the Closing Date and for the Additional Receivables to be sold to the trust during the Revolving Period. Solely for the purposes of calculating the additional yield supplement overcollateralization amounts needed for each pool of Additional Receivables, a faster than expected prepayment speed will be used to project the principal balance of the Additional Receivables which will be sold to the trust on future Distribution Dates. This will have the intended effect of producing more Yield Supplement Overcollateralization Amounts than would be necessary under expected prepayment conditions.

      The portion of the Yield Supplement Overcollateralization Amount for the initial receivables sold to the trust on the Closing Date will be calculated as the sum of the amount for each initial receivable equal to the excess, if any, of (i) the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable, over (ii) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at   %. The portion of the Yield Supplement Overcollateralization Amount for each pool of Additional Receivables (based on the projected principal balances using the faster than expected prepayment rate as described above) will be calculated by applying the percentages derived from the calculation of the amounts required for the initial pool over its life beginning on the Closing Date to the pools of Additional Receivables over their respective lives beginning on their purchase dates.

      For the purpose of such calculations of the Yield Supplement Overcollateralization Amounts for the initial receivables and the Additional Receivables, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

Optional Redemption

      All outstanding notes and certificates will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the last day of the Revolving Period. The redemption price for the notes and certificates outstanding will be equal to the sum of (i) unpaid principal amount of such notes and certificates plus accrued and unpaid interest at the rate of interest on those notes and certificates and (ii) interest on any past due interest at the rate of interest on those notes and certificates (to the extent permissible under the various State’s usury laws). Such redemption of securities is referred to as an “Optional Redemption.” If and for so long as any Notes to be redeemed are listed on the Luxembourg Stock Exchange and for so long as the rules of such stock exchange so require, the indenture trustee will arrange for a notice of the redemption and the optional redemption date to be published in an Authorized Newspaper as soon as possible. Such publication is expected to be made in the Luxemburger Wort.

Accumulation Account

      Pursuant to the Receivables Transfer and Servicing Agreements, the servicer will establish the Accumulation Account with the indenture trustee. On each Distribution Date during the Revolving Period, the indenture trustee will pay to the seller amounts on deposit in the Principal Distribution Account in consideration for Additional Receivables sold to the trust by the seller on such Distribution Date. If the amounts of eligible additional receivables that are available for sale to the trust are insufficient for the reinvestment of amounts allocable to principal, any unreinvested principal amounts shall be deposited to the Accumulation Account and shall be invested in Eligible Investments until the next Distribution Date. Up to   % of the aggregate balance of the pool of receivables (calculated as though all amounts were reinvested and excluding any investment earnings) can be held in the Accumulation Account during the Revolving Period without triggering an Early Amortization Event.

      If, on any Distribution Date during the Amortization Period, there are Class A Notes outstanding, no Variable Pay Term Notes outstanding and no Subclass of Class A Notes has reached or passed its Targeted Scheduled Distribution Date and has not been paid in full, amounts which would otherwise be allocable to principal payments on the notes and certificates shall instead be deposited into the Accumulation Account. No funds will be deposited in the Accumulation Account (i) on any Distribution Date after the notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the indenture or (ii) on any Distribution Date after the Class A Notes and Variable Pay Term Notes have been paid in full or (iii) on any Distribution Date any Subclass or Subclasses of Class A Notes are entitled to receive payments of principal (after giving effect to all payments to be made to such Class A Notes on such Distribution Date). The Accumulation Account will be an Eligible Deposit Account and amounts on deposit in the Accumulation Account will be invested in Permitted Investments. As further described in “— Reserve Account” below, if a deposit is made into the Accumulation Account, the required balance of the Reserve Account will be increased to compensate in part for any “negative carry” between the interest earned on the Permitted Investments and the interest payable on the notes and certificates and the servicing fee.

VPTN Proceeds Account

      The indenture trustee will establish the VPTN Proceeds Account for the benefit of the holders of the Class A Notes. On each date of issuance of a Variable Pay Term Note, the indenture trustee will instruct the purchaser of a Variable Pay Term Note to deposit the purchase price in the VPTN Proceeds Account on or before the corresponding Targeted Scheduled Distribution Date. Any Servicer Liquidity Advances shall also be deposited into the VPTN Proceeds Account. Amounts on deposit in the VPTN Proceeds Account shall be applied to the payment of principal on the related Subclass or Subclasses of Class A Notes sequentially according to their lowest numerical designation until all Class A Notes are paid in full.

Reserve Account

      Pursuant to the Receivables Transfer and Servicing Agreements, the seller will establish the Reserve Account with the indenture trustee. The Reserve Account will be held in the name of the indenture trustee for the benefit of the holders of the notes and certificates. To the extent that amounts on deposit in the Reserve Account are depleted, the holders of the notes and certificates will have no recourse to the assets of the seller or servicer as a source of payment.

      Deposits to the Reserve Account. The Reserve Account will be funded by an initial deposit by the seller on the Closing Date in the amount of $            , which equals 0.50% of the Pool Balance (the “Reserve Initial Deposit”). On each Distribution Date, the indenture trustee will withdraw funds from the Collection Account to the extent available after payment of the Total Required Payment to the extent necessary to increase the balance in the Reserve Account to the Specified Reserve Balance. See “— Distributions — Priority of Payments” above.

      In addition, if a deposit is to be made into the Accumulation Account on any Distribution Date or was made on any prior Distribution Date, the Specified Reserve Balance will be increased to compensate in part for any negative carry between the interest rates payable on the notes and certificates (and the servicing fee) and the interest rate payable on Permitted Investments in the Accumulation Account in an amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount after giving effect to any withdrawals or deposits on such Distribution Date and (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12, and (iii) the weighted average interest rate of the securities (after giving effect to all principal payments on such Distribution Date) minus (one-month LIBOR less   %).

      There is no assurance that these increases in the Specified Reserve Balance will be sufficient to compensate for any negative carry or that there will be sufficient funds to deposit to the Reserve Account in the amount of such increase.

      Withdrawals from the Reserve Account. On each Distribution Date, the indenture trustee will withdraw from amounts on deposit in the Reserve Account, the Reserve Account Excess Amount, if any, and the amount of any shortfall between the Total Required Payment and Available Funds on such Distribution Date. The indenture trustee will withdraw from amounts on deposit in the Reserve Account on the Final Scheduled Distribution Date of any Class or Subclass of notes or certificates amounts necessary to pay in full such Class or Subclass of securities after giving effect to the Available Funds and any amount withdrawn to pay a shortfall in the Total Required Payment as described in the preceding sentence. At no time, however, will amounts on deposit in the Reserve Account be available to pay principal of the Class A Notes on a Targeted Scheduled Distribution Date except to the extent of the Principal Distribution Amount. See “— Distributions — Deposits to the Collection Account and Determination of Available Collections” above.

      In addition, the indenture trustee will withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts, together with the Available Funds for such Distribution Date, would be sufficient to pay the sum of the Servicing Fee, all Swap Payments, any swap termination payments and principal and interest on all outstanding notes and certificates.

      If the amounts on deposit in the Reserve Account on any Distribution Date, after giving effect to all other deposits, including the deposit described under clause (9) under “— Distributions — Priority of

Payments” above, and withdrawals therefrom on such Distribution Date, is greater than the Specified Reserve Balance for such Distribution Date, the servicer will instruct the indenture trustee to distribute the Reserve Account Excess Amount to the seller. Upon any such distribution to the seller, neither the holders of the notes nor the holders of the certificates will have any rights in, or claim to, such amounts.

      Investments. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each Rating Agency rating the notes or certificates confirms that such actions will not adversely affect its ratings of the notes or certificates, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Distribution Date and Permitted Investments will not be sold to meet any shortfalls.

      Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes and certificates; and

•	decrease the likelihood that you will experience losses on your notes or certificates.

      However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the holders of the notes and certificates could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

      After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

      After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

Reports to Securityholders

      On or prior to each Distribution Date, the servicer or administrator will provide (i) to the indenture trustee a statement to be delivered to the noteholders and (ii) to the owner trustee a statement to be delivered to the certificateholders. Each statement will include (to the extent applicable) the following information for the related Distribution Date:

(1)	the amount allocable to interest for each class or subclass of notes and certificates;

(2)	(a) during the Revolving Period, the amount deposited to the Principal Distribution Account, the amount applied to purchase Additional Receivables and the aggregate principal balance of the Additional Receivables and (b) during the Amortization Period, the amount allocable to principal for each class of notes and certificates, including the Class A Percentage and Variable Pay Term Note Percentage thereof;

(3)	the amount of any withdrawals from the Reserve Account (separately stated by purpose) and the Accumulation Account;

(4)	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(5)	the Yield Supplement Overcollateralization Amount for such Distribution Date;

(6)	the aggregate outstanding principal amount for each class of notes and certificates and any related factors needed to compute the principal amount outstanding of the notes or certificates, each after giving effect to all payments reported under clauses (1) and (2) above on such date;

(7)	the amount of the servicing fee and any unpaid servicing fee for the related Collection Period;

(8)	the amount of the aggregate Realized Losses, if any, for the related Collection Period;

(9)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on the notes and the certificates;

(10)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on the notes and the certificates;

(11)	the aggregate Purchase Amounts for receivables, if any, that were repurchased in the related Collection Period;

(12)	the balance of the Reserve Account on such date, after giving effect to changes therein on such date;

(13)	the Specified Overcollateralization Amount on such date, before and after giving effect to changes therein on such date;

(14)	the amount of Advances on such date;

(15)	for the first Distribution Date that is on or immediately following the end of the Revolving Period, the amount remaining in the Principal Distribution Account that has not been used to fund the purchase of Additional Receivables;

(16)	for any Targeted Scheduled Distribution Date, the principal amount of any Variable Pay Term Note to be issued on such date;

(17)	the amount, if any, to be deposited in the Accumulation Account and the balance of the Accumulation Account on such date, after giving effect to changes therein on such date;

(18)	whether an Early Amortization Event has occurred;

(19)	if such Distribution Date is a Targeted Scheduled Distribution Date, whether the related Subclass of Class A Notes will be paid in full; and

(20)	if such Distribution Date occurs after a Targeted Scheduled Distribution Date on which the related Subclass of Class A Notes has not been paid in full, whether such Subclass remains outstanding.

      Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes or the initial Certificate Balance of such certificates, as applicable.

      Reports and notices to the holders of the notes and certificates shall be given by first-class mail, postage prepaid, to the registered holders of such notes or certificates at their address appearing in the note register. In addition, for so long as the Class A Notes and Class B Notes are listed on the Luxembourg Stock Exchange and so long as the rules of such exchange so require, notices to the holders of such notes shall also be given by publication in an Authorized Newspaper. Such publication notice is expected to be made in the Luxemburger Wort.

      Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of the trust, the owner trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Federal Income Tax Matters”.

Certain Covenants of the Trust Under the Indenture

      Restrictions on Consolidation or Merger of Trust. To protect the assets of the trust and the interests of the noteholders, the indenture will generally prohibit the consolidation or merger of the trust with another entity. The trust will only be allowed to consolidate or merge if all of the following has occurred: (i) the surviving entity is organized under U.S. laws, (ii) the entity expressly assumes the trust’s obligation under the indenture, (iii) no Event of Default (or with notice or lapse of time or both would become) will occur and be continue as a result of the consolidation or merger, (iv) the rating of the notes and the certificates will not be reduced or withdrawn by the Rating Agencies as a result of the consolidation or merger, (v) the trust has received an opinion of counsel stating that such consolidation or merger will have no material adverse tax consequence to the trust or any holder of notes or certificates, (vi) actions to maintain the lien and security interest created by the indenture have been taken, and (vii) the trust has received an opinion of counsel and officer’s certificate stating that the consolidation or merger satisfies all requirements under the indenture.

      Negative Covenants. The trust will make certain negative covenants that are intended to protect the assets and interests of the noteholders. The trust will covenant, among other things, not to (i) dispose of its assets, except as expressly permitted, (ii) take a credit or deduction on the amounts payable on the notes (other than amounts withheld for tax or state law purposes) or assert a claim against the holders of the notes for payment of taxes, (iii) dissolve or liquidate the trust, (iv) subordinate or impair the lien created under the indenture, (v) allow the indenture to become invalid (vi) release the obligations created under the indenture, except as expressly permitted, or (vii) allow the creation of any lien or other encumbrance which would burden the assets or proceeds of the trust, except as may be allowed under the indenture.

      The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances or Servicer Liquidity Advances made to it by the servicer or otherwise in accordance with the transaction documents.

The Indenture Trustee

      The Chase Manhattan Bank, a New York corporation, will be the indenture trustee under the indenture. The principal trust offices of The Chase Manhattan Bank are located at 450 West 33rd Street, New York, New York 10001.

      The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust will remove the indenture trustee if the indenture trustee ceases to be eligible under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor indenture trustee for the notes of the trust. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor indenture trustee.

SALE AND SERVICING OF RECEIVABLES

Sale and Assignment of Receivables

      Sale and Assignment of Receivables. Before the trust issues the securities, Ford Credit will sell and assign to the seller under the purchase agreement, without recourse, its entire interest in the receivables, including its security interests in the related financed vehicles in exchange for the net proceeds received by the seller from the sale of the notes and the certificates. When the trust issues the securities, the seller will sell and assign to the trust under the Receivables Transfer and Servicing Agreements, without recourse, the seller’s entire interest in the receivables, including its security interests in the related financed vehicles, in exchange for the notes and certificates issued by the trust. Each such receivable will be identified in a schedule to the Receivables Transfer and Servicing Agreements. The indenture trustee will not independently verify the existence and eligibility of any receivables. The indenture trustee will, concurrently with the sale and assignment, execute and deliver the notes and the owner trustee will execute and deliver the certificates to the seller in exchange for the receivables. Additional Receivables will be sold by Ford Credit to the seller and by the seller to the trust from time to time during the Revolving Period.

      Representations and Warranties. In the purchase agreement, Ford Credit will represent and warrant to the seller, and in the Receivables Transfer and Servicing Agreements the seller will represent and warrant to the trust among other things, that at the Closing Date and on the date of each transfer of Additional Receivables:

•	the information provided about the related receivables is correct in all material respects;

•	the obligor on each related receivable had obtained or agreed to obtain physical damage insurance in accordance with Ford Credit’s normal requirements;

•	the related receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•	each of the related receivables is or will be secured by a first priority perfected security interest in the financed vehicle in favor of Ford Credit or PRIMUS; and

•	each related receivable, at the time it was originated, complied, and at the date of issuance of the notes and certificates and at each transfer date of each Additional Receivable complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

      If there is a breach of representation or warranty then the seller is obligated to repurchase the related receivable. As of the last day of the second (or, if the seller elects, the first) Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the trust in any receivable, the seller, unless the breach has been cured, will purchase such receivable from the trust. Ford Credit will then be required to purchase such receivable from the seller, at a price equal to the Purchase Amount. The purchase obligation will constitute the sole remedy available to the noteholders, certificateholders and the indenture trustee in respect of the trust for any such uncured breach.

Accounts Established by the Servicer

      Accounts of the Trust. In general, the servicer will be permitted to retain collections on the receivables until the business day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if Ford Credit is no longer the servicer or (3) if Ford Credit’s short-term rating is no longer rated P-1 by Moody’s, A-1 by S&P or F-1 by Fitch. The following accounts will be established:

•	the servicer will establish the Collection Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Principal Distribution Account in the name of the indenture trustee within the Collection Account on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Certificate Interest Distribution Account in the name of the owner trustee;

•	the servicer will establish the Certificate Principal Distribution Account in the name of the owner trustee;

•	the servicer will establish the VPTN Proceeds Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the Class A Notes;

•	the servicer will establish the Accumulation Account in the name of the indenture trustee on behalf of the holders of the notes and certificates; and

•	the servicer will establish and will maintain the Reserve Account in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty.

      The trust will pledge the Collection Account, the Principal Distribution Account, the Accumulation Account and the Reserve Account to the indenture trustee for the benefit of the holders of the notes and the swap counterparty. The VPTN Proceeds Account will be pledged by the trust for the benefit of the holders of the Class A Notes.

      Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts credited to the Payahead Account are held for the benefit of obligors who have made a payment before its due date and are applied on the due date. The Payahead Account will not be included in the property of the trust.

Servicing of Receivables

      General. Under the Receivables Transfer and Servicing Agreements, the servicer will service and administer the receivables held by the trust and, as custodian on behalf of the trust, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to such receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the related receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by Ford Credit to the seller and by the seller to the trust, will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because the receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Certain Legal Aspects of the Receivables — Security Interests in Vehicles.”

      Servicing Procedures of the Servicer. Ford Credit will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by the trust and will use the same collection procedures that it follows with respect to automotive retail installment sale contracts that it continues to own, in a manner consistent with the Receivables Transfer and Servicing Agreements.

      Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase or make Advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond six months past the last day of the Collection Period preceding the latest date that a receivable matures, changes the APR or the total amount or number of scheduled payments of such receivable or fails to maintain a perfected security interest in the related financed vehicle. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. Ford Credit may from time to time take additional security securing payment of any receivable held by the trust.

      Collections May Be Retained by the Servicer During the Collection Period; Certain Applications of Collections. So long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the Receivables Transfer and Servicing Agreements is satisfied, the servicer may retain all payments on the receivables received from obligors and all proceeds of the receivables collected during a Collection Period until the business day preceding the applicable Distribution Date. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the Collection Account on or prior to the business day preceding the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. For further discussion of servicer retention of collections, see “Risk Factors — You may suffer losses on your securities because the servicer will hold collections and commingle them with its own funds”.

      Collections on a receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the servicer with respect to such receivable and then to the scheduled payment. To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections shall be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.

      Servicer May Make Advances. To the extent the collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Actuarial Receivable not previously applied, if any, with respect to such Actuarial Receivable shall be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make an Actuarial Advance. The servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Actuarial Advances in the Collection Account on or prior to the business day preceding the applicable Distribution Date. The servicer will be entitled to recoup its Actuarial Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Actuarial Advances from collections from other receivables.

      On or before each applicable Distribution Date, the servicer shall deposit into the Collection Account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to such amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

      In the event that an obligor shall prepay a receivable in full, if the related contract did not require such obligor to pay a full month’s interest for the month of prepayment, at the APR, the servicer will advance the amount of such interest. The servicer will not be entitled to recoup any such advance. The servicer may instruct the indenture trustee to withdraw such Advances instead from the reserve account provided that the servicer within two business days replaces in the reserve account any funds so used.

      Compensation Payable to the Servicer. The servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account. The servicer also is entitled to receive the Supplemental Servicing Fee.

      The Servicing Fee and the Supplemental Servicing Fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the Receivables Pool, including making advances, accounting for collections, furnishing monthly and annual statements to the owner trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, the fees of the owner trustee, Delaware trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the receivables.

      Servicer Allowed to Make Net Deposits. As an administrative convenience and for so long as certain conditions are satisfied (see “— Collections May Be Retained by the Servicer During the Collection Period; Certain Applications of Collections” above), the servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for the trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. Similarly, the servicer may cause to be made a single, net transfer from the collection account to any related payahead account, or vice versa. The servicer, however, will account to the indenture trustee, the noteholders and the certificateholders as if all deposits, distributions, and transfers were made individually.

      Evidence as to Compliance of the Servicer. The Receivables Transfer and Servicing Agreements will provide that a firm of independent certified public accountants will furnish to the indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such statement, from the Closing Date) with certain standards relating to the servicing of the receivables, the servicer’s accounting records and computer files with respect thereto and certain other matters.

      The Receivables Transfer and Servicing Agreements will also provide for delivery to the indenture trustee substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Receivables Transfer and Servicing Agreements throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give the owner trustee and indenture trustee notice of certain Events of Servicing Termination under the Receivables Transfer and Servicing Agreements. Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the indenture trustee.

      Certain Other Matters Regarding the Servicer. The Receivables Transfer and Servicing Agreements will provide that Ford Credit may not resign from its obligations and duties as servicer thereunder, except upon a determination that Ford Credit’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed Ford Credit’s servicing obligations and duties under the Receivables Transfer and Servicing Agreements.

      The Receivables Transfer and Servicing Agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust, the noteholders or the certificateholders for taking any action or for refraining from taking any action under the Receivables Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Receivables Transfer and Servicing Agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Receivables Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Receivables Transfer and Servicing Agreements, the rights and duties of the parties thereto, and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursement.

      Under the circumstances specified in the Receivables Transfer and Servicing Agreements, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford Motor Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the Receivables Transfer and Servicing Agreements. For as long as Ford Credit is the servicer, it may at any time subcontract some or substantially all of its duties as servicer under the Receivables Transfer and Servicing Agreements to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company and the servicer may at any time perform certain specific duties as servicer through other subcontractors.

      Events of Servicing Termination. “Events of Servicing Termination” under the Receivables Transfer and Servicing Agreements will consist of:

•	any failure by the servicer or the seller, as the case may be, to deliver to the indenture trustee for distribution to the securityholders or for deposit in the Trust Accounts, the Certificate Interest Distribution Account or the Certificate Principal Distribution Account, any required payment, which failure continues unremedied for three business days after written notice from the indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

•	any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Receivables Transfer and Servicing Agreements, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the indenture trustee or (B) to the servicer, the seller and the indenture trustee by holders of notes or certificates, as applicable, of not less than 25% in principal amount of the Controlling Class of notes (or, if no notes are outstanding, 25% by Certificate Balance of the Controlling Class of certificates);

•	certain events of bankruptcy, insolvency or similar proceedings or the winding up or liquidation of the seller’s or servicer’s affairs which have continued unstayed and in effect for a period of sixty (60) consecutive days; and

•	the consent by the servicer or seller to the appointment of a conservator or receiver in any insolvency or similar proceedings, or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition for insolvency or reorganization, make an assignment for the benefits of its creditors, or voluntarily suspend payment of its obligations or become insolvent;

      Rights Upon Event of Servicing Termination. If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Class of certificates) may remove the servicer without the consent of any of the other securityholders, whereupon a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Receivables Transfer and Servicing Agreements and will be entitled to similar compensation arrangements. For further discussion of the rights of Noteholders and Certificateholders upon an Event of Servicing Termination, see “Risk Factors — The Controlling Class controls removal of the servicer upon a default on its servicing obligations”.

      If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Receivables Transfer and Servicing Agreements.

      Waiver of Past Events of Servicing Termination. If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Class of certificates), subject to the exceptions provided in the Receivables Transfer and Servicing Agreements, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Other Provisions of the Receivables Transfer and Servicing Agreements

      Termination of Agreements. The obligations of the servicer, the seller, the owner trustee and the indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders and certificateholders of the trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) an Optional Redemption.

      Amendment of Agreements. The parties to each of the Receivables Transfer and Servicing Agreements may amend such agreements without the consent of the noteholders and certificateholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any the holder of notes or certificates. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer or the indenture trustee with the consent of the holders of notes of the trust evidencing not less than a majority in principal amount of each class of notes, voting separately, and the holders of the certificates evidencing not less than a majority of the Certificate Balance of such certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rates on the notes and certificates or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust and provided that an opinion of counsel as to certain tax matters is delivered if required.

The Administration Agreement

      Covenants of the Owner Trustee Relating to the Bankruptcy of the Trust. The trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all certificateholders (excluding the seller, the servicer or their affiliates) of the trust and the delivery to the owner trustee by each such holder of certificates (excluding the seller, the servicer or their affiliates) of a certificate certifying that such holder of certificates reasonably believes that the trust is insolvent.

      Administration Agreement. Ford Credit, will be the administrator of the trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations required by the indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in Vehicles

      In all states in which the receivables have been originated, retail installment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. Each receivable prohibits the sale or transfer of the financed vehicle without the consent of Ford Credit or PRIMUS, as the case may be.

      Under the purchase agreement, Ford Credit will assign its security interests in the financed vehicles securing the related receivables to the seller. Under the Receivables Transfer and Servicing Agreements, the seller will assign its security interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust under the Receivables Transfer and Servicing Agreements. For further discussion of the sale of receivables, see “Sale and Servicing — Sale and Assignment of Receivables”.

      In most states, assignments such as those under the purchase agreement and the Receivables Transfer and Servicing Agreements together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit’s or PRIMUS’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Ford Credit or PRIMUS failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit’s warranties under the purchase agreement and of the seller’s warranties under the Receivables Transfer and Servicing Agreements and would create an obligation of Ford Credit under the purchase agreement and of the seller under the Receivables Transfer and Servicing Agreements to purchase the related receivable if such breach shall materially adversely affect the interest of the trust in such receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, that trust’s interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under the purchase agreement to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on such financed vehicle in the event of a default would be adversely affected.

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit and PRIMUS take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit or PRIMUS must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the Receivables Transfer and Servicing Agreements, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the indenture trustee, noteholders or certificateholders in the event such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such financed vehicle after the Closing Date with respect to a receivable.

Repossession

      In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit and PRIMUS in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Cure Rights

      In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions.

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, a reinstatement right is permitted by payment of delinquent installments. Repossessed vehicles are generally disposed of by Ford’s Vehicle Marketing Department at auction.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

      The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, the trust, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit’s and the seller’s representations and warranties under the purchase agreement and the Receivables Transfer and Servicing Agreements and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. For further discussion of Ford Credit’s and the seller’s representations and warranties, see “Sale and Servicing — Sale and Assignment of Receivables — Representations and Warranties”.

      Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

      Ford Credit and the seller will warrant under the purchase agreement and the Receivables Transfer and Servicing Agreements that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, such violation would constitute a breach of warranty under the purchase agreement and the Receivables Transfer and Servicing Agreements and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. For further discussion of Ford Credit’s and the seller’s representations and warranties, see “Sale and Servicing — Sale and Assignment of Receivables — Representations and Warranties”.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

      The terms of the receivables prohibit the sale or transfer of the vehicle securing a receivable without consent and permit acceleration of the maturity of the receivable upon a sale or transfer without consent except where prohibited by law. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the financed vehicle.

FEDERAL INCOME TAX MATTERS

      The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Class A Notes, Class B Notes and the Class C Certificates. Unless otherwise indicated, this summary deals only with the consequences to the holders of such securities that are U.S. persons, as defined below, who acquired their securities at their original issue price in the original issuance of those securities and who hold these securities as capital assets.

      The summary does not purport to deal with federal income tax consequences applicable to all categories of holders of the Class A Notes, Class B Notes and Class C Certificates, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are:

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

      Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes, Class B Notes and the Class C Certificates.

      The following summary is based upon current provisions of the Code, the Treasury regulations under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

      For purposes of this discussion, the term U.S. person means a beneficial owner of a Class A Note, the Class B Note or a Class C Certificate that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

      For purposes of this discussion, the term non-U.S. person means a beneficial owner of a Class A Note, Class B Note or Class C Certificate who is not a U.S. person.

Scope of the Tax Opinions

      Upon issuance of the notes and certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes should be classified as debt for federal income tax purposes. Class B Noteholders are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the Class C Certificates described under the heading “— Tax Consequences to Holders of Class C Certificates” below would apply to the Class B Noteholders. In particular, in such a case, income to certain tax-exempt entities would be “unrelated business taxable income.” Class B Noteholders are strongly urged to review the disclosure under the headings “— Tax Consequences to Holders of the Class A Notes and Class B Notes — Possible Alternative Treatments of the Class A Notes and Class B Notes” and “— Tax Consequences to Holders of Class C Certificates” below, and to consult their tax advisers regarding the treatment, for federal income tax purposes, of the Class B Notes.

      In addition, Special Tax Counsel has prepared or reviewed the statements under the heading “Summary of Terms of the Securities — Tax Status” as they relate to federal income tax matters and under the heading “Federal Income Tax Matters” herein and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Class A Notes, Class B Notes and the Class C Certificates.

Tax Characterization of the Trust

      Special Tax Counsel will deliver its opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that:

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

      However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes and distributions on the certificates. The Class C Certificateholders and, possibly, the Class B Noteholders could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Class A Notes and Class B Notes

      Treatment of the Class A Notes and Class B Notes as Indebtedness. The holders of the Class A Notes and Class B Notes will be deemed to have agreed, by their purchase of the Class A Notes and Class B Notes, to treat their notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and Class B Notes is correct.

      Original Issue Discount. Unless a Class A Note or a Class B Note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of the such note’s “stated redemption price at maturity” over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Class A Note or Class B Note and its issue price. A holder of a Class A Note or a Class B Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a Class A Note or a Class B Note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a Class A Note or a Class B Note will be considered to be zero if it is less than a de minimis amount determined as described above.

      However, the amount of any de minimis OID must be included in income as principal payments are received on a Class A Note or a Class B Note, in the proportion that each such payment bears to the original principal amount of the Class A Note or a Class B Note. The issue price of a Class A Note or a Class B Note will generally be the initial offering price at which a substantial amount of the Class A Notes and Class B Notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the holders of Class A Notes and Class B Notes for accrued interest, if any, that relates to a period prior to the Closing Date. Under the Treasury regulations governing OID, the stated redemption price at maturity is the sum of all payments on the Class A Note or a Class B Note other than any “qualified stated interest” payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the Class A Note or a Class B Note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

      The holder of a Class A Note or a Class B Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Note or a Class B Note, the sum of the “daily portions” of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). Because it is expected that the Class A Notes will be paid on their Targeted Scheduled Distribution Date, the trust will take the position that the Class A Notes are not “installment obligations” or obligations that can be accelerated as result of prepayments on the receivables. Accordingly, OID on each Subclass of Class A Notes, if any, will be accrued assuming that the Targeted Scheduled Distribution Date of each such

Subclass is the sole principal payment date for such Subclass. Such OID will generally equal, for any accrual period, the product of the yield to maturity (based on monthly compounding) for such Class and the “adjusted issue price” thereof.

      In the case of an obligation which is prepayable by the borrower, such as the Class A Notes and Class B Notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of:

•	the present value of all payments remaining to be made on the Class A Note or a Class B Note as of the close of the accrual period; and

•	the payments during the accrual period of amounts included in the stated redemption price of the Class A Note or a Class B Note; over

•	the “adjusted issue price” of the Class A Note or a Class B Note at the beginning of the accrual period.

      An “accrual period” is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a Class A Note or a Class B Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Class A Note or a Class B Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of the following three factors:

•	the original yield to maturity of the Class A Note or a Class B Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period);

•	events which have occurred before the end of the accrual period; and

•	the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a holder of a Class A Note or a Class B Note to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Class A Note or a Class B Note to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Class A Notes and Class B Notes based on the Prepayment Assumption, no representation is made to holders of Class A Notes and Class B Notes that the receivables will be prepaid at that rate or at any other rate.

      A holder of a Class A Note or a Class B Note that acquires the such note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Class A Note or a Class B Note which acquires the such note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Class A Note or a Class B Note’s issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of:

•	the investor’s adjusted basis in the Class A Note or Class B Note immediately after purchase thereof; over

•	the adjusted issue price of the Class A Note or Class B Note,

      and the denominator of which is the excess of

•	all amounts remaining to be paid on the Class A Note or Class B Note after the purchase date, other than qualified stated interest; over

•	the adjusted issue price of the Class A Note or Class B Note.

      Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Class A Note or a Class B Note (other than a Short-Term Note, as described below) may elect to include all income that accrues on such note using the constant yield method. If a holder of a Class A Note or a Class B Note makes this election, income on the such note will be calculated as though:

•	the issue price of the Class A Note or Class B Note were equal to the holder’s adjusted basis in such note immediately after its acquisition by the holder of such note;

•	the Class A Note or Class B Note were issued on the holder’s acquisition date; and

•	none of the interest payments on the Class A Note or Class B Note were “qualified stated interest.”

      A holder of a Class A Note or a Class B Note may make such an election for such note that has premium or market discount, respectively, only if the holder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

      Market Discount. The Class A Notes and Class B Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a Note Owner acquires a Class A Note or a Class B Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Class A Notes and Class B Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter:

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income.

      Generally, the accrued market discount will be the total market discount on the Class A Note or Class B Note multiplied by a fraction, the numerator of which is

      • the number of days the Note Owner held the Class A Note or Class B Note and the denominator of which is

•	the number of days from the date the Note Owner acquired the Class A Note or Class B Note until its maturity date.

      The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

      Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Class A Note or a Class B Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Class A Note or a Class B Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

      Amortizable Bond Premium. In general, if a Note Owner purchases a Class A Note or a Class B Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Class A Note or Class B Note. Such Note Owner’s tax basis in the Class A Note or Class B Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Class A Note or a Class B Note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on the disposition of the Class A Note or Class B Note.

      Short-Term Notes. Under the Code, special rules apply to Short-Term Notes. Such Short-Term Notes are treated as issued with “acquisition discount” which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis holders and certain other holders, including banks, regulated investment companies, dealers in securities and cash basis holders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the holder. In the case of a holder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Holders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

      Sale or Other Disposition. If a holder of Class A Notes and Class B Notes sells a Class A Note or a Class B Note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale, and

•	the holder’s adjusted tax basis in the Class A Note or Class B Note.

      The adjusted tax basis of a Class A Note or a Class B Note to a particular holder generally will equal the holder’s cost for such note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to such note and decreased by any bond premium previously amortized and principal payments previously received by such holder with respect to such note.

      Any such gain or loss and any gain or loss realized upon prepayment of a Class A Note or a Class B Note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the holder held such note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A holder of a Class A Note or a Class B Note may generally only use capital losses incurred on sale or disposition of a note to offset the holder’s capital gains.

      Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a Class A Note or a Class B Note unless:

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all Classes of stock of the seller (or affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership,

•	the non-U.S. person is a bank receiving interest described in Code Section 881(c)(3)(A);

•	such interest is contingent interest described in Code Section 871(h)(4);

•	the non-U.S. person (who is a holder of a Class A Note or a Class B Note) bears certain relationships to any holder of a certificate.

      To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note or a Class B Note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that:

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Class A Note or a Class B Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Class A Note or a Class B Note fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

      Possible Alternative Treatments of the Class A Notes and Class B Notes. If the IRS successfully asserted that one or more of the Class A Notes and Class B Notes did not represent debt for federal income tax purposes, the Class A Notes and Class B Notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Class A Notes and Class B Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to holders of Class A Notes and Class B Notes that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

Tax Consequences to Holders of Class C Certificates

      Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the holders of the certificates will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the holders of the certificates, and the Class A Notes, Variable Pay Term Notes and Class B Notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the Class A Notes and Class B Notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

      A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to holders of the certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax, but each holder of a certificate will be required to take into account separately such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the receivables and any income earned on any notional principal contracts. The trust’s deductions will consist primarily of interest accruing on the Class A Notes and Class B Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the trust agreement, the holders of the certificates will agree that the yield on a certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a holder of certificates as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the holders of each class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of:

•	an amount equivalent to of interest that accrues on such class of certificates for such interest period based on the rate of interest on that class of certificates;

•	an amount equivalent to interest that accrues during such interest period on amounts previously due on such class of certificates but not yet distributed; and

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such class of certificates over their initial issue price.

      All remaining taxable income of the trust generally will be allocated to the seller, as “general partner” of the trust.

      Except as set forth below, losses and deductions generally will not be allocated to the holders of the certificates except to the extent the holders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to holders of the certificates could be characterized as capital losses, and the generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a holder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

      Although the allocation of gross income to holders of the certificate described above if the holder are not treated as receiving a “guaranteed payment” is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that holders of the certificates be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to holders of the certificate, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

      We believe that allocating partnership income on the foregoing basis should comport with the holder’s economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of the c0ertificate. Moreover, under the foregoing method of allocation, certificateholders of each class of certificates may be allocated income equal to the amount of interest accruing on such class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and such holders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all holders but holders may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

      Holders of certificates will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the holders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

      All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn “interest” income on their investment in the trust.

      Limitations on Losses and Deductions. In the event that losses or deductions are allocated to holders of certificates in the circumstances described above, the following rules will apply. Under the “passive activity” rules of the Code, any loss allocated to a holder of a certificate who is a natural person, estate, trust, closely held “C” corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a holder would be “portfolio income.” Moreover, any losses allocated to a holder of a certificate may be capital losses.

      In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent that they exceed two percent of the taxpayer’s adjusted gross income. Those limitations would apply to an individual holder’s share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash which the holder is entitled to receive over the life of the trust.

      The trust intends to make all tax calculations relating to income and allocations to holders of the certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of the certificates.

      Discount and Premium. It is believed that the receivables were not issued with original issue discount or imputed interest, and, therefore, the trust should not have original issue discount or imputed interest income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

      If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of the certificates.

      Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

      Distributions to Holders of the Certificates. Holders of certificates generally will not recognize gain or loss with respect to distributions from the trust. A holder of a certificate will, however:

•	recognize gain to the extent any money distributed exceeds the holder’s adjusted basis in the certificates (as described below under “— Disposition of Certificates”) immediately before the distribution; and

•	recognize loss upon termination of the trust or termination of the holder’s interest in the trust if the trust only distributes money to the holder and the amount distributed is less than the holder’s adjusted basis in the certificates.

      Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A holder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the Class A Notes and Class B Notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

      If a holder of a certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect with respect to the certificates, such excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the holders of the certificates. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit (loss), the purchasing holder will have a higher (lower) basis in the certificates than the selling holder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, holders of certificates might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each holder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and federal taxpayer identification number of the nominee; and

•	as to each beneficial owner:

(A)	the name, address and federal taxpayer identification number of such person;

(B)	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(C)	certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

      The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each holder of a certificate. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the “tax matters partner” for the trust and, as such, is designated to receive notice on behalf of, and to provide notice to those holders not receiving notice from, the IRS, and to represent the holders of the certificates in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the holders of the certificates, and while the holders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such holders of the certificates will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all holders of certificates with a less than a 1 percent interest in the trust (except for any group of such holders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or holders of certificates who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a holder of a certificate under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each holder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to a “backup” withholding tax of 31% unless, in general, the holder of the certificate fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the Code.

      No Non-U.S. Persons. The Class C Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include holders whose ownership of the certificates is effectively connected with such person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the trust and the seller with a Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Class A Notes and Class B Notes holding securities through Clearstream Banking Luxembourg S.A. or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Treasury regulations provide that as of January 1, 2001, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8 that has replaced the former versions of Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of Class A Notes and Class B Notes who have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8 with such party before the earlier of (i) the expiration of the Form W-8, Form 1001, or Form 4224 currently on file, (ii) a change in circumstances that makes any of the information on the currently filed former version of Form W-8, Form 1001, or Form 4224 incorrect, or (iii) December 31, 2000. Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

      Exemption for non-U.S. Persons (Former Form W-8). Beneficial owners of Class A Notes and Class B Notes that are non-U.S. persons can obtain a complete exemption from the withholding tax if they currently have a signed and valid former version of the Form W-8 on file with the appropriate party (as described above). If the information shown on Form W-8 changes, a new unified Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Former Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax if it has a valid former version of Form 4224 on file with the appropriate party (as discussed above).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Former Form 1001). Non-U.S. persons that are beneficial owners of Class A Notes and Class B Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) if they have a valid current version of the Form 1001 on file with the correct party (as discussed above). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively has a valid current version of Form W-8 on file with the appropriate party (as described above).

      Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

      Exemption for all non-U.S. Persons with no valid current version of Form W-8, Form 1001, or Form 4224 on file (Form W-8). Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Class A Note or a Class B Note files by submitting the new unified Form W-8 to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8 is effective for three calendar years.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the Class A Notes and Class B Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Class A Notes and Class B Notes.

STATE TAX MATTERS

      Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of Class A Notes, Class B Notes and Class C Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Holders of the Class A Notes, Class B Notes and Class C Certificates are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of Class A Notes, Class B Notes and Class C Certificates.

Michigan Tax Consequences

      The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes

      Michigan Tax Counsel will deliver his opinion that, assuming the Class A Notes and Class B Notes will be treated as debt for federal income tax purposes, the Class A Notes and Class B Notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, holders of Class A Notes and Class B Notes not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of Class A Notes and Class B Notes. However, a holder of Class A Notes and Class B Notes already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of Class A Notes and Class B Notes. However, in the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the certificates described under the heading “ — Michigan Tax Consequences With Respect to the Class C Certificates”, below, would apply to the Class B noteholders.

Michigan Tax Consequences With Respect to the Class C Certificates

      Michigan Tax Counsel will deliver an opinion that if the arrangement created by the trust agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to holders of certificates). The holders of certificates also should not be subject to the Michigan Single Business Tax on income received through the partnership.

      Individual holders of certificates that are nonresidents of Michigan and are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax of 4.3% (such rate as set for the year 2000) on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A holder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the certificates, solely because of the holder’s ownership of the certificates.

      If the certificates are instead treated as ownership interests in an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced distributions to holders of the certificates). A holder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

      THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A NOTES, CLASS B NOTES AND CLASS C CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

The Class A and B Notes

      The Class A and B Notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the Class A and B Notes should be treated as “debt” and not as “Equity Interests” for purposes of the Plan Assets Regulation because the Class A and B Notes:

•	are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Matters”); and

•	should not be deemed to have any “substantial equity features.”

      However, the acquisition and holding of the Class A and B Notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any holder of a certificate or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations”.

The Class C Certificates

      The issuer intends to limit equity ownership in the Class C Certificates (and each other class of equity securities issued by the trust) by Benefit Plan Investors to less than 25% of the value of that Class of certificates. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other Class of equity issued by the trust); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that:

•	such insurance company is able to represent that, as of the date it acquires an interest in a Class C Certificate, less than 25% of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code; and

•	such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, and, at that time, if no exemption or exception applies to the continued holding of the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account by the end of the next quarter.

      In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Class C Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each investor in the Class C Certificates will be required to represent and certify that it either:

•	is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor; or

•	is an insurance company using the assets of its general account under the limitations described above.

      For additional information regarding treatment of the Class C Certificates under ERISA, see “ERISA Considerations”.

Special Considerations Applicable to Insurance Company General Accounts

      Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes set forth opposite its name below:

		Principal	Principal	Principal	Principal	Principal
		Amount of	Amount of	Amount of	Amount of	Amount of
	Class A Notes	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
	Underwriters	Notes	Notes	Notes	Notes	Notes

Total

The seller has been advised by the underwriters of the Class A Notes that they propose initially to offer the Class A Notes to the public at the prices set forth herein. After the initial public offering of the Class A Notes, the public offering prices may change.

      Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to the underwriter named below, and such underwriter has agreed to purchase, the initial principal amount of the Class B Notes and the Class C Certificates set forth below opposite its name.

	Principal	Principal
	Amount of	Amount of
	Class B	Class C
Class B Note / Class C Certificate Underwriter	Notes	Certificates

      The seller has been advised by the underwriter of the Class B Notes and the Class C Certificates that it proposes initially to offer the Class B Notes and the Class C Certificates to the public at the prices set forth herein. After the initial public offering of the Class B Notes and the Class C Certificates, the public offering prices may change.

      The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

	Underwriting	Net	Selling
	Discount and	Proceeds	Concessions	Reallowance
	Commissions	to the Seller	not to exceed	not to exceed

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

Class C Certificates

Total for the Offered
Notes and Class C Certificates

•	The price to the public and the proceeds to the issuer will also include interest accrued on the offered securities, if any, from , 2000.

•	Some of the proceeds to the issuer will be used to reimburse expenses payable by the seller estimated to be U.S.$ .

      Until the distribution of the Class A Notes, Class B Notes and Class C Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes, the Class B Notes and the Class C Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Notes, the Class B Notes and the Class C Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Notes, the Class B and the Class C Certificates.

      If the underwriters create a short position in the Class A Notes, Class B Notes or Class C Certificates in connection with this offering (i.e., they sell more Class A Notes, Class B Notes or Class C Certificates than are set forth on the cover page hereof), the underwriters may reduce that short position by purchasing the Class A Notes, the Class B Notes or Class C Certificates, as the case may be, in the open market.

      The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase the Class A Notes, the Class B Notes or Class C Certificates in the open market to reduce the underwriters’ short position or to stabilize the price of such Class A Notes, Class B Notes or Class C Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Class A Notes, Class B Notes or Class C Certificates, as the case may be, as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

      Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Notes, Class B Notes or the Class C Certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Class A Notes, the Class B Notes and the Class C Certificates are new issues of securities and there currently is no secondary market for such securities. The underwriters for the notes expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes and certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

      The indenture trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account and the Reserve Account in investments acquired from or issued by the underwriters.

      In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

      The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

      The closings of the sale of each Class of the notes and the certificates on the Closing Date are conditioned on the closing of the sale of each other Class of notes and certificates.

      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

Settlement

      All payments in respect of the Offered Securities shall be made in United States dollars in same-day funds.

LISTING AND GENERAL INFORMATION

Luxembourg Listing

1.	Application has been made to list the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes (collectively, the “Luxembourg Listed Notes”) on the Luxembourg Stock Exchange. Banque International a Luxembourg has been appointed as the Listing Agent. There can be no assurance that such listing will be obtained. Prior to the listing, a legal notice relating to the issue of the Luxembourg Listed Notes and the trust agreement under which the trust will be created will be deposited with the Chief Registrar of the District of Luxembourg (“Greffier en Chef du Tribunal d’Arrondissement de et a Luxembourg”), where copies thereof may be obtained, free of charge, upon request.

2.	So long as the Luxembourg Listed Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the trust will maintain a paying agent and a transfer agent in Luxembourg. Banque Internationale a Luxembourg will initially act as such paying agent and transfer agent in Luxembourg (together with any subsequent paying agent, the “Luxembourg Paying Agent”). Payments of interest and principal on the Luxembourg Listed Notes that are Physical Notes will be made at the office of the Luxembourg Paying Agent so long as any of such notes are listed on the Luxembourg Stock Exchange. Interest payments and any principal payments on each Distribution Date will be made to persons in whose names such physical notes were registered at the close of business on the related Record Date. Except as described in the following sentence, such payments will be made by wire transfer or by check mailed to the address of the holder of notes as it appears on the register maintained by the indenture trustee, and no presentation of the holder’s physical notes is required for such holder to receive payment. The final payment on any such physical note, however, will be made only upon presentation and surrender of such physical note at the office or agency specified in the notice of final distribution to noteholders, or at the office of the Luxembourg Paying Agent, on or after the Distribution Date specified in such notice, so long as the presentation is made on a day that is a business day \in the place of presentation. The name and address of the initial Luxembourg Paying Agent is set forth on the back cover of this prospectus. The Luxembourg Paying Agent also will act as co-transfer agent and co-registrar with respect to the related physical notes. At the option of the holder of a Luxembourg Listed Note, any physical note may be transferred or exchanged for one or more other Luxembourg Listed Notes of the same class in any authorized denominations and of like aggregate principal amount, upon surrender of the note to be transferred or exchanged at the office of the Luxembourg Paying Agent. In addition, upon maturity or payment of the final distribution thereon, such physical notes may be presented for payment at the offices of the Luxembourg Paying Agent in Luxembourg up to two years after such maturity or final distribution. Thereafter, the indenture trustee may take appropriate steps to contact the remaining holders of the Luxembourg Listed Notes regarding the surrender of their notes, and the cost thereof will be paid out of the funds held by the indenture trustee for the benefit of such holders. Payments of principal and interest on the physical notes may be made at the office of the Luxembourg Paying Agent. If a new Luxembourg Paying Agent is appointed, a notice thereof will be published in a newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort). Transactions may be conducted at the office of the Luxembourg Paying Agent only on days on which banks are open for business in the City of Luxembourg.

3.	Copies of the Receivables Transfer and Servicing Agreements, the Interest Rate Swap, the indenture for the notes and the trust agreement for the certificates will be available for inspection so long as the Luxembourg Listed Notes are outstanding at the office of the Listing Agent in the City of Luxembourg.

4.	The trust represents that there has been no material adverse change in its financial position since its date of creation.

5.	The trust is not involved in any litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the Luxembourg Listed Notes, nor, so far as the trust is aware, is any such litigation or arbitration involving it pending or threatened.

6.	The establishment of the trust and the sale of the receivables was authorized by the Board of Directors of the seller by resolutions passed on .

7.	The Class A Notes and Class B Notes represented by the global certificates are expected to be accepted for clearance through Clearstream Banking Luxembourg S.A. and Euroclear:

	ISIN	Common Codes	CINS	CUSIP

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

ISIN: International Securities Identification Number

8.	Except as disclosed herein, as at the date of this prospectus the trust has no outstanding loan capital, borrowings, indebtedness or contingent liabilities, nor has the trust created any mortgages, charges or guarantees.

9.	Amounts paid by the trust in respect of principal of and interest on the Luxembourg Listed Notes and unclaimed by the holder entitled to the same for two years following the date on which such interest and principal was paid will be deemed forfeited and revert to the seller. Claims against the trust and seller for the payment of any such interest and principal will be proscribed unless made within such two-year period.

LEGAL OPINIONS

      Certain legal and state tax matters relating to the Class A Notes and Class B Notes and the Class C Certificates will be passed upon for the seller and the servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer. Certain legal matters relating to the Class A Notes and Class B Notes and the Class C Certificates will be passed upon for the underwriters and certain federal income tax and other matters will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

GLOSSARY OF TERMS FOR THE PROSPECTUS

      “Accumulation Account” means the account which the servicer will establish in the name of the indenture trustee into which the trust will deposit amounts allocable to principal of the notes and certificates on any Distribution Date other than a Targeted Scheduled Distribution Date if Class A Notes are outstanding, on any Distribution Date any Subclass or Subclasses of Class A Notes are entitled to receive payments of principal (after giving effect to all payments to be made to such Class A Notes on such Distribution Date), all previously issued Variable Pay Term Notes have been paid in full and no event of default has occurred and is continuing.

      “Actuarial Advance” means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

      “Actuarial Receivable” means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

      “Additional Receivable” means an eligible additional receivable purchased during the Revolving Period.

      “Advances” means, collectively, Actuarial Advances and Simple Interest Advances.

      “Amortization Date” means the earliest of (i) Scheduled Amortization Date and (ii) the occurrence of an Early Amortization Event.

      “Amortization Period” means the period starting on the Amortization Date until all classes of notes and certificates have been paid in full.

      “APR” means, with respect to a receivable, its annual percentage rate and with respect to the Receivables Pool, the weighted average annual percentage rate of all of the receivables in that pool.

      “Authorized Newspaper” has the meaning set forth on page 57.

      “Available Collections” for a Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding that Distribution Date (subject to the exclusions set forth below such amounts):

•	all scheduled payments and all prepayments in full collected with respect to Actuarial Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;

•	all Actuarial Advances made by the servicer of principal due on the Actuarial Receivables;

•	all Advances made by the servicer of interest due on the receivables;

•	all Advances, if any, of interest made by the servicer in respect of receivables which were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period;

•	any investment earnings from amounts in the Accumulation Account which have been invested in Permitted Investments; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the initial Cut-off Date or any subsequent Cut-off Date.

The Available Collections on any Distribution Date will exclude the following:

•	amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

•	amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

•	Liquidation Proceeds with respect to a particular Actuarial Receivable to the extent of any unreimbursed Actuarial Advances made with respect to that Actuarial Receivable;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances;

•	amounts constituting the Supplemental Servicing Fee; and

•	amounts on deposit in the Accumulation Account (exclusive of investment earnings from investment earnings).

•	proceeds from the issuance of any Variable Pay Term Notes.

      “Available Funds” for a Distribution Date shall be the sum of (i) the Available Collections, (ii) the Reserve Account Excess Amount, (iii) any Swap Receipt and (iv) any swap termination payments paid by the Swap Counterparty.

      “Average Delinquency Ratio” shall mean, (i) for any Distribution Date occurring in     ,2000,     2000,    2000 and     , 2000, the ratio of (a) the aggregate principal balance of the Receivables 31 to 91 days delinquent (excluding any Liquidated Receivables) to (b) the initial pool balance of the Receivables on the Closing Date and (ii) for any Distribution Date on and after the Distribution Date occurring in     , 2000, a rolling three month average of the ratio of (a) the aggregate principal balance of the Receivables 31 to 91 days delinquent (excluding any Liquidated Receivables) to (b) the average of the aggregate outstanding principal balance of the Receivables as of the last day of the Collection Period of the calendar month three months prior and four months prior to such Distribution Date.

      “Average Realized Loss Ratio” shall mean, (i) for any Distribution Date occurring in     , 2000, 2000,     , 2000 and     , 2000, the ratio of (a) the aggregate of the Realized Losses for the related Collection Period to (b) the initial pool balance of the receivables on the Closing Date and (ii) for any Distribution Date on and after the Distribution Date occurring in     , 2000, a rolling three month average of the ratio of (a) the aggregate of the Realized Losses for the related Collection Period to (b) the aggregate outstanding principal balance of the Receivables as of the last day of the Collection Period of the calendar month four months prior to such Distribution Date.

      “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.

      “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

      “Calculation Agent” means, with respect to the Class A Notes and the Variable Pay Term Notes, the calculation agent appointed to calculate interest rates on the Class A Notes and Variable Pay Term Notes issued by the trust.

      “Certificate Balance” means:

•	with respect to the Class C Certificates, initially, $ and, thereafter, means the initial Certificate Balance of the Class C Certificates, reduced by all amounts allocable to principal previously distributed to the holders of the Class C Certificates; and

•	with respect to the Class D Certificates, initially, $ and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to holders of the Class D Certificates.

      “certificates” means the Class C Certificates and the Class D Certificates.

      “Certificate Interest Distribution Account” means the interest payment account which the owner trustee will create for the benefit of the holders of the certificates.

      “Certificate Principal Distribution Account” means the principal payment account which the owner trustee will create for the benefit of the holders of the certificates.

      “Certificate Registrar” means, initially, the owner trustee.

      “Class A Percentage” means, for a Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Term Notes, in each case at the close of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

      “Clearance System” means each of Clearstream and Euroclear.

      “Clearstream” means Clearstream Banking Luxembourg S.A., formerly known as Cedelbank.

      “Closing Date” means     , 2000.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

      “Collection Period” means, with respect to the first Distribution Date, the calendar month ending on     , 2000, and with respect to each subsequent Distribution date, the calendar month preceding the calendar month in which a Distribution Date occurs.

      “Controlling Class” shall mean the outstanding Class A Notes and the outstanding Variable Pay Term Notes as long as any Class A Notes or Variable Pay Term Notes are outstanding, and thereafter the Class B Notes as long as any Class B Notes are outstanding, and thereafter the Class C Certificates as long as any Class C Certificates are outstanding (in all cases excluding notes held by FCAR Owner Trust, the seller and the servicer or their affiliates).

      “Corporate Trust Office” with respect to the initial Registrar, is 450 West 33rd Street, New York, New York 10001 and, with respect to the initial Certificate Registrar, 101 Barclay Street, New York, New York 10286.

      “Cut-Off Date” means the date as of which the seller will transfer the Receivables to the trust, which is     , 2000.

      “Delaware trustee” means The Bank of New York (Delaware), a Delaware banking corporation as Delaware trustee under the trust agreement.

      “Distribution Date” means the date on which the trust will make payments on the notes and certificates, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day, commencing    , 2000.

      “DOL” means the United States Department of Labor.

      “DTC” means The Depository Trust Company and any successor depository selected by the trust.

      “Early Amortization Event” has the meaning set forth on page 56.

      “Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      “Eligible Institution” means, with respect to securities of the trust:

•	the corporate trust department of the indenture trustee, the owner trustee or the Delaware trustee, as applicable; or

•	a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

      “Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

•	investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and
•	any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the applicable Rating Agencies.

      Eligible Investments are generally limited to obligations or securities which mature on or before the next distribution date.

      “Eligible Purchaser” means either FCAR Owner Trust or another purchaser satisfactory to the Rating Agencies.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Euroclear” means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

      “Event of Default” has the meaning as set forth on page 64.

      “Event of Servicing Termination” has the meaning as set forth on page 91.

      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

      “Final Scheduled Distribution Date” for each Class of notes and certificates means the respective dates set forth on the cover page hereof or, if such date is not a Business Day, the next succeeding Business Day.

      “First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

      (SN — AA) — (PB — YSOA).

      Where:

SN	=	the aggregate of the outstanding principal balances of the Class A Notes and Variable Pay Term Notes as of the preceding Distribution Date, after giving effect to any principal payments made on the Class A Notes or Variable Pay Term Notes on such preceding Distribution Date;

AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date;

PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date; and

YSOA	=	the Yield Supplement Overcollateralization Amount with respect to such Distribution Date.

      Provided, however that:

•	the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

•	the First Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date of the Variable Pay Term Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of all Variable Pay Term Notes to zero.

      “Fitch” means Fitch IBCA, Inc.

      “Ford Credit” means Ford Motor Credit Company.

      “General Partner” means Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit.

      “Global Notes” has the meaning as set forth on page 52.

      “indenture trustee” means The Chase Manhattan Bank, a New York banking company, as indenture trustee, under the indenture.

      “Index Maturity” means, with respect to the Variable Pay Term Notes, one month.

      “Indirect participant” has the meaning set forth on page 55.

      “Interest Period” means:

      for the Class A Notes, Class B Notes, Class C Certificates and Class D Certificates,

•	in the case of the first Distribution Date, the period from and including the Closing Date to but excluding 15, 2000; and

•	for any other Distribution Date, the period from the 15th day of the previous month to the 15th day of the current month.

      for Variable Pay Term Notes,

•	in the case of the first Distribution Date following the issuance of the related Variable Pay Term Note, the period from and including the issuance date to but excluding such Distribution Date; and

•	for any other Distribution Date, the period from and including the previous Distribution Date to but excluding such Distribution Date.

      “Interest Rate” means, (i) with respect to any Subclass of the Class A Notes, any Class B Notes, any Class C Certificates or any Class D Certificates, the rates set forth on the cover page hereof, and (ii) with respect to any Variable Pay Term Note, LIBOR plus the corresponding Spread determined at the time of issuance.

      “Interest Rate Swap” has the meaning as set forth on page 61.

      “Interest Reset Date” means the first day of the applicable Interest Period.

      “IRS” means the Internal Revenue Service.

      “LIBOR” means the London Interbank Offered Rate for U.S. dollar deposits for each Interest Period as determined by the Calculation Agent for any LIBOR Security as follows:

(1)	On the LIBOR Determination Date, the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for a period of one-month, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. “Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR for such Interest Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

(2)	If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for a period of one month, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

       “LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

      “LIBOR Determination Date” means the second London banking day prior to the Interest Reset Date for the related Interest Period.

       “Liquidated Receivables” means a receivable which:

• by its terms, is in default; and

• as to which the servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the related financed vehicle.

      “Liquidation Proceeds” means all proceeds of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables in accordance with the servicer’s customary servicing procedures.

       “London banking day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

       “Luxembourg Paying Agent” means the paying agent and transfer agent in Luxembourg for any Luxembourg Listed Notes issued as a Definitive Security, including any subsequent paying agent and transfer agent, and shall initially be Banque Internationale a Luxembourg S.A., 69, route d’Esch,L-1470 Luxembourg,

       “Michigan Tax Counsel” means Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer.

       “Moody’s” means Moody’s Investors Service, Inc.

       “MSRP” means with respect to a motor vehicle, the manufacturer’s suggested retail price.

       “Note Owner” means a person acquiring a beneficial ownership interest in Notes (other than the Variable Pay Term Notes).

       “notes” means the Class A Notes, the Variable Pay Term Notes and the Class B Notes, collectively.

       “OID” means original issue discount.

       “OID Regulations” means the Treasury regulations governing OID.

       “owner trustee” means The Bank of New York, a New York banking corporation.

       “Participants” has the meaning set forth on page 53.

       “Payahead Account” is an account which the servicer will establish in the name of the indenture trustee into which it will deposit Payaheads.

       “Payaheads” means early payments by or on behalf of obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the initial Cut-off Date or any subsequent Cut-off Date.

       “Plan” means any of the following

• employee benefit plans (as defined in Section 3(3) of ERISA),

• plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, and

• any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

       “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

       “Pool Balance” means the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the Cut-off Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, for such Collection Period and all Realized Losses during such Collection Period.

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “PRIMUS” means:

• until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

• beginning in August 1999, Primus Financial Services, a d/b/a of Ford Credit, conducting its business as a division of Ford Credit.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the servicer entitled the “Principal Distribution Account” into which the Principal Distribution Amount shall be deposited and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

       “PTCE” means a Prohibited Transaction Class Exemption under ERISA.

       “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month’s interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

       “Rating Agencies” means Fitch, S&P and Moody’s.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

       “Receivables Pool” means the pool of receivables, owned by the trust, consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts.

       “Receivables Transfer and Servicing Agreements” means collectively the purchase agreement under which Ford Credit will sell receivables to the seller, the sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, the trust agreement under which the trust will be created and certificates will be issued and the administration agreement under which Ford Credit will undertake certain administrative duties.

       “Record Date” with respect to any Distribution Date means:

• with respect to the notes, the day immediately preceding the Distribution Date; and

• with respect to the certificates, the last day of the month preceding the Distribution Date.

       “Reference Bank Rate” for any Distribution Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the Variable Pay Term Notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of any class of Variable Pay Term Notes then outstanding. If no quotation can be obtained, then LIBOR will be the rate from the prior Distribution Date.

       “Registrar” means, initially, the indenture trustee.

       “Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

      (OS — AA — (PB — [SOA + YSOA])) — (FPDA + SPDA)

      Where:

OS	=	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date (after giving effect to any principal payments to be made on the securities on such preceding Distribution Date) or the Closing Date, as the case may be;

AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date after giving effect to all principal payments on such preceding Distribution Date;
PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date;
SOA	=	the Specified Overcollateralization Amount with respect to such Distribution Date;
YSOA	=	the Yield Supplement Overcollateralization Amount;
FPDA	=	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; and
SPDA	=	the Second Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

      provided, however, that the Regular Principal Distribution Amount:

•	shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Distribution Date,

after giving effect to any principal payments made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any;

•	on or after the Final Scheduled Distribution Date relating to the Class C Certificates shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Certificates to zero; and

•	on or after the Final Scheduled Distribution Date relating to the Class D Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

       “Reserve Account” means the account which the seller will establish in the name of the indenture trustee into which the seller will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified herein.

       “Reserve Account Excess Amount”, with respect to any Distribution Date, means an amount equal to the excess, if any, of:

•	the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Distribution Date, over

•	the Specified Reserve Balance with respect to that Distribution Date.

       “Reserve Initial Deposit” has the meaning as set forth on page 81.

       “Revolving Period” has the meaning as set forth on page 55.

       “S & P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

       “Scheduled Amortization Date” means .

       “Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

      (N — AA — (PB — YSOA)) — FPDA

      Where:

N	=	the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the notes on such preceding Distribution Date);
AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date;

PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date;

YSOA	=	the Yield Supplement Overcollateralization Amount; and
FPDA	=	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

      provided, however, that:

•	the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Distribution Date (after giving effect to any principal payments to be made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and

•	the Second Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date relating to the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “Securities” mean the notes and certificates.

       “Securities Act” means the Securities Act of 1933, as amended.

       “Servicer” means Ford Credit, a Delaware corporation and a wholly owned indirect subsidiary of Ford Motor Company.

       “Servicer Fee” means the Servicing Fee together with the Supplemental Servicing Fee.

       “Servicing Fee” means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of the related Collection Period.

       “Servicer Liquidity Advance” has the meaning as set forth on page 61.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Simple Interest Advance” means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

       “Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Distribution Date, the greatest of:

•	$ ;

•	1.00% of the Pool Balance at the end of the Collection Period preceding that Distribution Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the securities on such preceding Distribution Date).

       “Specified Overcollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of:

•	the Specified Credit Enhancement Amount with respect to such Distribution Date, over

•	the Specified Reserve Balance with respect to such Distribution Date.

      “Specified Reserve Balance” means the lesser of:

•	$ ; and

•	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date, after giving effect to any principal payments made on the securities on such preceding Distribution Date.

plus, in each case, if amounts remain on deposit in the Accumulation Account after giving effect to all deposits and withdrawals on such Distribution Date, an additional amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount and (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denomina-

tor of which is 12, and (iii) the weighted average interest rate of the outstanding securities on such date (after giving effect to all principal payments on such date) minus (one-month LIBOR less        %).

       “Subclass” shall mean any subclass of Class A Notes, including the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account and the Payahead Account during the Collection Period.

       “Swap Payment” has the meaning as set forth on page 62.

       “Swap Receipt” has the meaning as set forth on page 62.

       “Targeted Scheduled Distribution Date” for each Subclass of Class A Notes has the meaning as set forth on the cover page hereof or, if such date is not a Business day, the next succeeding Business day.

       “Total Required Payment” means, on any Distribution Date, the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes and Variable Pay Term Notes, including any accrued interest and interest on accrued interest;

•	the First Priority Principal Distribution Amount, if any;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any;

•	all interest payable on the Class C Certificates, including any accrued interest and interest on accrued interest;

•	all interest payable on the Class D Certificates, including any accrued interest and interest on accrued interest;

•	any Swap Payment; and

•	any termination payment payable to the Swap Counterparty.

provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes and Variable Pay Term Notes, including any accrued interest thereon;

•	all interest payable on the Class B Notes, including any accrued interest thereon;

•	all interest payable on the Class C Certificates, including any accrued interest thereon; and

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

            “Treasury regulations” means the regulations promulgated by the United States Treasury Department under the United States Internal Revenue Code of 1986.

            “Trust Accounts” means the Collection Account, the Reserve Account, the Accumulation Account, the VPTN Proceeds Account and the Principal Distribution Account.

            “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

            “Variable Pay Term Note Percentage” means, for any Distribution Date, 100% minus the Class A Percentage for that Distribution Date.

            “VPTN Proceeds Account” is an account which the servicer will establish into which the proceeds of issuance of the Variable Pay Term Notes and any Servicer Liquidity Advances will be deposited for application thereafter to the payment of principal of one or more Subclasses of Class A Notes on Targeted Scheduled Distribution Dates.

            “Yield Supplement Overcollateralization Amount” means, with respect to the receivables and any Collection Period or Distribution Date, the amount specified below with respect to such Collection Period or Distribution Date:

For the Closing Date and	Yield Supplement	Age of the Pool in
for each Collection Period	Overcollateralization Amount	Months (or number of	Yield Supplement
preceding the following	for the initial Pool of Receiv-	Distribution Dates	Overcollateralization
Distribution Dates:	ables on the Closing Date	since Purchase)	Percentage

Closing Date		$0	%

October 2000		1

November 2000		2

December 2000		3

January 2001		4

February 2001		5

March 2001		6

April 2001		7

May 2001	8

June 2001	9

July 2001	10

August 2001	11

September 2001	12

October 2001	13

November 2001	14

December 2001	15

January 2002	16

February 2002	17

March 2002	18

April 2002	19

May 2002	20

June 2002	21

July 2002	22

August 2002	23

September 2002	24

October 2002	25

November 2002	26

December 2002	27

January 2003	28

February 2003	29

March 2003	30

April 2003	31

May 2003	32

June 2003	33

July 2003	34

August 2003	35

September 2003	36

October 2003	37

November 2003	38

December 2003	39

January 2004	40

February 2004	41

March 2004	42

April 2004	43

May 2004	44

June 2004	45

July 2004	46

August 2004	47

September 2004	48

October 2004	49

November 2004	50

December 2004	51

January 2005	52

February 2005	53

March 2005	54

April 2005	55

May 2005	56

June 2005	57

July 2005	58

August 2005	59

September 2005	60

October 2005	61

November 2005	62

December 2005	63

January 2006	64

February 2006	65

March 2006	66

April 2006	67

May 2006	68

June 2006	69

July 2006	70

August 2006	71

September 2006	72

October 2006	73

November 2006	74

December 2006	75

January 2007	76

February 2007	77

March 2007	78

April 2007	79

May 2007	80

June 2007	81

July 2007	82

August 2007	83

September 2007	84

October 2007	85

November 2007	86

December 2007	87

88

      The portion of the Yield Supplement Overcollateralization Amount for the initial pool of Receivables sold to the trust on the Closing Date will be calculated for each Distribution Date as the sum of the amount for each receivable equal to the excess, if any, of:

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable; over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at %.

      The Yield Supplement Overcollateralization Amount provided in the table above will be increased on each Distribution Date with respect to all pools of Additional Receivables that have been purchased on or prior to that Distribution Date by:

•	multiplying the percentage corresponding to the age of each purchased pool (measured from the date of purchase) using the table above by its principal balance as of the purchase date; and

•	summing the results.

ANNEX I

FORM OF INVESTMENT LETTER — CLASS C CERTIFICATES

[Date]

Ford Credit Auto Owner Trust 2000- ,
as Issuer
The Bank of New York,
as Owner Trustee and as Certificate Registrar
101 Barclay Street
New York, New York 10286

      Ladies and Gentlemen:

      In connection with our proposed purchase of the Class C  % Asset Backed Certificates (the “Certificates”) of Ford Credit Auto Owner Trust 2000-       (the “Issuer”), a trust formed by Ford Credit Auto Receivables Two L.P. (the “Depositor” or “Seller”), we confirm that:

      1. We are either:

      (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing “plan assets” of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

      (b) an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned’s initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

      2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

      3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a “Transfer”) of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a “Void Transfer”), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

      4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

      You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By: [____________________] Name: Title:

      Securities To Be Purchased:
      $[_____] principal balance of Certificates

      Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

PRINCIPAL OFFICE OF
FORD CREDIT AUTO OWNER TRUST 2000-     , Issuer

Ford Credit Auto Owner Trust 2000-
c/o The Bank of New York
101 Barclay Street
New York, New York 10286
United States

Owner Trustee The Bank of New York 101 Barclay Street New York, New York 10286 United States	Delaware Trustee The Bank of New York (Delaware) White Clay Center, Route 273 Newark, Delaware 19711 United States	Indenture Trustee The Chase Manhattan Bank 450 West 33rd Street New York, New York 10001 United States

Principal Paying Agent The Chase Manhattan Bank 450 West 33rd Street New York, New York 10001 United States	AGENTS	Luxembourg Paying Agent and Listing Agent Banque International a Luxembourg Luxembourg

To the Trust Hurley D. Smith, Esq Ford Motor Credit Company One American Road, Dearborn, Michigan 48121 United States	LEGAL ADVISORS	To the Underwriters Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 United States

You should rely only the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered securities in any state where the offer is not permitted.

Dealer Prospectus Delivery Requirements

For 90 days after the date of this prospectus, all dealers making transactions in the offered securities, whether or not participating in this offering, may be required to deliver a prospectus. In addition, all dealers will deliver a prospectus when acting as underwriters of the offered securities and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$	*

Rating agency fee		*

Printing		*

Legal fees and expenses		*

Accountants’ fees		*

Fees and expenses of Indenture Trustee		*

Fees and expenses of Owner Trustee		*

Miscellaneous expenses		*

Total	$	*

      *To be filed by amendment

      Item 15. Indemnification of Directors and Officers

      Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides as follows:

      Section 17-108. Indemnification.

      Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

      Section 4.2 of the Agreement of Limited Partnership of Ford Credit Auto Receivables Two L.P. provides as follows:

      Section 4.2. Exculpation and Indemnification.

(a) Neither the General Partner nor any director, officer, partner, agent or legal representative of the General Partner or the Partnership, nor any of their Affiliates or the respective directors, officers, partners, stockholders, agents or legal representatives of any of their Affiliates (collectively, the “Indemnified Parties”) shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Partner (or its Affiliates) for any losses, claims, damages, liabilities or expenses, including, without limitation, judgments, interest on such judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”), arising out of, or in connection with, the management or conduct of the business and affairs of the Partnership, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Partnership and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

(b) The Partnership will, to the extent permitted by law, indemnify and hold harmless any and all of the Indemnified Parties for any and all Damages arising out of or in connection with the management or conduct of the business and affairs of the Partnership or their activities with respect thereto, except to the extent that any such Damages are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the person seeking indemnification (or willful violation of the express provisions hereof). No Indemnified Party may satisfy any right of indemnity or reimbursement granted in this Section 4.3(b) or to which it may otherwise be entitled except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

      Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

      Article Five of the Certificate of Incorporation of Ford Credit Auto Receivables Two, Inc. provides as follows:

(a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	under Section 174 of the Delaware General Corporation Law or

(iv)	for any transaction from which the director derived an improper personal benefit.

      If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

(b) Any repeal or modification of paragraph (a) of this Article FIFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

(c)(i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a

“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to he paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article FIFTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article FIFTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article FIFTH or otherwise.

(ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article FIFTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

(iii) The provisions of this paragraph (c) of Article FIFTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article FIFTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

(iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article FIFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article FIFTH with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.

      Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two, Inc. who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

      Ford Credit Auto Receivables Two, Inc. is insured for liabilities it may incur pursuant to Article FIFTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Auto Receivables Two, Inc.’s Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.

Item 16. Exhibits and Financial Statements.

      (A) Exhibits:

1.1 —	*Form of Underwriting Agreement for the Notes and Certificates.

3.1 —	Certificate of Limited Partnership of the Seller. Filed as Exhibit 3.1 to Registration Statement No. 333-01245 and incorporated herein by reference.

3.2 —	Limited Partnership Agreement between the General Partner and Ford Credit. Filed as Exhibit 3.2 to Registration Statement No. 333-01245 and incorporated herein by reference.

3.3 —	Certificate of Incorporation of the General Partner. Filed as Exhibit 3.3 to Registration Statement No. 333-01245 and incorporated herein by reference.

3.4 —	By-Laws of the General Partner. Filed as Exhibit 3.4 to Registration Statement No. 333-01245 and incorporated herein by reference.

4.1 —	*Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

4.2 —	*Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates).

5.1 —	*Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. with respect to legality.

8.1 —	*Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.

8.2 —	*Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer with respect to tax matters under Michigan law.

10.1 —	*Form of Interest Rate Swap between the Trust and the Swap Counterparty.

23.1 —	*Consent of H.D. Smith Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).

23.2 —	*Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).

23.3 —	*Consent of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer (included as part of Exhibit 8.2).

24.1 —	Powers of Attorney.

25.1 —	*Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

99.1 —	*Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust.

99.2 —	*Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.

99.3 —	*Form of Purchase Agreement between Ford Credit and the Seller.

99.4 —	*Form of Appendix A — Defined Terms.

*     To be filed by amendment.

      Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect herein any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on the 16th day of June, 2000.

FORD CREDIT AUTO RECEIVABLES TWO L.P.

By FORD CREDIT AUTO RECEIVABLES
TWO, INC.,
General Partner of the Registrant

By: /s/ ELIZABETH S. ACTON*
(Elizabeth S. Acton,
Chairman of the Board of Directors of
Ford Credit Auto Receivables Two, Inc.)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and officers of FORD CREDIT AUTO RECEIVABLES TWO, INC. in the capacities and on the date indicated.

Signature	Title	Date

/s/ ELIZABETH S. ACTON* (Elizabeth S. Acton)	Chairman of the Board of Directors and Director (principal executive officer)	June 16, 2000

/s/ DANIEL D. MEYER* (Daniel D. Meyer)	Controller (principal accounting officer)	June 16, 2000

/s/ JAMES W. BOSSCHER* (James W. Bosscher)	Director and President and Treasurer (principal financial officer)	June 16, 2000

/s/ HURLEY D. SMITH* (Hurley D. Smith)	Director	June 16, 2000

*By: /s/ R. P. CONRAD (R. P. Conrad, Attorney in Fact)

EXHIBIT INDEX

	Exhibits	Description	Page

1.1	—	*Form of Underwriting Agreement for the Notes and Certificates.

3.1	—	Certificate of Limited Partnership of the Seller. Filed as Exhibit 3.1 to Registration Statement No. 333-01245 and incorporated herein by reference.

3.2	—	Limited Partnership Agreement between the General Partner and Ford Credit. Filed as Exhibit 3.2 to Registration Statement No. 333-01245 and incorporated herein by reference.

3.3	—	Certificate of Incorporation of the General Partner. Filed as Exhibit 3.3 to Registration Statement No. 333-01245 and incorporated herein by reference.

3.4	—	By-Laws of the General Partner. Filed as Exhibit 3.4 to Registration Statement No. 333-01245 and incorporated herein by reference.

4.1	—	*Form of Indenture between the Trust and the Indenture.

4.2	—	*Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates).

5.1	—	*Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. with respect to legality.

8.1	—	*Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.

8.2	—	*Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer with respect to tax matters under Michigan law.

10.1	—	*Form of Interest Rate Swap between the Trust and the Swap Counterparty.

23.1	—	*Consent of H.D. Smith Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).

23.2	—	*Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).

23.3	—	*Consent of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer (included as part of Exhibit 8.2).

24.1	—	Powers of Attorney.

25.1	—	*Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

99.1	—	*Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust.

99.2	—	*Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.

99.3	—	*Form of Purchase Agreement between Ford Credit and the Seller.

99.4	—	*Form of Appendix A — Defined Terms.

      —

*	To be filed by amendment.